The  depositor  has filed a  registration  statement  (including a base  prospectus)  with the SEC for the offering  to which  this term  sheet  supplement  relates.  Before you  invest,  you should  read the base prospectus in that  registration  statement  and other  documents the depositor has filed with the SEC for more complete  information  about the issuing  entity and this  offering.  You may obtain these  documents free of charge by visiting EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing entity, any underwriter or any dealer  participating  in the offering will arrange to send you the base prospectus
if    you    request    it    by    calling     toll-free     1-866-803-9204.     Please     click    here
http://www.bearstearns.com/prospectus/sami        or       visit       the       following        website:
www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

This term sheet  supplement is not required to contain all information  that is required to be included in the base prospectus.

The information in this term sheet supplement is preliminary and is subject to completion or change.

The  information  in this term sheet  supplement,  if  conveyed  prior to the time of your  commitment  to purchase,  supersedes  information  contained in any prior similar term sheet supplement relating to these securities.

This term sheet  supplement is not an offer to sell or a solicitation of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred to in this term sheet  supplement are being offered when, as and if issued.  Our obligation  to  sell  securities  to you is  conditioned  on the  securities  having  the  characteristics described  in this term sheet  supplement.  If that  condition is not  satisfied,  we will notify you, and neither the  issuing  entity nor the  underwriter  will have any  obligation  to you to deliver all or any portion of the  securities  which you have committed to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

                                          TERM SHEET SUPPLEMENT

                                     Bear Stearns ALT-A Trust 2006-6
                                              Issuing Entity

                                  Wells Fargo Bank, National Association
                               Master Servicer and Securities Administrator

                                         EMC Mortgage Corporation
                                           Servicer and Sponsor

                              Structured Asset Mortgage Investments II Inc.
                                                Depositor

               Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-6

The certificates  are obligations  only of the trust.  Neither the certificates nor the mortgage loans are insured or guaranteed by any person,  except as described  herein.  Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission  has approved the certificates  or determined if this term sheet  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the state of New York has not passed on or endorsed the merits of this  offering.
Any representation to the contrary is unlawful.

For use with  mortgage  loan  securitizations  involving  three loan groups,  which may further be divided into sub-loan groups and used in connection with senior and subordinate certificates.

For purposes of this term sheet  supplement,  group I will consist of one loan group (which may be divided into  sub-loan  groups)  with an  overcollateralization  structure  and  group II and  group III will each consist of multiple sub-loan groups with senior/subordinate structures.

                                         Bear, Stearns & Co. Inc.
                                               Underwriter

   Term Sheet Supplement dated August 30, 2006, for use with the base prospectus dated March 28, 2006

     Important notice about information presented in this term sheet supplement and the accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We  provide   information  to  you  about  the  offered   certificates  in  two  separate  documents  that
progressively provide more detail:

o    the accompanying prospectus,  which provides general information,  some of which may not apply to this series of certificates; and

o    this term sheet supplement, which describes the specific terms of your certificates.

The  description  of your  certificates  in this term sheet  supplement is intended to enhance the related description  in the prospectus  and you should rely on the  information in this term sheet  supplement and the related term sheet as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New York 10179 and its
telephone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SELLER, THE MASTER SERVICER,
THE SECURITIES  ADMINISTRATOR,  THE CAP CONTRACT PROVIDER,  EMC MORTGAGE  CORPORATION,  THE TRUSTEE,  EACH
RECIPIENT  OF THE  RELATED  TERM  SHEET  SUPPLEMENT  AND,  BY ITS  ACCEPTANCE  THEREOF,  EACH  HOLDER OF A
CERTIFICATE,  AGREES  AND  ACKNOWLEDGES  THAT EACH PARTY  HERETO  HAS  AGREED  THAT EACH OF THEM AND THEIR
EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,
TO ANY AND ALL PERSONS  THE TAX  TREATMENT  AND TAX  STRUCTURE  OF THE  CERTIFICATES  AND THE REMICS,  THE
TRANSACTIONS  DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)
THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE.

                                    TABLE OF CONTENTS
                                  TERM SHEET SUPPLEMENT

    Interest Distributions on the Group II Certificates and the
    Group III Certificates......................................................S-50
    Principal Distributions on the Group II Senior Certificates
    and the Group III Senior Certificates.......................................S-52
    Principal Distributions on the Group II Subordinate Certificates
    and the Group III Subordinate Certificates..................................S-53
    Monthly Advances............................................................S-55
    Allocation of Realized Losses; Subordination................................S-50
    Cross-Collateralization.....................................................S-53
THE CAP CONTRACTS...............................................................S-53
YIELD ON THE CERTIFICATES.......................................................S-60
    General.....................................................................S-60
    Prepayment Considerations...................................................S-60
    Allocation of Principal Payments............................................S-62
    Interest Shortfalls and Realized Losses.....................................S-57
    Excess Spread Available to the Group I Certificates.........................S-59
    Pass-Through Rates of the Group II and the Group III Certificates...........S-65
    Assumed Final Distribution Date.............................................S-65
    Weighted Average Life.......................................................S-60
    Yield Sensitivity on the Interest Only Certificates.........................S-61
THE POOLING AND SERVICING AGREEMENT.............................................S-61
    General.....................................................................S-61
    Assignment of the Mortgage Loans............................................S-67
    Representations and Warranties..............................................S-67
    The Custodian...............................................................S-68
    The Trustee.................................................................S-68
    The Securities Administrator................................................S-71
    The Master Servicer and Servicers...........................................S-71
    Servicing and Other Compensation and Payment of Expenses....................S-72
    Table of Fees...............................................................S-68
    Collection and Other Servicing Procedures...................................S-68
    Modifications...............................................................S-69
    Evidence as to Compliance...................................................S-69
    Realization Upon Defaulted Mortgage Loans...................................S-75
    Transfer of Master Servicing................................................S-70
    Optional Purchase of Defaulted Loans........................................S-76
    The Protected Accounts......................................................S-76
    The Distribution Account....................................................S-76
    The Reserve Fund............................................................S-72
    Voting Rights...............................................................S-77
    Reports to Certificateholders...............................................S-72
    Termination.................................................................S-78
FEDERAL INCOME TAX CONSIDERATIONS...............................................S-74
    General.....................................................................S-79
    Characterization of the Group I Offered Certificates........................S-75
    Characterization of the Group II Offered Certificates.......................S-76
    Characterization of the Group III Offered Certificates......................S-76
    Penalty Protection..........................................................S-76
METHOD OF DISTRIBUTION..........................................................S-81
SECONDARY MARKET................................................................S-82
LEGAL OPINIONS..................................................................S-82
LEGAL PROCEEDINGS...............................................................S-77
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS............................S-77
RATINGS.........................................................................S-83
LEGAL INVESTMENT................................................................S-84
ERISA CONSIDERATIONS............................................................S-85
AVAILABLE INFORMATION...........................................................S-81
REPORTS TO CERTIFICATEHOLDERS...................................................S-82
INCORPORATION OF INFORMATION BY REFERENCE.......................................S-82
GLOSSARY........................................................................S-89

                                          TRANSACTION STRUCTURE

                                                   RISK FACTORS

         You are  encouraged  to carefully  consider the  following  risk factors in  connection  with the purchase of the offered certificates:

The Offered  Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities or
May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends to make a  secondary  market in the offered  certificates,  however the underwriter  will not be obligated to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does  develop,  that it will provide  holders of the offered certificates  with  liquidity  of  investment  or that  it  will  continue  for  the  life of the  offered certificates.  As a result,  any resale  prices that may be available for any offered  certificate  in any market that may develop may be at a discount  from the  initial  offering  price or the fair market  value thereof. The offered certificates will not be listed on any securities exchange.

Credit  Enhancement  Is  Limited;  the  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund
Assets May Result in Losses Allocated to the Offered Certificates.

         The  subordination  of each  class  of group I  subordinate  certificates  to the  group I senior certificates  and the classes of group I subordinate  certificates  with a higher  payment  priority,  the subordination of each class of group II subordinate  certificates to the group II senior  certificates and the classes of group II subordinate  certificates  with a higher payment  priority,  and the subordination of each class of group III subordinate  certificates to the group III senior  certificates and the classes of group III subordinate  certificates with a higher payment priority,  in each case, as described in this term sheet  supplement,  is intended to enhance  the  likelihood  that  holders of the  applicable  senior certificates,  and to a more limited extent, that holders of the applicable subordinate  certificates with a higher  payment  priority,  will receive  regular  payments of interest and principal and to provide the holders  of the  applicable  senior  certificates,  and to a  more  limited  extent,  holders  of  related subordinate  certificates  with a higher payment  priority,  with protection  against losses realized when the  remaining  unpaid  principal  balance on a mortgage  loan in the  related  loan group or loan  groups exceeds the amount of proceeds  recovered upon the  liquidation  of that mortgage  loan. In general,  this loss  protection is  accomplished  by  allocating  the principal  portion of any realized  losses,  to the extent not  covered by excess  spread or  overcollateralization  in the case of the group I  certificates, among the  certificates,  beginning  with the related  subordinate  certificates  with the lowest  payment priority,  until the certificate  principal  balance of that  subordinate  class has been reduced to zero.
The  principal  portion of realized  losses are then  allocated  to the next most junior  class of related subordinate  certificates,  until the certificate  principal balance of each class of related  subordinate certificates  is  reduced  to  zero.  If no  group I  subordinate  certificates  remain  outstanding,  the principal  portion of  realized  losses on the group I mortgage  loans  will be  allocated  to the group I senior  certificates  with the highest  numerical  designation  until the  certificate  principal  balance thereof  has been  reduced  to zero.  If no group II  subordinate  certificates  remain  outstanding,  the principal  portion of realized  losses on the group II mortgage  loans will be  allocated  to the group II senior  certificates,  in the applicable  sub-loan group starting with the group II senior certificates in the  applicable  sub-loan  group  with the  highest  numerical  designation.  If no group III  subordinate certificates  remain  outstanding,  the  principal  portion of realized  losses on the group III  mortgage loans will be allocated to the group III senior  certificates,  in the applicable  sub-loan group starting with the group III  senior  certificates  in the  applicable  sub-loan  group with the  highest  numerical designation.  Accordingly,  if the  aggregate  certificate  principal  balance of the  related  classes of subordinate  certificates  with a lower  payment  priority were to be reduced to zero,  delinquencies  and defaults on the mortgage  loans in the related loan groups would reduce the amount of funds  available for monthly  distributions  to the  holders of the  classes of the  related  subordinate  certificates  with a higher  payment  priority.  If the  aggregate  certificate  principal  balance of the  related  classes of subordinate  certificates were to be reduced to zero,  delinquencies and defaults on the mortgage loans in the related  loan group  would  reduce the amount of funds  available  for  monthly  distributions  to the holders of the  related  senior  certificates.  In the case of realized  losses on group I mortgage  loans only,  realized losses will be covered first by excess interest and then by  overcollateralization  on the group I certificates  provided by the group I mortgage  loans before any allocation of realized  losses to the group I subordinate certificates.

         The ratings of the offered  certificates  by the rating  agencies  may be lowered  following  the initial  issuance  thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels  contemplated by the rating agencies at the time of their initial rating  analysis.  Neither the depositor,  the master servicer,  any servicer, the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other  action to  maintain  the  ratings of the  offered  certificates.  See  "Description  of
Credit Enhancement—Reduction or Substitution of Credit Enhancement" in the prospectus.

The  Rate  and  Timing  of  Principal  Distributions  on the  Offered  Certificates  Will Be  Affected  by
Prepayment Speeds.

          The rate and timing of  distributions  allocable to principal on the offered  certificates  will depend, in general,  on the rate and timing of principal payments  (including  prepayments and collections upon  defaults,  liquidations  and  repurchases)  on the mortgage  loans in the related loan group and the allocation  thereof to pay principal on these  certificates as provided in this term sheet supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates are subject to substantial  inherent  cash-flow  uncertainties  because  the  mortgage  loans may be prepaid at any time.
However,  certain  mortgage  loans  provide  for  payment  by the  mortgagor  of a  prepayment  charge  in connection with some  prepayments,  which may act as a deterrent to prepayment of the mortgage loan during the applicable  period.  For a detailed  description of the standards  under which the prepayment  charges may be waived by the  applicable  servicer,  see "The Mortgage  Pool – Prepayment  Charges on the Mortgage
Loans" in this term sheet  supplement.  There can be no assurance  that the  prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of  principal to investors in the offered  certificates  at a time when  reinvestment  at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of  principal  to  investors  in the offered  certificates,  at time when  reinvestment  at comparable yields may not be possible.

         Unless the certificate  principal  balances of the group I senior  certificates have been reduced to  zero,  the  group  I  subordinate  certificates  generally  will  not be  entitled  to  any  principal distributions  until at least  three  years  following  the  closing  date or during  any  period in which delinquencies  or  losses  on  the  mortgage  loans  exceed  certain  levels.  This  will  accelerate  the amortization  of the group I senior  certificates as a whole while, in the absence of losses in respect of the  mortgage  loans in the related  loan  group,  increasing  the  percentage  interest in the  principal balance of the mortgage loans the group I subordinate certificates evidence.

         Generally,  on each  distribution  date during the first seven years after the closing date,  the entire amount of any  prepayments  and certain other  unscheduled  recoveries of principal with respect to
(i) the group II mortgage  loans in any sub-loan  group will be  allocated to the related  group II senior certificates  and (ii) the group  III  mortgage  loans in any  sub-loan  group  will be  allocated  to the related group III senior  certificates,  with such  allocation to be subject to further  reduction over an additional four year period thereafter,  as described in this term sheet supplement,  unless the amount of subordination  provided to the group II senior  certificates  by the group II subordinate  certificates or the group III senior  certificates  by the group III  subordinate  certificates  is twice the amount as of the cut-off  date,  and  certain  loss and  delinquency  tests are  satisfied.  This will  accelerate  the amortization  of the  group  II  senior  certificates  and  the  group  III  senior  certificates  in each certificate  group as a whole  while,  in the absence of losses in respect of the group II mortgage  loans in the related  sub-loan group and the group III mortgage  loans in the related  sub-loan  group,  in each case,  increasing the percentage  interest in the principal balance of the related mortgage loans that the related subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the  offered  certificates,  see  "Yield  on the  Certificates"  in this term  sheet  supplement, including  the tables  entitled  "Percent of Initial  Principal  Amount  Outstanding  at the Following CPR
Percentage" in this term sheet supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

o        the applicable purchase price; and

o        the rate and timing of principal payments  (including  prepayments and collections upon defaults, liquidations and  repurchases) on the related mortgage loans and the allocation  thereof to reduce the  certificate  principal  balance of the offered  certificates,  as well as other factors.

         The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions on the  related  mortgage  loans  occur at a rate faster than  anticipated  at the time of  purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if the offered  certificates  are  purchased  at a discount  and  principal  distributions  on the related mortgage  loans occur at a rate slower  than that  anticipated  at the time of  purchase,  the  investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered  certificates  were  determined  based on a number of assumptions,  including a constant rate of prepayment  each month, or CPR,  relative to the then  outstanding  principal  balance of the related  mortgage loans. No  representation  is made that the mortgage  loans will prepay at this rate or at any other rate,  or that the mortgage  loans will prepay at the same rate. The yield  assumptions for the offered  certificates will vary as determined at the time of sale. See "Yield on the Certificates" in this term sheet supplement.

         The sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit  of the  borrower  or the  location  of the  mortgaged  property.  In  addition,  the  sponsor  may encourage  assumptions of mortgage loans,  including  defaulted  mortgage loans,  under which creditworthy borrowers  assume the  outstanding  indebtedness  of the  mortgage  loans  which may be  removed  from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool  underlying any trust,  the rate of principal  prepayments  of the mortgage  loans in the mortgage pool may be higher than would otherwise be the case, and in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         It is expected  that the primary  servicing  of the  mortgage  loans will be  transferred  to EMC prior to the closing date.  Any servicing  transfer will involve  notifying  mortgagors to remit  payments to a new  servicer,  transferring  physical  possession  of loan files and records to the new servicer and
entering  loan  and  mortgagor  data  on  the  management   information   systems  of  the  new  servicer.
Accordingly,  such  transfers  could  result in  misdirected  notices,  misapplied  payments,  data  input problems  and other  problems.  In  addition,  investors  should note that when the  servicing of mortgage loans is  transferred,  there is generally an increase in  delinquencies  associated  with such  transfer.
Such increase in delinquencies  and problems  incurred with the transfer to the new servicer may result in losses,  which,  to the  extent  they are not  absorbed  by  credit  enhancement,  will  cause  losses  or shortfalls  to be incurred by the holders of the offered  certificates.  In addition,  any higher  default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

A  Transfer  of  Master  Servicing  in an Event of a Master  Servicer  Default  May  Increase  the Risk of
Delinquency and Loss on the Mortgage Loans.

         If the master  servicer  defaults in its obligations  under the pooling and servicing  agreement, the  master  servicing  of the  mortgage  loans may be  transferred  to the  trustee  in its  capacity  as successor  master  servicer or an  alternate  master  servicer,  as provided in the pooling and  servicing agreement.  In the event of such a transfer of master  servicing  there may be an increased risk of errors in transmitting information and funds to the successor master servicer.

The  Underwriting  Standards of Some of the Mortgage  Loans Do Not Conform to the  Standards of Fannie Mae
or Freddie Mac, And May Increase the Risk of Payment Application Errors.

         Some of the mortgage loans were  underwritten  in accordance  with  underwriting  standards which are primarily  intended to provide for single family  "non-conforming"  mortgage loans. A "non-conforming"
mortgage loan means a mortgage  loan that is  ineligible  for purchase by Fannie Mae or Freddie Mac due to either credit  characteristics of the related mortgagor or documentation  standards in connection with the underwriting  of the related  mortgage  loan that do not meet the Fannie Mae or Freddie  Mac  underwriting
guidelines  for  "A"  credit   mortgagors.   These  credit   characteristics   include   mortgagors  whose
creditworthiness  and  repayment  ability do not  satisfy  such  Fannie Mae or  Freddie  Mac  underwriting guidelines  and  mortgagors  who may have a record  of credit  write-offs,  outstanding  judgments,  prior bankruptcies  and other  credit  items that do not satisfy  such  Fannie Mae or Freddie  Mac  underwriting guidelines.  These documentation  standards may include mortgagors who provide limited or no documentation
in  connection  with  the  underwriting  of  the  related  mortgage  loan.  Accordingly,   mortgage  loans
underwritten under the related  originator's  non-conforming  credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher,  and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac  underwriting  guidelines.
Any resulting  losses, to the extent not covered by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates  in book-entry  form,  certificateholders  may  experience delays in receipt of payments  and/or  reports  since  payments and reports will  initially be made to the book-entry  depository or its nominee.  In addition,  the issuance of  certificates in book-entry form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When  certain  classes  of  certificates   provide  credit   enhancement  for  other  classes  of
certificates it is sometimes referred to as  "subordination."  For purposes of this term sheet supplement, subordination with respect to the offered certificates or "subordinated classes" generally means:

o    with respect to the Class I-A  Certificates:  each class, if any, of Class I-A Certificates  with a higher numerical designation, the Class I-M Certificates and the Class I-B Certificates;

o    with respect to the Class I-M  Certificates:  each class, if any, of Class I-M Certificates  with a  higher numerical designation and the Class I-B Certificates;

o    with respect to the Class I-B  Certificates:  each class,  if any, of the Class I-B  Certificates with a higher numerical designation;

o    with respect to the Class II-A:  each class, if any, of Class II-A  Certificates  within the same sub-loan group with a higher numerical designation, and the Class II-B Certificates;

o    with respect to the Class II-B  Certificates:  each class, if any, of the Class II-B Certificates with a higher numerical designation;

o    with  respect to the Class  III-A:  each class,  if any, of Class III-A  Certificates  within the same sub-loan group with a higher numerical designation, and the Class III-B Certificates; and

o    with  respect  to  the  Class  III-B  Certificates:  each  class,  if  any,  of the  Class  III-B
     Certificates with a higher numerical designation.

         Credit  enhancement  for the senior  certificates  will be provided,  first,  by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal  prior to the related  subordinated  classes and, then by the allocation of realized  losses to the related  outstanding subordinated  class with the lowest  payment  priority and, in the case of the group I  certificates,  any available excess spread and  overcollateralization.  Accordingly,  if the aggregate  certificate principal balance of a  subordinated  class were to be reduced to zero,  delinquencies  and defaults on the mortgage loans in the related loan group(s)  would reduce the amount of funds  available for monthly  distributions to holders of the remaining related  outstanding  subordinated class with the lowest payment priority and, if the  aggregate  certificate  principal  balance  of all the  group I, the  group  II or the  group  III subordinate  certificates were to be reduced to zero and, in the case of the group I senior  certificates, excess interest and  overcollateralization  was  insufficient,  delinquencies and defaults on the mortgage loans from the related  loan groups or sub-loan  groups  would  reduce the amount of funds  available  for monthly  distributions  to holders of the related  senior  certificates.  You should  fully  consider  the risks of investing in a  subordinate  certificate,  including the risk that you may not fully recover your initial investment as a result of realized losses.  See "Description of the Certificates" herein.

         The weighted  average lives of, and the yields to maturity on (i) the Class I-M  Certificates and the Class I-B Certificates  will be progressively  more sensitive,  sequentially,  starting with the Class
I-B  Certificates  with the highest  numerical  designation and then the Class I-M  Certificates  with the highest numerical  designation,  to the rate and timing of mortgagor  defaults and the severity of ensuing losses on the group I  mortgage  loans,  (ii) the  Class  II-B  Certificates  will be  progressively  more
sensitive,   sequentially,   starting  with  the  Class  II-B  Certificates  with  the  highest  numerical designation,  to the rate and timing of  mortgagor  defaults  and the  severity  of ensuing  losses on the group II mortgage  loans and (iii) the Class III-B  Certificates  will be  progressively  more  sensitive, sequentially,  starting with the Class III-B Certificates with the highest numerical  designation,  to the rate and  timing of  mortgagor  defaults  and the  severity  of ensuing  losses on the group III  mortgage loans.  If the actual  rate and  severity  of losses on the  related  mortgage  loans is higher than those assumed by an investor in such  certificates,  the actual  yield to maturity of such  certificates  may be lower than the yield  anticipated  by such holder  based on such  assumption.  The timing of losses on the related  mortgage  loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults and severity of losses over the life of such  mortgage  loans are  consistent  with an investor's expectations.  In general,  the earlier a loss occurs,  the greater the effect on an  investor's  yield to maturity.  Realized losses allocated to a class of certificates  will result in less interest  accruing on such  class of  subordinate  certificates  than  would  otherwise  be the case.  Once a  realized  loss is allocated to a subordinate  certificate,  no interest will be  distributable  with respect to such written down  amount.  However,  the  amount  of  any  realized  losses  allocated  to  the  group  I  subordinate certificates  may be reimbursed to the holders of the group I  subordinate  certificates  from excess cash flow or money remaining from the related cap contracts, if any.

         It is not expected that the group I subordinated  certificates  will be entitled to any principal distributions  until at least  October 2009 or during any period in which  delinquencies  or losses on the mortgage  loans exceed  certain  levels.  As a result,  the weighted  average of the group I  subordinated certificates  will be  longer  than  would  otherwise  be the  case if  distributions  of  principal  were allocated  among all of the  related  certificates  at the same time.  As a result of the longer  weighted average lives of the related  subordinated  certificates,  the holders of such certificates have a greater risk of suffering a loss on their  investments.  Further,  because such certificates might not receive any principal if certain  delinquency or loss levels occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition,  the multiple class structure of the subordinated  certificates  causes the yield of such classes to be  particularly  sensitive to changes in the rates of prepayment of the related  mortgage loans.  Because  distributions of principal will be made to the holders of such certificates  according to the priorities  described in the term sheet,  the yield to maturity on such classes of  certificates  will be sensitive to the rates of prepayment on the related  mortgage loans  experienced  both before and after the  commencement  of principal  distributions  on such classes.  The yield to maturity on such classes of certificates  will also be  extremely  sensitive to losses due to defaults on the related  mortgage  loans and the timing thereof,  to the extent such losses are not covered by  overcollateralization  with respect to such loan group,  excess  spread with  respect to such loan group,  or a class of related  subordinated certificates with a lower payment priority.  Furthermore,  the timing of receipt of principal and interest by the related  subordinated  certificates  may be  adversely  affected by losses even if such  classes of certificates do not ultimately bear such loss.

Excess  Spread  May be  Inadequate  to  Cover  Losses  on the  Group I  Mortgage  Loans  and/or  to  Build
Overcollateralization.

         The  group I  mortgage  loans  are  expected  to  generate  more  interest  than is needed to pay interest  on the group I  offered  certificates  and any  non-offered  group I  certificates  entitled  to principal  payments  because we expect the  weighted  average  net  interest  rate on the group I mortgage loans to be higher than the weighted  average  pass-through  rate on the group I offered  certificates and any  non-offered  group I  certificates  entitled to  principal  payments.  If the group I mortgage  loans generate  more  interest  than is needed to pay  interest  on the  group I  offered  certificates  and any non-offered  group I certificates  entitled to principal  payments and related trust fund  expenses,  such
"excess spread" will be used to make  additional  principal  payments on the group I offered  certificates and any  non-offered  group I  certificates  entitled to principal  payments,  which will reduce the total principal  balance of the group I offered  certificates or any non-offered  group I certificates  entitled to  principal  payments  below the  aggregate  principal  balance of the group I mortgage  loans,  thereby creating  "overcollateralization."  Overcollateralization is intended to provide limited protection to the holders of the group I certificates by absorbing losses from liquidated  group I mortgage loans.  However, we cannot  assure you that  enough  excess  spread  will be  generated  on the group I  mortgage  loans to establish or maintain the  required  level of  overcollateralization.  On the closing  date,  the required
level   of   overcollateralization   is   expected   to  be   met.   If   the   protection   afforded   by
overcollateralization  is insufficient,  then an investor in group I certificates  could experience a loss on its investment.

         The excess  spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the group I mortgage  loans during the  preceding month.  Such  amount may be  influenced  by changes  in the  weighted  average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

         The  overcollateralization  provisions,  whenever  overcollateralization  is at a level below the required level,  are intended to result in an accelerated  rate of principal  distributions  to holders of the classes of group I  certificates  then entitled to  distributions  of principal.  An earlier return of principal to the holders of the group I certificates as a result of the  overcollateralization  provisions will  influence  the  yield  on the  group I  certificates  in a manner  similar  to the  manner  in which principal  prepayments  on the group I mortgage  loans will  influence  the yield on the  related  group I certificates.

The Group I Offered  Certificates  May Not  Always  Receive  Interest  Based on  One-Month  LIBOR Plus the
Related Margin.

         The group I offered  certificates  may not always  receive  interest at a rate equal to One-Month
LIBOR  plus the  related  margin.  The  pass-through  rates on the group I offered  certificates  are each subject  to a net  rate  cap  equal to the  weighted  average  of the net  mortgage  rates on the  group I mortgage  loans,  as  further  described  herein.  If the net rate cap on a class of the  group I  offered certificates  is less than the lesser of (a)  One-Month  LIBOR plus the  related  margin and (b) the fixed rate set forth in the term sheet,  the interest  rate on such class of group I offered  certificates  will be reduced to the net rate cap. Thus, the yield to investors in such  certificates  will be sensitive both to  fluctuations  in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap.  The  prepayment  or  default  of  mortgage  loans in loan  group I with  relatively  higher net mortgage rates,  particularly  during a period of increased  One-Month LIBOR rates,  may result in the net rate cap being lower than  otherwise  would be the case. If on any  distribution  date the  application of the net rate cap results in an interest  payment  lower than  One-Month  LIBOR plus the related  margin on the applicable class of certificates  during the related interest accrual period,  the value of such class of certificates may be temporarily or permanently reduced.

         To the extent  interest on the group I offered  certificates  is limited to the net rate cap, the difference  between (i) the lesser of (a) One-Month  LIBOR plus the related  margin and (b) the fixed rate set forth in the term  sheet and (ii) the net rate cap will  create a  shortfall.  This  shortfall  may be covered  to the extent of excess  cash flow  available  for that  purpose  and to the extent of  available payments under the cap contracts,  if any. However,  generally  payments under the cap contracts are based on the lesser of the actual  certificate  principal  balance of the related class of  certificates  and an assumed  principal  amount of such  certificates  based on certain  prepayment  assumptions  regarding the group I mortgage loans.  If the group I mortgage loans do not prepay  according to those  assumptions,  it may  result in a cap  contracts  providing  insufficient  funds to cover  such  shortfalls.  In  addition, generally  cap contracts  provide for payment of the excess of One-Month  LIBOR over a specified per annum rate, which also may not provide  sufficient  funds to cover such  shortfalls.  Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

         In addition,  although the group I offered  certificates  may be entitled to payments under a cap contracts  during periods of increased  One-Month  LIBOR rates,  the  counterparty  thereunder may only be obligated to make such payments under certain circumstances.

         To the extent  that  payments on the group I offered  certificates  depend in part on payments to be  received  under a cap  contracts,  the  ability  of the trust to make  payments  on those  classes  of certificates will be subject to the credit risk of the counterparty under the cap contract.

         The cap  contracts  terminate  in  accordance  with  their  terms on the  dates  set forth in the related contract.  This date will be selected based on certain prepayment  assumptions regarding the group
I mortgage loans and that the optional  termination  right becomes  exercisable and is exercisable at that time.  These  prepayment  assumptions  were used to  determine  the  projected  principal  balance  of the applicable class of certificates  under the contracts.  If prepayments on the group I mortgage loans occur at rates that are slower than those  assumptions,  or even if such group I mortgage loans prepay according to those assumptions,  if the optional  termination right is not exercised,  the contracts  generally will terminate  prior  to the  repayment  in  full  of the  related  classes  of  certificates.  See  "The  Cap
Contracts" herein.

The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The interaction  of the  factors  described  above is  difficult  to analyze  and may change from time to time while the  certificates  are  outstanding.  It is  impossible  to predict with any certainty the amount or timing  of  distributions  on  the  certificates  or the  likely  return  on an  investment  in  any  such securities.  As a result,  only sophisticated  investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.
Some of the  Mortgage  Loans  Have an  Initial  Interest  Only  Period,  Which  May  Result  in  Increased
Delinquencies and Losses.

         Some of the mortgage  loans will have an initial  interest only period.  During this period,  the payment made by the related  mortgagor  will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the principal  portion of scheduled  payments during this  period.  As a result,  no  principal  payments  will be made to the  certificates  from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these mortgage loans will increase,  which may result in increased  delinquencies  by the related  mortgagors,  particularly if interest  rates have  increased  and the  mortgagor is unable to  refinance.  In  addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled monthly payment for a  traditional  mortgage loan is relatively  small during the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be  significant.  Any resulting  delinquencies  and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage  loans  with  an  initial  interest  only  period  are  relatively  new in the  mortgage marketplace.  The performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher expectation by these mortgagors of refinancing their mortgage  loans with a new mortgage  loan, in particular  one with an initial  interest only period, which may result in higher or lower prepayment  speeds than would otherwise be the case. In addition,  the failure  to build  equity in the  property  by the  related  mortgagor  may  affect  the  delinquency  and prepayment of these mortgage loans.

Developments  in  Specified  Regions  Could  Have  Disproportionate  Effect on the  Mortgage  Loans due to
Geographical Securitizations of the Mortgage Properties.

         Some of the mortgage  loans may be  concentrated  in certain  geographical  regions.  Property in those regions may be more  susceptible  than  properties  located in other parts of the country to certain types of uninsurable  hazards,  such as earthquakes,  floods,  mudslides and other natural  disasters.  In addition:

o        economic  conditions  in a  specific  region  with  a  significant  concentration  of  properties underlying  the mortgage  loans (which may or may not affect real  property  values) may affect the ability of borrowers to repay their loans on time;

o        declines  in a region's  residential  real  estate  market  may  reduce the values of  properties located in that region,  which would result in an increase in the loan-to-value  ratios;
         and

o        any increase in the market value of  properties  located in a particular  region would reduce the loan-to-value  ratios and  could,  therefore,  make  alternative  sources  of  financing available to the borrowers at lower interest  rates,  which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates  to the extent  losses  caused by these risks are not  covered by the  subordination provided by the non-offered subordinate certificates.

Statutory  and  Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery  in Respect of the
Mortgaged  Property  and, in Some  Instances,  Limit the Amount that May Be Recovered  by the  Foreclosing
Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or reduce distributions in respect of the offered certificates.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,
Which May Result in Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates.

The  Ratings  on the  Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the  Offered
Certificates  and are Subject to  Withdrawal  at any Time,  Which May Affect the  Liquidity  or the Market
Value of the Offered Certificates.

         It is expected  that as a condition to the issuance of the offered  certificates  that each class of offered  certificates  will have the ratings in the  categories set forth in the term sheet. A security rating  is not a  recommendation  to buy,  sell or hold  securities  and may be  subject  to  revision  or withdrawal  at any time.  No person is obligated to maintain the rating on any offered  certificate,  and, accordingly,  there can be no assurance that the ratings  assigned to any offered  certificate on the date on which the  offered  certificates  are  initially  issued will not be lowered or  withdrawn  by a rating agency at any time  thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity  or the market value of the related offered certificates may be adversely affected.

The Mortgage  Loans May Have  Limited  Recourse to the Related  Borrower,  Which May Result in Losses with
Respect to These Mortgage Loans.

         Some or all of the mortgage loans  included in the trust fund will be nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other  assets,  if any, that were pledged to secure the mortgage loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance that  enforcement of the  recourse  provisions  will  be  practicable,  or that  the  other  assets  of the  mortgagor  will be sufficient  to permit a recovery  in respect of a  defaulted  mortgage  loan in excess of the  liquidation value of the related  mortgaged  property.  Any risks  associated  with mortgage  loans with no or limited recourse  may affect the yield to maturity  of the offered  certificates  to the extent  losses  caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage  Loans May Have  Environmental  Risks,  Which May Result in Increased  Losses with Respect to
These Mortgage Loans.

         To the extent that a servicer or the master  servicer  (in its  capacity as  successor  servicer)
for a mortgage  loan  acquires  title to any related  mortgaged  property  which is  contaminated  with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may incur additional  losses.
To the extent these  environmental  risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the trust to collect all or part of the  principal of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously paid and, in addition,  could subject the trust to damages and administrative enforcement.  See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originator  reasonably  believed  that the test was  satisfied  at the time of  origination.  Any  determination  by a court  that a  mortgage  loan  does not meet the test will result in a  violation  of the  state  anti-predatory  lending  law,  in which  case the  sponsor  will be required to purchase that mortgage loan from the trust.

         On the closing date,  the sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws;  and each  mortgage  loan  has  been  serviced  in all  material  respects  in  accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan documents.  In the event of a breach of this representation,  the sponsor will be  obligated  to cure the  breach or  repurchase  or replace  the  affected  mortgage  loan in the manner described in the prospectus.

The Return on the  Offered  Certificates  Could be Reduced by  Shortfalls  Due to The  Application  of the
Servicemembers Civil Relief Act and Similar State Laws.

         The  Servicemembers'  Civil  Relief  Act,  or the Relief  Act,  and  similar  state or local laws provide  relief to mortgagors  who enter active  military  service and to mortgagors in reserve status who are called to active  military  service  after the  origination  of their  mortgage  loans.  The  military operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active military duty,  including those citizens previously in reserve status.  Under the Relief Act the interest rate  applicable to a mortgage loan for which the related  mortgagor is called to active military service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate  reduction  and any reduction  provided  under similar state or local laws will result in an interest shortfall  because  neither  the master  servicer  nor the  related  servicer  will be able to collect the amount of interest which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar  state law was not  applicable  thereto.  This  shortfall  will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related  servicer and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage  loans in the mortgage pool have been or may be affected by the  application of the Relief Act or similar  state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single family loan during the mortgagor's  period of active duty status,  and,  under some  circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief Act or similar  legislation  or  regulations applies to any  mortgage  loan which goes into  default,  there may be delays in payment and losses on the certificates  in  connection  therewith.  Any other  interest  shortfalls,  deferrals  or  forgiveness  of payments on the mortgage loans  resulting from similar  legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

                                               THE MORTGAGE POOL

General

         The related Term Sheet will include  information  with respect to the mortgage  loans expected to be included in the pool of mortgage  loans in the trust fund.  Prior to the closing date,  mortgage  loans may be  removed  from the  mortgage  pool and other  mortgage  loans may be  substituted  for the  removed mortgage  loans.  The  depositor  believes  that the  information  set  forth in the  Term  Sheet  will be representative  of the  characteristics  of the  mortgage  pool as it will be  constituted  at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary.

         The mortgage pool will  generally  consist of first lien  adjustable-rate  mortgage loans secured by one- to four-family residences and individual condominium units.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency criteria,  compliance  with  representations  and warranties,  and conformity to criteria  relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage  pool has been divided into three  primary loan groups,  designated as Loan Group I,
Loan  Group II and Loan Group III.  The  mortgage  loans in Loan Group I, Loan Group II and Loan Group III are  referred  to herein as the group I  mortgage  loans,  the group II  mortgage  loans and the group III mortgage  loans,  respectively.  Loan  Group II and Loan  Group III have each been  further  divided  into sub-loan groups.

         Some of the mortgage  loans may have been  acquired  through the exercise of the clean-up call of other  securitizations.  These  mortgage  loans were sold to the sponsor by the  respective  trustees  for these transactions,  pursuant to the optional termination  provisions contained in the related pooling and servicing  agreements.  Such provisions  generally allow the related seller  thereunder or its designee to repurchase the remaining  mortgage loans and REO property  contained in the related  mortgage  trusts once the  outstanding  principal  balance  of such  mortgage  loans  and REO  property  is less  than a certain percentage  of the related  original  principal  balance of such  mortgage  loans on the  related  cut-off date.  The  respective  servicers of these  mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

         All of the  mortgage  loans are  adjustable  rate  mortgage  loans.  Generally,  after an initial fixed-rate  period,  the  interest  rate borne by the  mortgage  loans will be  adjusted  based on various indices.  Generally,  the mortgage loans will be adjusted monthly based on One-Month LIBOR,  semi-annually based on Six-Month LIBOR,  annually based on One-Year LIBOR or One-Year  Treasury or any other indices set forth in the Term Sheet,  each  referred to herein as an Index,  computed in  accordance  with the related note,  plus (or minus) the  related  gross  margin,  generally  subject to rounding  and to certain  other limitations,  including  generally  a  maximum  lifetime  mortgage  rate and in  certain  cases a  minimum lifetime  mortgage  rate and in certain  cases a maximum  upward or downward  adjustment  on each interest adjustment  date.  As of the  cut-off  date,  some of the  mortgage  loans  may be still in their  initial fixed-rate  period.  The initial  fixed-rate  on a mortgage  loan is  generally  lower than the sum of the
Index that could have been  applicable  as of the date of  origination.  The  servicer of a mortgage  loan will be  responsible  for  calculating  an  implementing  interest  rate  adjustments  with respect to the related mortgage loans.

         For any mortgage loan, the Loan-to-Value  Ratio is the principal  balance at origination  divided by the  lesser of (i) the sales  price and (ii) the  original  appraised  value of the  related  mortgaged property,  except in the case of a refinanced  mortgage  loan, in which case the appraised  value is used.
Except in certain cases,  the mortgage loans with  Loan-to-Value  Ratios at origination  exceeding 80% are covered by  Primary  Insurance  Policies  (as  defined in the  prospectus).  See  "Description  of Primary
Mortgage  Insurance,  Hazard Insurance;  Claims  Thereunder—Primary  Mortgage  Insurance  Policies" in the
prospectus.

         All of the mortgage  loans have  scheduled  monthly  payments due on the Due Date.  Each mortgage loan will contain a customary "due-on-sale" clause.

Billing and Payment Procedures

         The majority of the mortgage loans require  monthly  payments to be made no later than either the
1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer  sends  monthly  billing statements to borrowers that are  automatically  generated  after payments are received.  If no payment is received by the day that the late charge is  assessed,  a billing  statement is  automatically  generated.
Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers and phone payment,  although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Some of the  mortgage  loans  provide  for payment by the  mortgagor  of a  prepayment  charge in connection  with some  prepayments.  The amount of the  prepayment  charge is as  provided  in the related mortgage note, and the prepayment  charge will generally apply if, in any  twelve-month  period during the first year,  first three years or other period as provided in the related  mortgage  note from the date of origination  of the  mortgage  loan,  the  mortgagor  prepays an  aggregate  amount  exceeding  20% of the original  principal  balance of the  mortgage  loan or another  amount  permitted by  applicable  law. The amount of the  prepayment  charge  will,  for the majority of the  mortgage  loans,  be equal to 6 months'
advance  interest  calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount  prepaid in excess of 20% of the original  principal  balance of the mortgage  loan, but it may be a lesser or greater  amount as provided in the  related  mortgage  note.  A  prepayment  charge may not apply  with  respect to a sale of the  related  mortgaged  property,  and in some  circumstances,  such as illegality, may be unenforceable.

         The holders of the Class XP  Certificates  or the related  servicers  will be entitled to all the prepayment  charges  received by the trust fund from the related  mortgage  loans.  No prepayment  charges will be available for  distribution on any other classes of Certificates.  Generally,  the Master Servicer shall not waive  itself (or  authorize  a servicer to waive,  unless such  Servicer is allowed to waive in accordance  with the terms of the related  Servicing  Agreement)  any prepayment  charge  unless:  (i) the enforceability  thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership and other similar laws relating to creditors' rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency has threatened  legal action if the  prepayment  penalty is enforced,
(iii) the mortgage  debt has been  accelerated  in  connection  with a  foreclosure  or other  involuntary payment or (iv) such waiver is standard and customary in servicing  similar  mortgage loans and relates to a default  or a  reasonably  foreseeable  default  and would,  in the  reasonable  judgment  of the Master
Servicer,  maximize  recovery of total proceeds  taking into account the value of such  prepayment  charge and the related  mortgage loan.  Accordingly,  there can be no assurance that the prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the mortgagor has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft,"  meaning that the mortgagor has to cover the prepayment  charge unless the mortgagor has conveyed  the related  mortgaged  property to a  third-party.  The sponsor  does not have  information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Indices on the Mortgage Loans

         Six-Month  LIBOR.  Some of the  mortgage  loans,  will  adjust  semiannually  based on  Six-Month
LIBOR.  Six-Month  LIBOR will be a per annum rate equal to the  average  of  interbank  offered  rates for six-month  U.S.  dollar-denominated  deposits in the London  market based on  quotations of major banks as published  in The Wall Street  Journal and are most  recently  available  as of the time  specified in the related mortgage note.

         The  following  does not purport to be  representative  of future levels of Six-Month  LIBOR.  No assurance  can be given as to the level of Six-Month  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR
                                        ________________________________________________________________________
Date                                    2001            2002         2003        2004        2005         2006
________________________________________________________________________________________________________________
January 1.....................          6.20%           2.03%        1.38%       1.22%       2.78%        4.71%
February 1....................          5.26            2.08         1.35        1.21        2.97         4.82
March 1.......................          4.91            2.04         1.34        1.17        3.19         5.26
April 1.......................          4.71            2.36         1.23        1.16        3.39         5.14
May 1.........................          4.30            2.12         1.29        1.38        3.41         5.22
June 1........................          3.98            2.08         1.21        1.60        3.54         5.39
July 1........................          3.91            1.95         1.12        1.89        3.73         5.59
August 1......................          3.69            1.87         1.21        1.99        3.95
September 1...................          3.45            1.80         1.20        1.98        4.00
October 1.....................          2.52            1.71         1.14        2.20        4.27
November 1....................          2.15            1.60         1.23        2.32        4.47
December 1....................          2.03            1.47         1.27        2.63        4.63

         One-Year  LIBOR.  Some of the  mortgage  loans will  adjust  annually  based on  One-Year  LIBOR.
One-Year  LIBOR will be a per annum rate equal to the  average of  interbank  offered  rates for  one-year
U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and are most recently  available as of the time specified in the related  mortgage note.

         The  following  does not purport to be  representative  of future  levels of One-Year  LIBOR.  No assurance  can be given as to the level of  One-Year  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                                                   One-Year LIBOR
                                        ________________________________________________________________________
Date                                    2001            2002         2003        2004        2005         2006
________________________________________________________________________________________________________________
January 1.....................         5.17%         2.49%         1.45%        1.48%        3.10%         4.85%
February 1....................         4.88          2.43          1.38         1.37         2.98          5.15
March 1.......................         4.67          3.00          1.28         1.34         2.55          5.38
April 1.......................         4.44          2.63          1.36         1.81         3.81          5.29
May 1.........................         4.24          2.59          1.21         2.08         3.78          5.38
June 1........................         4.18          2.28          1.19         2.11         3.76          5.50
July 1........................         3.82          2.09          1.16         2.38         3.90          5.69
August 1......................         3.56          1.90          1.44         2.30         4.22
September 1...................         2.64          1.73          1.45         2.46         4.13
October 1.....................         2.27          1.64          1.24         2.49         4.68
November 1....................         2.39          1.73          1.48         2.54         4.74
December 1....................         2.44          1.45          1.60         2.96         4.82

         One-Year  U.S.  Treasury.  Some of the mortgage  loans will be based on the weekly  average yield on U.S. Treasury  securities  adjusted to a constant maturity of one year, or One-Year U.S.  Treasury,  as reported by the Federal  Reserve  Board in  statistical  Release No.  H.15(519),  or the Release,  as most recently  available  as of the  date  forty-five  days,  thirty-five  days or  thirty  days  prior  to the adjustment  date or on the  adjustment  date as published in the place  specified in the related  mortgage note and as made  available as of the date  specified in the related  mortgage note. In the event that the
Index specified in a mortgage note is no longer available,  an index reasonably  acceptable to the Trustee that is based on comparable  information  will be selected by the Master  Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.

         One-Month  LIBOR.  Some of the  mortgage  loans will adjust  monthly  based on  One-Month  LIBOR.
One-Month  LIBOR will be a per annum rate equal to the average of interbank  offered  rates for  one-month
U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and are most recently  available as of the time specified in the related  mortgage note.

         Some of the mortgage loans may adjust based on other indices as set forth in the Term Sheet.

                                              STATIC POOL INFORMATION

         Prior to the  completion of the  Prospectus  Supplement,  the depositor  will provide static pool information,  material to this  offering,  with respect to the  experience of the sponsor in  securitizing asset  pools of the same type and,  with  respect to loan group III,  with  respect to the  experience  of
Countrywide      in       securitizing       asset      pools      of      the      same      type      at
http://www.bearstearns.com/transactions/sami_ii/balta2006-6/index.html.  With  respect to the  Countrywide information  provided therein,  investors are directed to: Issue Year Filter/As  Applicable,  Payment Type
Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/YES.

         Information  provided  through the internet address above will not be deemed to be a part of this term sheet supplement,  the Term Sheet or the registration  statement for the securities offered hereby if it relates to any prior  securities  pool formed before January 1, 2006 or vintage data related to periods before  January 1, 2006,  or with  respect to the  mortgage  pool (if  applicable)  for any period  before
January 1, 2006.

                                                THE ISSUING ENTITY

         Bear  Stearns  ALT-A Trust 2006-6 is a common law trust formed under the laws of the State of New
York pursuant to the Agreement.  The Agreement  constitutes the "governing  instrument"  under the laws of the State of New York.  After its  formation,  Bear  Stearns  ALT-A  Trust  2006-6  will not engage in any activity  other than (i)  acquiring  and holding the mortgage  loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the  certificates,  (iii) making payments on the  certificates and (iv)
engaging in other  activities  that are  necessary,  suitable or convenient to accomplish the foregoing or are  incidental  thereto  or  connected  therewith.  The  foregoing  restrictions  are  contained  in  the
Agreement.  These  restrictions  cannot  be  amended  without  the  consent  of  holders  of  certificates evidencing  at least  51% of the  voting  rights.  For a  description  of  other  provisions  relating  to amending the Pooling and Servicing Agreement, please see "The Agreements— Amendment" in the prospectus.

         The assets of Bear Stearns  ALT-A Trust  2006-6 will  consist of the  mortgage  loans and certain related assets.

         Bear Stearns ALT-A Trust 2006-6's fiscal year end is December 31.

                                                   THE DEPOSITOR

         Structured Asset Mortgage  Investments II Inc.,  referred to herein as the Depositor,  was formed in the  state  of  Delaware  on June 10,  2003,  and is a  wholly-owned  subsidiary  of The  Bear  Stearns
Companies  Inc.  The  Depositor  was  organized  for the sole  purpose of  serving as a private  secondary mortgage  market  conduit.  The  Depositor  does not have,  nor is it expected in the future to have,  any significant assets.

         The Depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  As of June 30,  2006,  the  Depositor  has been  involved in the  issuance of securities  backed by residential  mortgage loans of approximately  $115,594,490,169.  In conjunction with the Sponsor's  acquisition  of the mortgage  loans,  the  Depositor  will execute a mortgage loan purchase agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and  registration  of the securities  contemplated  in this term sheet  supplement and any  supplement  hereto,  the  Depositor  will have no  significant  duties or  responsibilities  with respect to the pool assets or the securities.

         The Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York, New
York 10179.  Its telephone number is (212) 272-2000.

                                                   THE SPONSOR

         The  sponsor,  EMC  Mortgage  Corporation,  referred  to  herein  as  EMC  or  the  Sponsor,  was incorporated in the State of Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation of
The Bear Stearns  Companies  Inc., and is an affiliate of the Depositor and the  Underwriter.  The Sponsor
was  established  as a mortgage  banking  company to  facilitate  the purchase and servicing of whole loan portfolios  containing  various  levels of  quality  from  "investment  quality"  to  varying  degrees  of
"non-investment  quality" up to and  including  real estate owned assets  ("REO").  The Sponsor  commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal  office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067.
Its telephone number is (214) 626-3800.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The Sponsor is one of the United
States'  largest  purchasers  of scratch and dent and  sub-performing  residential  mortgages and REO from various  institutions,  including banks,  mortgage companies,  thrifts and the U.S. government.  Loans are generally  purchased  with  the  ultimate  strategy  of  securitization  into an  array  of Bear  Stearns'
securitizations  based upon product type and credit parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the Sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999.  The following  table describes  size,  composition  and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                     December 31, 2004                      December 31, 2005                        March 31, 2006
                             ___________________________________________________________________________________________________________________
                                          Total Portfolio of                                                             Total Portfolio of
        Loan Type               Number           Loans                  Number   Total Portfolio of Loans      Number          Loans
________________________________________________________________________________________________________________________________________________
Alt-A ARM                       44,821     $   11,002,497,283.49        73,638     $   19,087,119,981.75       12,334     $    3,396,891,394.88
Alt-A Fixed                     15,344     $    4,005,790,504.28        17,294     $    3,781,150,218.13        5,713     $    1,467,442,946.56
HELOC                                -     $                -            9,309     $      509,391,438.93        4,360     $      310,097,520.60
Prime ARM                       30,311     $   11,852,710,960.78        27,384     $   13,280,407,388.92        2,177     $      981,130,873.12
Prime Fixed                      1,035     $      509,991,605.86         3,526     $    1,307,685,538.44            -     $                -
Reperforming                     2,802     $      311,862,677.46         2,877     $      271,051,465.95        1,084     $      115,127,847.83
Seconds                         14,842     $      659,832,093.32       114,899     $    5,609,656,263.12       36,814     $    1,966,848,660.68
Prime Short Duration ARM        23,326     $    7,033,626,375.35        38,819     $   14,096,175,420.37       12,596     $    4,853,753,430.14
SubPrime                        98,426     $   13,051,338,552.19       101,156     $   16,546,152,274.44       22,026     $    4,174,085,239.35
Totals                         230,907     $   48,427,650,052.74       388,902     $   74,488,789,990.05       97,104     $   17,265,377,913.16

         With respect to some of the  securitizations  organized by the sponsor, a "step-down" trigger has occurred  with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those securitizations,  resulting in a sequential  payment of  principal  to the related  offered  certificates, from the  certificates  with the highest  credit  rating to the one with the lowest  rating.  In addition, with respect to one  securitization  organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID),  from the Federal Trade Commission
(FTC),  seeking  documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing  non-public  investigations of various unnamed  subprime  lenders,  loan servicers and loan brokers to determine  whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                      THE MASTER SERVICER AND THE SERVICERS

General

         Wells  Fargo  Bank,  National  Association,  referred  to  herein  as Wells  Fargo or the  Master
Servicer,  will act as the Master Servicer of the mortgage loans and as securities  administrator pursuant to the  Agreement,  referred  to  herein  as the  Agreement,  dated  as of the  Cut-off  Date,  among  the
Depositor,  the Sponsor, the Master Servicer,  the Securities  Administrator and the Trustee.  Wells Fargo
will also act as Custodian pursuant to the Custodial Agreement.

         Primary  servicing  of the  mortgage  loans will be provided  by the  Sponsor  and various  other servicers,  none of which will  service  more than 10% of the  mortgage  loans in the  aggregate,  each in accordance with their respective  servicing  agreements  which are collectively  referred to herein as the
Servicing  Agreements.  Each of the  Servicing  Agreements  will require,  among other  things,  that each
Servicer  accurately  and fully  report  its  borrower  credit  files to credit  repositories  in a timely manner.  Each of the Servicing  Agreements  will be assigned to the trust pursuant to various  assignment, assumption and recognition  agreements among the related mortgage loan originator,  the related  Servicer, the Sponsor  and the  Trustee on behalf of the  certificateholders;  provided,  however,  that the Sponsor will retain the right to enforce the  representations  and  warranties  made to it by each  Servicer  with respect to the related  mortgage  loans.  The  Servicers  will be  responsible  for the  servicing  of the mortgage loans pursuant to the related  Servicing  Agreement,  and the Master Servicer will be required to monitor  their  performance.  In the  event  of a  default  by a  Servicer  under  the  related  Servicing
Agreement,  the Master  Servicer  will be required to enforce any remedies  against the related  Servicer, and shall  either find a successor  servicer or shall  assume the primary  servicing  obligations  for the related mortgage loans itself.

         The information  set forth in the following  paragraphs  under the heading "The Master  Servicer"
has  been  provided  by  the  Master  Servicer.  None  of  the  Depositor,  the  Sponsor,  the  Securities
Administrator,  the Underwriter,  the Trustee or any of their respective affiliates have made or will make any  representation  as to the accuracy or  completeness  of such  information.  Furthermore,  neither the
Master Servicer nor any of its respective  affiliates has made or will make any  representation  as to the accuracy or completeness of the information set forth in the following  paragraphs  provided by any person other than itself.

         The  information  set forth in the following  paragraphs  under the heading "The  Servicers"  has been  provided by the EMC and  Countrywide,  as  applicable.  None of the  Depositor,  the  Sponsor  (with respect to  Countrywide's  information  only),  the Master  Servicer,  the Securities  Administrator,  the
Underwriter,  the Trustee or any of their respective  affiliates have made or will make any representation as to the accuracy or  completeness  of such  information.  Furthermore,  none of the Servicers nor any of their respective  affiliates has made or will make any  representation  as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

The Master Servicer

         Wells Fargo is a national  banking  association  and a  wholly-owned  subsidiary of Wells Fargo &
Company.  A diversified  financial  services company with approximately $482 billion in assets, 23 million customers  and 153,000  employees as of December 31,  2005,  Wells Fargo & Company is a U.S.  bank holding company  providing  banking,  insurance,  trust,  mortgage and consumer  finance  services  throughout the
United  States and  internationally.  Wells Fargo  provides  retail and  commercial  banking  services and
corporate  trust,  custody,   securities  lending,   securities  transfer,  cash  management,   investment
management  and other  financial  and fiduciary  services.  The  Depositor,  the Sponsor and the servicers may  maintain  banking  and other  commercial  relationships  with Wells Fargo and its  affiliates.  Wells
Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045-1951  (among other locations) and its office for certificate  transfer  services is located at Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells  Fargo  acts  as  Master  Servicer  pursuant  to the  Agreement.  The  Master  Servicer  is responsible for the aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the servicers  under the terms of their  respective  servicing  agreements.  In particular, the Master Servicer  independently  calculates monthly loan balances based on servicer data,  compares its results to servicer  loan-level  reports and reconciles any discrepancies  with the servicers.  The Master
Servicer also reviews the servicing of defaulted  loans for  compliance  with the terms of the  Agreement.
In addition,  upon the occurrence of certain  servicer  events of default under the terms of any servicing agreement,  the Master Servicer may be required to enforce certain  remedies on behalf of the Trust and at the  direction  of the Trustee  against  such  defaulting  servicer.  Wells Fargo has been  engaged in the business of master  servicing  since June 30, 1995. As of June 30, 2006,  Wells Fargo was acting as master servicer  for  approximately  1253 series of  residential  mortgage-backed  securities  with an  aggregate outstanding principal balance of approximately $651,189,990,090.

         Wells Fargo  serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those mortgage  loans may be included in the Trust.  The terms of the warehouse  master  servicing agreement  under which those  services are provided by Wells Fargo are customary  for the  mortgage-backed securitization industry.

         Wells  Fargo  serves or may have  served  within  the past two years as loan file  custodian  for various  mortgage  loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.  The terms of any custodial  agreement  under which those  services are provided by Wells Fargo are  customary  for the  mortgage-backed  securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

         EMC,  Countrywide  Home  Loans  Servicing  LP and  various  other  servicers,  none of which will service  more than 10% of the  mortgage  loans in the  aggregate  of each loan  group,  will  service  the related mortgage loans in accordance with their respective  Servicing  Agreements,  which will be assigned to the trust on the Closing  Date.  It is  anticipated  that 100% of the group III mortgage  loans will be serviced by Countrywide Home Loans Servicing LP.

EMC

         For a  description  of EMC,  please see "—The  Sponsor" in this term sheet  supplement.  EMC will service the mortgage  loans in accordance  with the  description of the  applicable  servicing  procedures contained  in this  section in the term sheet  supplement.  EMC has been  servicing  residential  mortgage loans since 1990.  From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The  principal  business  of EMC  since  inception  has  been  specializing  in the  acquisition,
securitization,   servicing  and  disposition  of  mortgage  loans.  EMC's  servicing  portfolio  consists primarily of two categories:

o        "performing  loans," or performing  investment  quality  loans  serviced for EMC's own account or the account of Fannie Mae,  Freddie  Mac,  private  mortgage  conduits  and various institutional investors; and

o        "non-performing loans," or non-investment grade,  sub-performing loans,  non-performing loans and
          REO  properties  serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

          EMC will  service the  mortgage  loans in  accordance  with the  description  of the  applicable servicing  procedures  contained  in this  section of the term sheet  supplement.  EMC has been  servicing residential  mortgage  loans  since  1990.  As  of  March  31,  2006,  EMC  was  acting  as  servicer  for approximately  236 series of  residential  mortgage-backed  securities  and other  mortgage  loans with an outstanding  principal  balance of  approximately  $68.6  billion.  From year end 2004 to March 31,  2006,
EMC's servicing portfolio grew by approximately  136.18%.  There have been no appreciable changes to EMC's servicing  procedures  outside of the normal  changes  warranted by regulatory and product type changes in the portfolio.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing portfolio as of the dates indicated.

                                  As of December 31, 2004                                  As of December 31, 2005                                   As of March 31, 2006
---------------- ---------------------------------------------------------- ------------------------------------------------------- --------------------------------------------------------
   Loan Type        No. of         Dollar Amount      Percent      Percent by   No. of     Dollar Amount         Percent     Percent    No. of     Dollar Amount        Percent    Percent
                    Loans                             by No.       Dollar       Loans                             by No.       by       Loans                            by No.    by Dollar
                                                      of Loans     Amount                                        of Loans     Dollar                                    of Loans    Amount
                                                                                                                              Amount
---------------- ---------------------------------------------------------- ------------------------------------------------------- --------------------------------------------------------
Alta-A Arm.....      19,498     $4,427,820,707.76      7.96%        15.94%     57,510    $13,625,934,321.62      12.69%     23.00%      67,227    $16,270,248,177.00     13.49%      23.71%
Alta-A Fixed...      25,539     $4,578,725,473.28     10.43%        16.48%     17,680     $3,569,563,859.33       3.90%      6.03%      22,607     $4,543,355,745.47      4.54%       6.62%
Prime Arm......       8,311     $1,045,610,015.30      3.39%         3.76%      7,428     $1,010,068,678.92       1.64%      1.71%       7,321     $1,014,349,657.90      1.47%       1.48%
Prime Fixed....      14,560     $1,573,271,574.42      5.95%         5.66%     15,975     $2,140,487,565.90       3.52%      3.61%      15,964     $2,150,189,942.36      3.20%       3.13%
Seconds .......      39,486     $1,381,961,155.08     16.13%         4.98%    155,510     $7,164,515,426.20      34.31%     12.10%    170,815      $8,070,927,307.76     34.28%      11.76%
Subprime.......     114,436    $13,706,363,249.78     46.74%        49.34%    142,890    $20,373,550,690.52      31.53%     34.40%     147,918    $21,357,797,913.16     29.69%      31.13%
Other..........      23,010     $1,063,682,459.11      9.40%         3.83%     56,216    $11,347,144,055.57      12.40%     19.16%      66,434    $15,203,578,310.21     13.33%      22.16%
                 ----------- --------------------- ---------- ------------- ---------- --------------------- ----------- ---------- ----------- --------------------- ---------- -----------
Total..........     244,840    $27,777,434,634.73    100.00%       100.00%    453,209    $59,231,264,598.06     100.00%    100.00%     498,286    $68,610,447,053.86    100.00%     100.00%

Countrywide Home Loans Servicing LP

         The  principal   executive   offices  of  Countrywide   Home  Loans  Servicing  LP  ("Countrywide
Servicing") are located at 7105 Corporate  Drive,  Plano,  Texas 75024.  Countrywide  Servicing is a Texas
limited  partnership  directly  owned by  Countrywide  GP, Inc. and  Countrywide  LP, Inc.,  each a Nevada corporation and a direct wholly owned  subsidiary of Countrywide  Home Loans.  Countrywide GP, Inc. owns a
0.1% interest in  Countrywide  Servicing  and is the general  partner.  Countrywide  LP, Inc. owns a 99.9%
interest in Countrywide Servicing and is a limited partner.

         Countrywide  Home Loans  established  Countrywide  Servicing in February 2000 to service mortgage loans  originated by Countrywide  Home Loans that would  otherwise have been serviced by Countrywide  Home
Loans. In January and February,  2001,  Countrywide Home Loans transferred to Countrywide Servicing all of its rights and  obligations  relating to mortgage  loans serviced on behalf of Freddie Mac and Fannie Mae, respectively.  In October 2001,  Countrywide  Home Loans  transferred to Countrywide  Servicing all of its rights and  obligations  relating to the bulk of its non-agency loan servicing  portfolio  (other than the servicing of home equity lines of credit),  including  with  respect to those  mortgage  loans (other than home equity lines of credit)  formerly  serviced by Countrywide  Home Loans and  securitized by certain of its  affiliates.  While  Countrywide  Home Loans expects to continue to directly  service a portion of its loan  portfolio,  it is expected  that the servicing  rights for most newly  originated  Countrywide  Home
Loans  mortgage loans will be transferred  to  Countrywide  Servicing upon sale or  securitization  of the related mortgage loans.  Countrywide  Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans,  an activity that will continue to be performed by  Countrywide  Home
Loans. In addition to acquiring  mortgage  servicing  rights from  Countrywide  Home Loans, it is expected that Countrywide  Servicing will service mortgage loans for non-Countrywide  Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide  Servicing,  certain employees of Countrywide
Home Loans became employees of Countrywide  Servicing.  Countrywide Servicing has engaged Countrywide Home
Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide  Servicing is an approved  mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie
Mae, HUD and VA and is licensed to service  mortgage loans in each state where a license is required.  Its loan  servicing  activities are guaranteed by Countrywide  Financial  and/or  Countrywide  Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

         Countrywide  Home  Loans is a New  York  corporation  and a direct  wholly  owned  subsidiary  of
Countrywide  Financial  Corporation,  a Delaware  corporation  ("Countrywide  Financial").  The  principal executive  offices of  Countrywide  Home Loans are  located at 4500 Park  Granada,  Calabasas,  California
91302.  Countrywide Home Loans is engaged primarily in the mortgage banking business,  and as part of that business,  originates,  purchases,  sells and services  mortgage loans.  Countrywide Home Loans originates mortgage  loans  through a retail  branch  system and through  mortgage  loan  brokers and  correspondents nationwide.  Mortgage loans  originated by Countrywide  Home Loans are  principally  first-lien,  fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise  indicated,  reference in the  remainder of this section to  "Countrywide  Home Loans"
should  be  read  to  include  Countrywide  Home  Loans  and  its  consolidated  subsidiaries,   including
Countrywide  Servicing.  Countrywide  Home  Loans  services  substantially  all of the  mortgage  loans it originates or acquires.  In addition,  Countrywide  Home Loans has purchased in bulk the rights to service mortgage loans  originated by other lenders.  Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other  institutions a portion of its portfolio of loan servicing  rights.  As of December  31,  2002,  December  31,  2003,  December  31,  2004,  December  31, 2005 and June 30, 2006,
Countrywide  Home Loans  provided  servicing  for mortgage  loans with an aggregate  principal  balance of approximately  $452.405 billion,  $644.855 billion,  $838.322 billion,  $1,111.090  billion and $1,196.720 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans,  Countrywide  Home
Loans' residential mortgage loan production for the periods indicated.

                                                               Consolidated Mortgage Loan Production
                                        ____________________________________________________________________________________

                                         Ten Months                           Years Ended                      Six Months
                                           Ended                              December 31,                        Ended
                                         December 31,                                                            June 30,
                                            2001          2002         2003          2004           2005           2006
                                        ____________________________________________________________________________________
                                                 (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    504,975       999,448    1,517,743       846,395       809,630        353,101
  Volume of Loans.......................$    76,432   $   150,110  $   235,868   $   138,845   $   167,675    $    69,363
     Percent of Total Dollar Volume.....      61.7%         59.6%        54.2%         38.2%         34.1%          31.5%
Conventional Non-conforming Loans
  Number of Loans.......................    137,593       277,626      554,571       509,711       826,178        322,108
  Volume of Loans.......................$    22,209   $    61,627  $   136,664   $   140,580   $   225,217    $   100,537
     Percent of Total Dollar Volume.....      17.9%         24.5%        31.4%         38.7%         45.9%          45.7%
FHA/VA Loans
  Number of Loans.......................    118,734       157,626      196,063       105,562        80,528         43,381
  Volume of Loans.......................$    14,109   $    19,093  $    24,402   $    13,247   $    10,712    $     6,192
     Percent of Total Dollar Volume.....      11.4%          7.6%         5.6%          3.6%          2.2%           2.8%
Prime Home Equity Loans
  Number of Loans.......................    164,503       316,049      453,817       587,046       683,887        348,542
  Volume of Loans.......................$     5,639   $    11,650  $    18,103   $    30,893   $    42,706    $    23,524
     Percent of Total Dollar Volume.....       4.5%          4.6%         4.2%          8.5%          8.7%          10.7%
Nonprime Mortgage Loans
  Number of Loans.......................     43,359        63,195      124,205       250,030       278,112        127,162
  Volume of Loans.......................$     5,580   $     9,421  $    19,827   $    39,441   $    44,637    $    20,411
     Percent of Total Dollar Volume.....       4.5%          3.7%         4.6%         11.0%          9.1%           9.3%
Total Loans
  Number of Loans.......................    969,164     1,813,944    2,846,399     2,298,744     2,678,335      1,194,294
  Volume of Loans.......................$   123,969   $   251,901  $   434,864   $   363,006   $   490,947    $   220,027
  Average Loan Amount...................$   128,000   $   139,000  $   153,000   $   158,000   $   183,000    $   184,000
  Non-Purchase Transactions(1)..........       63%           66%          72%           51%           53%            54%
  Adjustable-Rate Loans(1)..............       12%           14%          21%           52%           52%            49%
         _________
(1)  Percentage  of total  mortgage  loan  production  (excluding  commercial  real estate loans) based on dollar volume.

Loan Servicing

         Countrywide  Servicing has  established  standard  policies for the  servicing and  collection of mortgages. Servicing includes, but is not limited to:

              (a) collecting, aggregating and remitting mortgage loan payments;

              (b) accounting for principal and interest;

              (c) holding escrow (impound) funds for payment of taxes and insurance;

              (d) making inspections as required of the mortgaged properties;

              (e) preparation of tax related information in connection with the mortgage loans;

              (f) supervision of delinquent mortgage loans;

              (g) loss mitigation efforts;

              (h) foreclosure  proceedings  and, if applicable,  the disposition of mortgaged  properties;
              and

              (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing  statements  with respect to mortgage loans are mailed monthly by Countrywide  Servicing.
The  statement  details all debits and credits and  specifies  the payment  due.  Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan,  Countrywide  Servicing  attempts to cause the deficiency to be cured by  corresponding  with the mortgagor.  In most cases,  deficiencies  are
cured  promptly.   Pursuant  to  Countrywide  Servicing's  servicing  procedures,   Countrywide  Servicing
generally  mails to the mortgagor a notice of intent to foreclose  after the loan becomes 61 days past due
(three  payments due but not  received)  and,  generally  within 59 days  thereafter,  if the loan remains delinquent,  institutes  appropriate  legal  action to foreclose on the  mortgaged  property.  Foreclosure proceedings  may be  terminated if the  delinquency  is cured.  Mortgage  loans to borrowers in bankruptcy proceedings  may be  restructured  in accordance  with law and with a view to  maximizing  recovery of the loans, including any deficiencies.

         Once  foreclosure is initiated by Countrywide  Servicing,  a foreclosure  tracking system is used to monitor the progress of the  proceedings.  The system  includes  state  specific  parameters to monitor whether  proceedings  are  progressing  within the time frame typical for the state in which the mortgaged property is located.  During the foreclosure  proceeding,  Countrywide  Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If  foreclosed,  the mortgaged  property is sold at a public or private sale and may be purchased by Countrywide  Servicing.  After foreclosure,  Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and  charge-off  policies and  collection  practices with respect to mortgage loans may change over time in  accordance  with,  among other things,  Countrywide  Servicing's  business  judgment, changes in the servicing portfolio and applicable laws and regulations.

Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at: http://www.countrywidedealsdata.com/?CWDD= 01200608.

                                         MORTGAGE LOAN ORIGINATION

General

EMC

         A majority of the  mortgage  loans have been  acquired by the Sponsor  from  various  sellers and were originated  generally in accordance  with the following  underwriting  guidelines  established by the
Sponsor.  The remainder were originated by Countrywide Home Loans, Inc. and various  originators,  none of which have  originated  more than 10% of the mortgage  loans in the  aggregate  of each loan group.  It is anticipated  that 100% of the group III  mortgage  loans will be mortgage  loans that were  originated  by
Countrywide Home Loans, Inc.

         Bear Stearns Residential  Mortgage  Corporation,  an affiliate of the Sponsor,  the Depositor and the Underwriter, originated and subsequently, transferred these mortgage loans to the Sponsor.

EMC Underwriting Guidelines

         The following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential  mortgage  loans that EMC  originated  during the period of origination of the mortgage loans.  EMC has  represented to the depositor that the mortgage loans were  originated  generally in accordance with such policies.

         The mortgage loans  originated by EMC, or EMC mortgage loans,  are  "conventional  non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing  Authority,  or FHA, or partially guaranteed by the Veterans  Administration  or which do not qualify for sale to Fannie Mae or Freddie Mac)
and are  secured by first  liens on one-to  four-family  residential  properties.  These  loans  typically differ from those  underwritten  to the  guidelines  established  by Fannie Mae and Freddie Mac  primarily with  respect  to the  original  principal  balances,  loan-to-value  ratios,  borrower  income,  required documentation,  interest  rates,  borrower  occupancy of the  mortgaged  property,  property  types and/or mortgage loans with  loan-to-value  ratios over 80% that do not have primary mortgage  insurance.  The EMC mortgage loans have either been  originated or purchased by an originator and were generally  underwritten in  accordance  with the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are permitted  when the seller's  performance  supports  such action and the  variance  request is approved by credit management.

         Such  underwriting  standards are applied to evaluate the prospective  borrower's credit standing and  repayment  ability  and the value  and  adequacy  of the  mortgaged  property  as  collateral.  These standards  are  applied  in  accordance  with the  applicable  federal  and  state  laws and  regulations.
Exceptions to the  underwriting  standards are permitted  where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been  required  to  complete  an  application  designed to provide to the lender  pertinent  credit  information  concerning the  mortgagor.  The mortgagor will have given  information with respect to its assets,  liabilities,  income (except as described  below),  credit
history,  employment  history  and  personal  information,   and  will  have  furnished  the  lender  with
authorization  to obtain a credit report which summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income  derived from the mortgaged  property may have been  considered  for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.  With respect to second homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value  ratios and original principal balances are allowed:  loan-to-value ratios at origination  of up to 97% for EMC mortgage  loans with  original  principal  balances of up to $375,000 if the loan is secured by the  borrower's  primary  residence,  up to 95% for EMC mortgage  loans  secured by one-to-four  family,  primary  residences and single family second homes with original  principal balances of up to $650,000,  up to 90% for EMC mortgage loans secured by one-to-four  family,  primary  residences, single  family  second  homes with  original  principal  balances  of up to  $1,000,000  and up to 70% for mortgage  loans secured by  one-to-four,  primary  residences and single family second homes with original principal  balances of up to  $2,000,000,  or super  jumbos.  For cash out  refinance  loans,  the maximum loan-to-value  ratio generally is 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect  to  mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at origination  of up to 90%  for  mortgage  loans  with  original  principal  balances  up to  $500,000  are permitted.  Mortgage loans secured by investment  properties may have higher original  principal  balances if they have  lower  loan-to-value  ratios at  origination.  For cash out  refinance  loans,  the  maximum loan-to-value  ratio generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         Generally,  each EMC mortgage loan with an original  loan-to-value ratio at origination exceeding
80%, has a primary  mortgage  insurance  policy insuring a portion of the balance of the EMC Loan at least equal  to the  product  of the  original  principal  balance  of the  mortgage  loan and a  fraction,  the numerator of which is the excess of the original  principal  balance of such mortgage loan over 75% of the lesser  of the  appraised  value  and  the  selling  price  of the  related  mortgaged  property  and  the denominator  of which is the  original  principal  balance of the  related  mortgage  loan,  plus  accrued interest  thereon and related  foreclosure  expenses  is  generally  required.  No such  primary  mortgage insurance  policy will be required  with  respect to any such EMC Loan after the date on which the related loan-to-value  ratio decreases to 80% or less or, based upon new appraisal,  the principal balance of such mortgage  loan  represents  80% or less of the new appraised  value.  All of the insurers that have issued primary  mortgage  insurance  policies with respect to the EMC mortgage loans meet Fannie Mae's or Freddie
Mac's standard or are acceptable to the Rating Agencies.

         In  determining  whether a prospective  borrower has sufficient  monthly income  available (i) to meet the  borrower's  monthly  obligation  on their  proposed  mortgage  loan and (ii) to meet the monthly housing  expenses and other financial  obligations on the proposed  mortgage loan,  each lender  generally considers,  when  required  by the  applicable  documentation  program,  the ratio of such  amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective borrower's credit report.  Generally,  each credit report provides  a  credit  score  for the  borrower.  Credit  scores  generally  range  from  350 to 840 and are available  from three major credit  bureaus:  Experian  (formerly TRW  Information  Systems and Services),
Equifax and Trans Union. If three credit scores are obtained,  the originator  applies the middle score of the primary  wage earner.  If a primary  wage earner  cannot be  determined  because of the  documentation type,  the lowest  middle  score of all  borrowers is used.  Credit  scores are  empirically  derived from historical credit bureau data and represent a numerical  weighing of a borrower's  credit  characteristics over a two-year  period.  A credit  score is  generated  through the  statistical  analysis of a number of credit-related  characteristics or variables.  Common  characteristics  include the number of credit lines
(trade  lines),  payment  history,  past  delinquencies,  severity  of  delinquencies,  current  levels of indebtedness,  types of credit and length of credit  history.  Attributes are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points assigned to each attribute.  An individual loan  applicant's  credit score is derived by summing  together the attribute  weights for that applicant.

         The mortgage  loans have been  underwritten  under one of the following  documentation  programs:
full/alternative  documentation,  stated income  documentation,  no ratio documentation,  and no income/no asset documentation.

         Under full/alternative  documentation,  the prospective borrower's employment,  income and assets are verified through written and telephonic communications.

         Under a stated  income/verified  asset  documentation  program,  more  emphasis  is placed on the value and  adequacy  of the  mortgaged  property as  collateral,  credit  history and other  assets of the borrower than on a verified income of the borrower.  Although the income is not verified,  the originators obtain a telephonic  verification of the borrower's  employment  without  reference to income.  Borrower's assets are verified.

         Under the no ratio  documentation  program the borrower's  income is not stated and no ratios are calculated.  Although the income is not stated nor verified,  lenders obtain a telephonic  verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Under the stated  income/stated  asset  documentation  program,  the borrower's income and assets are  stated but not  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Under the no  income/no  asset  documentation  program,  the  borrower's  income  and  assets are neither  stated nor  verified.  The  underwriting  of such  mortgage  loans may be based  entirely  on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

         Each  mortgaged  property  relating to an EMC  mortgage  loan has been  appraised  by a qualified independent  appraiser  who is approved by each  lender.  All  appraisals  are  required to conform to the
Uniform  Standards of  Professional  Appraisal  Practice  adopted by the Appraisal  Standard  Board of the
Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and Freddie Mac.  Fannie
Mae and  Freddie  Mac  require,  among  other  things,  that the  appraiser,  or its agent on its  behalf, personally  inspect the property  inside and out,  verify  whether the property was in good  condition and verify that construction,  if new, had been  substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties,  determined  in accordance  with
Fannie Mae and Freddie Mac  guidelines.  In certain cases an analysis  based on income  generated from the property or a  replacement  cost  analysis  based on the current  cost of  constructing  or  purchasing  a similar property may be used.

Countrywide Home Loans, Inc.

         Note: Loan-to-Value Ratio as used in "—Underwriting Standards" below has the following meaning:

         The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

o        in the case of a  purchase,  the lesser of the  selling  price of the  mortgaged  property or its appraised value at the time of sale or

o        in the case of a refinance,  the  appraised  value of the  mortgaged  property at the time of the refinance,  except in the case of a mortgage  loan  underwritten  pursuant  to  Countrywide  Home
         Loans' Streamlined Documentation Program as described under "—Underwriting Standards—General".

         With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined
Documentation Program,

o        if the  loan-to-value  ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being  originated  is $650,000 or less,  then the  "Loan-to-Value  Ratio" will be the ratio of the  principal  amount of the new mortgage  loan being  originated  divided by the appraised value of the related  mortgaged  property at the time of the  origination of the Mortgage Loan being  refinanced,  as  reconfirmed by Countrywide  Home
         Loans using an automated property valuation system; or

o        if the  loan-to-value  ratio at the time of the origination of the mortgage loan being refinanced was  greater  than 80% or the loan  amount  of the new loan  being  originated  is  greater  than
         $650,000,  then the  "Loan-to-Value  Ratio" will be the ratio of the principal  amount of the new mortgage loan being originated  divided by the appraised value of the related mortgaged  property as determined by an appraisal  obtained by Countrywide  Home Loans at the time of the origination of the new mortgage loan. See "—Underwriting Standards—General" below.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

         Countrywide  Home Loans,  Inc.,  a New York  corporation  ("Countrywide  Home  Loans"),  has been originating  mortgage  loans since 1969.  Countrywide  Home Loans'  underwriting  standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential  borrowers,  Countrywide  Home Loans generally  requires a description  of income.  If  required  by its  underwriting  guidelines,  Countrywide  Home Loans  obtains
employment   verification  providing  current  and  historical  income  information  and/or  a  telephonic employment  confirmation.  Such employment  verification  may be obtained,  either through analysis of the prospective  borrower's recent pay stub and/or W-2 forms for the most recent two years,  relevant portions of the most  recent two years' tax  returns,  or from the  prospective  borrower's  employer,  wherein the employer  reports the length of  employment  and  current  salary  with that  organization.  Self-employed prospective  borrowers  generally  are required to submit  relevant  portions of their federal tax returns for the past two years.

         In  assessing a  prospective  borrower's  creditworthiness,  Countrywide  Home Loans may use FICO
Credit  Scores.  "FICO  Credit  Scores" are  statistical  credit  scores  designed to assess a  borrower's creditworthiness  and  likelihood to default on a consumer  obligation  over a two-year  period based on a borrower's  credit  history.  FICO Credit Scores were not  developed to predict the  likelihood of default on  mortgage  loans and,  accordingly,  may not be  indicative  of the  ability of a borrower to repay its mortgage loan. FICO Credit Scores range from  approximately  250 to approximately  900, with higher scores indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  Under Countrywide Home Loans'  underwriting  guidelines,  borrowers  possessing higher FICO Credit
Scores,  which indicate a more favorable  credit history and who give  Countrywide Home Loans the right to obtain the tax returns  they filed for the  preceding  two years,  may be eligible  for  Countrywide  Home
Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide  Home Loans to complete the  underwriting  analysis may be obtained by a third party,  particularly for mortgage loans originated  through a loan correspondent or mortgage  broker.  In those  instances,  the initial  determination as to whether a mortgage loan complies with  Countrywide  Home Loans'  underwriting  guidelines  may be made by an  independent  company hired to perform  underwriting  services on behalf of Countrywide  Home Loans,  the loan  correspondent or mortgage broker.  In  addition,  Countrywide  Home Loans may acquire  mortgage  loans from  approved  correspondent lenders  under a program  pursuant to which  Countrywide  Home Loans  delegates to the  correspondent  the
obligation  to  underwrite  the  mortgage  loans  to  Countrywide  Home  Loans'  standards.   Under  these
circumstances,  the  underwriting of a mortgage loan may not have been reviewed by Countrywide  Home Loans before  acquisition of the mortgage loan and the  correspondent  represents that  Countrywide  Home Loans'
underwriting  standards  have been  met.  After  purchasing  mortgage  loans  under  those  circumstances,
Countrywide  Home Loans conducts a quality  control review of a sample of the mortgage  loans.  The number of loans  reviewed  in the  quality  control  process  varies  based on a variety  of  factors,  including
Countrywide  Home Loans' prior  experience  with the  correspondent  lender and the results of the quality control review process itself.

         Countrywide  Home Loans'  underwriting  standards are applied by or on behalf of Countrywide Home
Loans to evaluate the  prospective  borrower's  credit  standing and  repayment  ability and the value and adequacy of the mortgaged  property as  collateral.  Under those  standards,  a prospective  borrower must generally  demonstrate that the ratio of the borrower's monthly housing expenses (including  principal and interest on the  proposed  mortgage  loan and, as  applicable,  the  related  monthly  portion of property taxes,  hazard insurance and mortgage  insurance) to the borrower's  monthly gross income and the ratio of total  monthly  debt to the monthly  gross  income  (the  "debt-to-income"  ratios) are within  acceptable limits.  If the prospective  borrower has applied for an interest-only  Six-Month LIBOR Loan, the interest component of the monthly  mortgage  expense is  calculated  based upon the initial  interest rate plus 2%.
If the  prospective  borrower  has  applied  for a 3/1  Mortgage  Loan  or  3/27  Mortgage  Loan  and  the
Loan-to-Value  Ratio is less than or equal to 75%, the interest  component of the monthly mortgage expense is  calculated  based on the initial loan  interest  rate;  if the  Loan-to-Value  Ratio  exceeds 75%, the interest  component of the monthly  mortgage  expense  calculation  is based on the initial loan  interest rate plus 2%. If the  prospective  borrower has applied for a 5/1 Mortgage  Loan, a 5/25 Mortgage  Loan, a
7/1 Mortgage  Loan, a 7/23  Mortgage  Loan, a 10/1 Mortgage Loan or a 10/20  Mortgage  Loan,  the interest component of the monthly  mortgage  expense is calculated  based on the initial loan interest rate. If the prospective  borrower has applied for a Negative  Amortization Loan, the interest component of the monthly housing  expense  calculation is based upon the greater of 4.25% and the fully indexed  mortgage note rate at the time of loan application.  The maximum  acceptable  debt-to-income  ratio, which is determined on a loan-by-loan  basis varies  depending on a number of underwriting  criteria,  including the  Loan-to-Value
Ratio,  loan  purpose,  loan  amount and credit  history  of the  borrower.  In  addition  to meeting  the debt-to-income  ratio guidelines,  each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs.  Exceptions to Countrywide Home Loans' underwriting  guidelines
may  be  made  if  compensating  factors  are  demonstrated  by  a  prospective  borrower.   Additionally,
Countrywide  Home Loans does permit its adjustable  rate mortgage loans,  hybrid  adjustable rate mortgage loans and  negative  amortization  mortgage  loans to be assumed by a purchaser  of the related  mortgaged property,  so long as the mortgage loan is in its adjustable  rate period (except for a 3/1 Mortgage Loan, which may be assumed  during the fixed rate  period)  and the related  purchaser  meets  Countrywide  Home
Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower  contemporaneously  with the origination of a mortgage  loan,  subject to the following  limitations:  the  Loan-to-Value  Ratio of the senior  (i.e.,  first) lien may not exceed 80% and the combined  Loan-to-Value  Ratio may not exceed 100%.
Countrywide  Home Loans'  underwriting  guidelines  do not prohibit or otherwise  restrict a borrower from obtaining  secondary  financing from lenders other than Countrywide Home Loans,  whether at origination of the mortgage loan or thereafter.

         The  nature  of the  information  that a  borrower  is  required  to  disclose  and  whether  the information is verified depends,  in part, on the documentation  program used in the origination  process.
In  general  under  the  Full  Documentation  Loan  Program  (the  "Full  Documentation  Program"),   each
prospective  borrower is required to complete an application  which includes  information  with respect to the  applicant's  assets,  liabilities,  income,  credit  history,  employment  history and other personal information.  Self-employed  individuals  are generally  required to submit their two most recent  federal income tax returns.  Under the Full  Documentation  Program,  the  underwriter  verifies  the  information contained in the application relating to employment, income, assets and mortgages.

         A  prospective  borrower may be eligible for a loan  approval  process that limits or  eliminates
Countrywide  Home Loans'  standard  disclosure or  verification  requirements  or both.  Countrywide  Home
Loans offers the following  documentation  programs as alternatives to its Full Documentation  Program: an
Alternative   Documentation   Loan  Program  (the   "Alternative   Documentation   Program"),   a  Reduced
Documentation  Loan  Program  (the  "Reduced  Documentation  Program"),  a CLUES Plus  Documentation  Loan
Program (the "CLUES Plus  Documentation  Program"),  a No Income/No Asset  Documentation Loan Program (the
"No Income/No Asset Documentation  Program"), a Stated Income/Stated Asset Documentation Loan Program (the
"Stated  Income/Stated  Asset  Documentation  Program") and a Streamlined  Documentation Loan Program (the
"Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide  Home Loans,  Countrywide Home Loans obtains a credit  report  relating to the applicant  from a credit  reporting  company.  The credit report typically  contains  information  relating  to such  matters as credit  history  with  local and  national merchants and lenders,  installment debt payments and any record of defaults,  bankruptcy,  dispossession, suits or  judgments.  All adverse  information  in the credit  report is required to be  explained  by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans  originated  pursuant to its Streamlined  Documentation
Program,   whose  values  were  confirmed  with  a  Fannie  Mae  proprietary  automated  valuation  model,
Countrywide  Home  Loans  obtains  appraisals  from  independent  appraisers  or  appraisal  services  for properties that are to secure mortgage loans. The appraisers  inspect and appraise the proposed  mortgaged property  and  verify  that the  property  is in  acceptable  condition.  Following  each  appraisal,  the appraiser  prepares a report which  includes a market data  analysis  based on recent sales of  comparable homes in the area and, when deemed  appropriate,  a replacement cost analysis based on the current cost of constructing  a similar  home.  All  appraisals  are  required  to conform  to Fannie  Mae or Freddie  Mac appraisal standards then in effect.

         Countrywide  Home Loans  requires  title  insurance on all of its mortgage loans secured by first liens on real  property.  Countrywide  Home Loans also requires that fire and extended  coverage  casualty insurance be  maintained on the  mortgaged  property in an amount at least equal to the principal  balance of the related  single-family  mortgage loan or the replacement cost of the mortgaged property,  whichever is less.

         In  addition  to  Countrywide  Home  Loans'  standard  underwriting   guidelines  (the  "Standard
Underwriting  Guidelines"),  which are consistent in many respects with the guidelines applied to mortgage loans  purchased  by Fannie Mae and  Freddie  Mac,  Countrywide  Home Loans uses  underwriting  guidelines
featuring  expanded  criteria  (the  "Expanded  Underwriting   Guidelines").   The  Standard  Underwriting
Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard  Underwriting  Guidelines for mortgage loans with non-conforming original  principal  balances  generally  allow  Loan-to-Value  Ratios  at  origination  of up to 95%  for purchase  money or rate and term  refinance  mortgage  loans with  original  principal  balances  of up to
$400,000,  up to 90% for mortgage loans with original principal balances of up to $650,000,  up to 75% for mortgage loans with original  principal  balances of up to  $1,000,000,  up to 65% for mortgage loans with original  principal  balances  of up to  $1,500,000,  and up to  60%  for  mortgage  loans  with  original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans,  Countrywide Home Loans' Standard Underwriting  Guidelines
for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at  origination  of up to 75%  and  original  principal  balances  ranging  up to  $650,000.  The  maximum
"cash-out"  amount permitted is $200,000 and is based in part on the original  Loan-to-Value  Ratio of the related mortgage loan. As used in this prospectus  supplement,  a refinance mortgage loan is classified as a cash-out  refinance  mortgage loan by Countrywide  Home Loans if the borrower  retains an amount greater than the lesser of 2% of the entire  amount of the proceeds from the  refinancing  of the existing loan or
$2,000.

         Countrywide Home Loans' Standard  Underwriting  Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on owner occupied  properties of up to 95% on 1 unit properties  with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii) and 2 unit properties with  principal  balances  up to  $533,850  ($800,775  in  Alaska  and  Hawaii)  and  up to  80% on 3 unit properties  with  principal  balances  of up to  $645,300  ($967,950  in  Alaska  and  Hawaii)  and 4 unit properties  with  principal  balances  of up to  $801,950  ($1,202,925  in Alaska and  Hawaii).  On second homes,  Countrywide  Home Loans' Standard  Underwriting  Guidelines for conforming  balance mortgage loans generally  allow  Loan-to-Value  Ratios at  origination of up to 95% on 1 unit  properties  with principal balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Standard  Underwriting
Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on investment  properties of up to 90% on 1 unit properties with principal  balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit  properties  with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950 in
Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).

         Under  its  Standard  Underwriting  Guidelines,   Countrywide  Home  Loans  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly housing  expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard  Underwriting  Guidelines,  Countrywide  Home Loans originates or acquires mortgage loans under the Full Documentation  Program, the Alternative  Documentation Program, the
Reduced  Documentation  Program,  the CLUES Plus  Documentation  Program or the Streamlined  Documentation
Program.

         The  Alternative  Documentation  Program  permits a borrower to provide W-2 forms  instead of tax returns  covering the most recent two years,  permits bank  statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced  Documentation  Program,  some underwriting  documentation  concerning  income, employment and asset  verification is waived.  Countrywide Home Loans obtains from a prospective  borrower either a verification of deposit or bank statements for the two-month period  immediately  before the date of the mortgage loan application or verbal  verification of employment.  Since  information  relating to a prospective  borrower's income and employment is not verified,  the borrower's  debt-to-income  ratios are calculated  based on the  information  provided by the  borrower in the  mortgage  loan  application.  The maximum Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus  Documentation  Program  permits the  verification  of employment  by  alternative means, if necessary,  including  verbal  verification  of employment or reviewing  paycheck stubs covering the pay period  immediately prior to the date of the mortgage loan  application.  To verify the borrower's assets and the  sufficiency of the borrower's  funds for closing,  Countrywide  Home Loans obtains deposit or bank account  statements from each prospective  borrower for the month immediately prior to the date of the mortgage loan  application.  Under the CLUES Plus  Documentation  Program,  the maximum  Loan-to-Value
Ratio is 75% and  property  values  may be based on  appraisals  comprising  only  interior  and  exterior inspections.  Cash-out  refinances  and  investor  properties  are not  permitted  under  the  CLUES  Plus
Documentation Program.

         The  Streamlined  Documentation  Program  is  available  for  borrowers  who are  refinancing  an existing  mortgage loan that was  originated or acquired by Countrywide  Home Loans  provided that,  among other things,  the mortgage loan has not been more than 30 days  delinquent in payment during the previous twelve-month  period.  Under the Streamlined  Documentation  Program,  appraisals are obtained only if the loan amount of the loan being  refinanced had a  Loan-to-Value  Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being  originated  is greater  than  $650,000.  In  addition, under the  Streamlined  Documentation  Program,  a credit  report is  obtained  but only a limited  credit review is  conducted,  no  income or asset  verification  is  required,  and  telephonic  verification  of employment is permitted.  The maximum  Loan-to-Value  Ratio under the  Streamlined  Documentation  Program ranges up to 95%.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded  Underwriting  Guidelines may have higher  Loan-to-Value  Ratios,  higher loan amounts and different  documentation  requirements  than those associated with the Standard Underwriting  Guidelines.  The Expanded  Underwriting  Guidelines also permit higher  debt-to-income  ratios than  mortgage  loans  underwritten  pursuant to the Standard  Underwriting
Guidelines.

         Countrywide Home Loans' Expanded  Underwriting  Guidelines for mortgage loans with non-conforming original  principal  balances  generally  allow  Loan-to-Value  Ratios  at  origination  of up to 95%  for purchase  money or rate and term  refinance  mortgage  loans with  original  principal  balances  of up to
$400,000,  up to 90% for mortgage loans with original principal balances of up to $650,000,  up to 80% for mortgage loans with original  principal  balances of up to  $1,000,000,  up to 75% for mortgage loans with original  principal  balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000.  Under certain  circumstances,  however,  Countrywide  Home Loans'  Expanded
Underwriting  Guidelines  allow for  Loan-to-Value  Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans,  Countrywide Home Loans' Expanded Underwriting  Guidelines
for mortgage loans with non-conforming  original principal balances generally allow  Loan-to-Value  Ratios at  origination  of up to 90% and  original  principal  balances  ranging up to  $1,500,000.  The  maximum
"cash-out"  amount permitted is $400,000 and is based in part on the original  Loan-to-Value  Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded  Underwriting  Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on owner occupied properties of up to 100% on 1 unit properties  with principal  balances up to $417,000  ($625,500 in Alaska and Hawaii) and 2 unit properties with  principal  balances  up to  $533,850  ($800,775  in  Alaska  and  Hawaii)  and  up to  85% on 3 unit properties  with  principal  balances  of up to  $645,300  ($967,950  in  Alaska  and  Hawaii)  and 4 unit properties  with  principal  balances  of up to  $801,950  ($1,202,925  in Alaska and  Hawaii).  On second homes,  Countrywide  Home Loans' Expanded  Underwriting  Guidelines for conforming  balance mortgage loans generally  allow  Loan-to-Value  Ratios at  origination of up to 95% on 1 unit  properties  with principal balances up to $417,000  ($625,500 in Alaska and Hawaii).  Countrywide  Home Loans' Expanded  Underwriting
Guidelines for conforming  balance mortgage loans generally allow  Loan-to-Value  Ratios at origination on investment  properties of up to 90% on 1 unit properties with principal  balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit  properties  with principal  balances up to $533,850  ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit  properties  with  principal  balances of up to $645,300  ($967,950 in
Alaska and Hawaii) and 4 unit properties with principal  balances of up to $801,950  ($1,202,925 in Alaska and Hawaii).

         Under  its  Expanded  Underwriting  Guidelines,   Countrywide  Home  Loans  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly housing  expenses of up to 36% and a debt-to-income ratio  based  on  the  borrower's  total  monthly  debt  of up to  40%;  provided,  however,  that  if the
Loan-to-Value  Ratio  exceeds  80%,  the  maximum  permitted   debt-to-income  ratios  are  33%  and  38%,
respectively.

         In connection with the Expanded  Underwriting  Guidelines,  Countrywide  Home Loans originates or acquires mortgage loans under the Full Documentation  Program, the Alternative  Documentation Program, the
Reduced  Documentation  Loan  Program,  the No  Income/No  Asset  Documentation  Program  and  the  Stated
Income/Stated Asset Documentation  Program.  Neither the No Income/No Asset Documentation  Program nor the
Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same  documentation  and verification  requirements  apply to mortgage loans documented under the  Alternative  Documentation  Program  regardless of whether the loan has been  underwritten  under the
Expanded Underwriting Guidelines or the Standard Underwriting  Guidelines.  However, under the Alternative
Documentation  Program,  mortgage loans that have been underwritten  pursuant to the Expanded Underwriting
Guidelines  may have  higher  loan  balances  and  Loan-to-Value  Ratios  than those  permitted  under the
Standard Underwriting Guidelines.

         Similarly,  the  same  documentation  and  verification  requirements  apply  to  mortgage  loans documented under the Reduced  Documentation  Program  regardless of whether the loan has been underwritten under the Expanded Underwriting  Guidelines or the Standard Underwriting  Guidelines.  However,  under the
Reduced  Documentation  Program,  higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans  underwritten  pursuant to the  Expanded  Underwriting  Guidelines  than those  permitted  under the
Standard Underwriting Guidelines.  The maximum Loan-to-Value Ratio, including secondary financing,  ranges up to 90%.  The  borrower is not  required to disclose  any income  information  for some  mortgage  loans originated  under the  Reduced  Documentation  Program,  and  accordingly  debt-to-income  ratios  are not calculated  or  included  in  the  underwriting  analysis.  The  maximum  Loan-to-Value  Ratio,  including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation  Program,  no documentation  relating to a prospective borrower's  income,  employment  or  assets  is  required  and  therefore  debt-to-income  ratios  are not calculated  or  included  in the  underwriting  analysis,  or if the  documentation  or  calculations  are included  in a mortgage  loan file,  they are not taken into  account  for  purposes  of the  underwriting analysis.  This program is limited to borrowers with excellent  credit  histories.  Under the No Income/No
Asset Documentation  Program, the maximum  Loan-to-Value Ratio,  including secondary financing,  ranges up to 95%.  Mortgage  loans  originated  under the No Income/No  Asset  Documentation  Program are  generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated  Income/Stated  Asset  Documentation  Program,  the mortgage loan application is reviewed to determine  that the stated income is reasonable  for the  borrower's  employment  and that the stated assets are consistent with the borrower's  income.  The Stated  Income/Stated  Asset  Documentation
Program  permits  maximum  Loan-to-Value  Ratios up to 90%.  Mortgage  loans  originated  under the Stated
Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

                                      DESCRIPTION OF THE CERTIFICATES

         The trust will issue the  Certificates  pursuant to the Agreement.  The  Certificates  consist of the classes of  Certificates  reflected in the Term Sheet,  which we refer to  collectively as the Offered
Certificates,  and one or more  classes  of  Class B-IO,  Class R,  Class XP and  such  other  non-offered certificates  identified in the Term Sheet,  which are not offered publicly.  The various classes of Class
I-A  Certificates  are also  referred to as the Group I Senior  Certificates;  and the various  classes of
Class I-M  Certificates  and Class I-B  Certificates  are referred to herein as the Class I-M Certificates or Class I-B Certificates,  respectively,  or,  collectively,  the Group I Subordinate  Certificates.  The various  classes of Class II-A  Certificates,  which are further  sub-divided  into sub-loan  groups,  are collectively  referred to as the Group II Senior  Certificates;  and the various classes of the Class II-B
Certificates  are  referred  to  herein  as the  Class  II-B  Certificates  or the  Group  II  Subordinate
Certificates.  The  various  classes of Class  III-A  Certificates,  which are  further  sub-divided  into sub-loan  groups,  are  collectively  referred  to as the Group III Senior  Certificates;  and the various classes of the Class III-B  Certificates  are  referred to herein as the Class III-B  Certificates  or the
Group III Subordinate  Certificates.  The Certificates offered by the Term Sheet are collectively referred to herein as the Offered Certificates.

         Holders of the Class R  Certificates  will be entitled to receive any residual cash flow from the mortgage pool,  which is not expected to be significant.  A holder of a Class R Certificate  will not have a right to alter the  structure  of the  transaction.  The initial  owner of the Class R  Certificates  is expected to be Bear, Stearns Securities Corp.

General

         The Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,  Series 2006-6 will consist of the Offered  Certificates and Non-offered  Certificates.  The Offered Certificates are primarily described in this term sheet supplement and the related Term Sheet.

         The Certificates  represent in the aggregate the entire beneficial  ownership interest in a trust fund generally consisting of the following:

o            all of the  Depositor's  right,  title and  interest in and to the  mortgage  loans,  the related mortgage notes,  mortgages and other related documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

o            any mortgaged  properties acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

o            the rights of the Trustee under all  insurance  policies  required to be  maintained  pursuant to the Agreement,

o            the rights of the  Depositor  under the Mortgage Loan  Purchase  Agreement  between the Depositor and the Sponsor,

o            such assets  relating  to the  mortgage  loans as from time to time may be held in the  Protected
             Accounts and the Distribution Account,

o            the rights of the Depositor with respect to the Servicing  Agreements,  to the extent assigned to the Trustee,

o            the rights of the Depositor with respect to the Cap Contracts,

o            such other assets as described in the Agreement; and

o            any proceeds of the foregoing.

         The Offered  Certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the  book-entry  records of DTC,  Clearstream  Banking,  société  anonyme and the Euroclear
System and each of their  participants  in the  minimum  denominations  set forth in the Term  Sheet.  The
Residual  Certificates  will be offered in  registered,  certificated  form,  in a single  certificate  of
$100.  The Residual  Certificates  (together  with any  Book-entry  Certificates  re-issued as  definitive certificates)  will be transferable and exchangeable at the offices of the Securities  Administrator.  See
Annex I hereto and  "Description of the  Securities—Form  of Securities"  and "—Global  Securities" in the
prospectus.

         The  Book-entry  Certificates  will  initially be  represented  by one or more Global  Securities registered  in the name of a nominee of DTC. The  Depositor  has been  informed by DTC that DTC's  nominee will be Cede & Co. No person  acquiring an interest in any class of the  Book-entry  Certificates  will be entitled to receive a certificate  representing  such person's  interest,  except as set forth below under
"—Definitive  Certificates".  Unless  and until  definitive  Certificates  are  issued  under the  limited circumstances  described  herein,  all  references  to actions by  certificateholders  with respect to the
Book-entry  Certificates  shall refer to actions taken by DTC upon  instructions from its participants and all  references  in this term sheet  supplement  to  distributions,  notices,  reports and  statements  to certificateholders  with respect to the Book-entry  Certificates  shall refer to  distributions,  notices, reports and  statements to DTC or Cede & Co., as the  registered  holder of the  Book-entry  Certificates, for  distribution  to Certificate  Owners in accordance  with DTC procedures.  See  "—Registration  of the
Book-Entry Certificates" and "—Definitive Certificates" herein.

         All distributions to holders of the Offered  Certificates,  other than the final  distribution on any  class  of  Offered  Certificates,  will  be made on each  distribution  date by or on  behalf  of the
Securities  Administrator  to the persons in whose names the Offered  Certificates  are  registered at the close of business on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the  address of each  certificateholder  as it appears in the  certificate  register  or (b) upon  written request to the Securities  Administrator  at least five business days prior to the relevant Record Date by any holder of Offered Certificate,  by wire transfer in immediately  available funds to the account of the certificateholders  specified in the request.  The final distribution on any class of Offered Certificates will be made in a like manner,  but only upon presentment and surrender of the related  Certificate at the corporate  trust office of the Securities  Administrator,  for these purposes  located at Sixth Street and
Marquette Avenue,  Minneapolis,  Minnesota 55479, Attention:  Corporate Trust Group, BSALTA 2006-6, or any
other location specified in the notice to certificateholders of the final distribution.

         The  Certificates  will not be  listed on any  securities  exchange  or  quoted in the  automated quotation  system of any registered  securities  association.  As a result,  investors in the Certificates
may  experience  limited  liquidity.   See  "Risk  Factors—The  Offered  Certificates  Will  Have  Limited
Liquidity,  So You May Be Unable to Sell Your  Securities or May Be Forced to Sell Them at a Discount from
Their Fair Market Value" herein.

Registration of the Book-Entry Certificates

         DTC is a  limited-purpose  trust  company  organized  under the laws of the State of New York,  a member of the  Federal  Reserve  System,  a  "clearing  corporation"  within  the  meaning of the New York
Uniform Commercial Code, and a "clearing agency"  registered  pursuant to the provisions of Section 17A of the  Exchange  Act.  DTC was  created  to hold  securities  for its  participants  and to  facilitate  the clearance  and  settlement  of  securities  transactions  between  participants  through  electronic  book entries, thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase, sell or otherwise  transfer  ownership of, or other  interests in, the Book-entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all
distributions  of  principal  of  and  interest  on  the  Book-entry   Certificates  from  the  Securities
Administrator  through DTC and DTC  participants.  The Securities  Administrator  will forward payments to
DTC in same day funds and DTC will forward  payments to  participants  in next day funds  settled  through the New York Clearing House.  Each  participant  will be responsible  for disbursing the payments.  Unless and until definitive  certificates are issued, it is anticipated that the only  certificateholders  of the
Book-entry  Certificates  will  be  Cede  & Co.,  as  nominee  of  DTC.  Certificate  Owners  will  not be recognized by the Securities  Administrator as  certificateholders,  as such term is used in the Agreement and  Certificate  Owners will be permitted to exercise the rights of  certificateholders  only  indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-entry  Certificates  among participants  and to receive and transmit  distributions  of principal of, and interest on, the Book-entry
Certificates.  Participants and indirect  participants  with which  Certificate  Owners have accounts with respect to the Book-entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit  these  payments on behalf of their  respective  Certificate  Owners.  Accordingly,  although
Certificate  Owners will not  possess  definitive  certificates,  the Rules  provide a mechanism  by which
Certificate  Owners through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

         Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf  of  indirect participants  and on behalf of certain  banks,  the ability of a  Certificate  Owner to pledge  Book-entry
Certificates  to persons or entities that do not  participate in the DTC system,  or to otherwise act with respect to Book-entry  Certificates,  may be limited due to the absence of physical  certificates  for the
Book-entry  Certificates.  In  addition,  under a book-entry  format,  Certificate  Owners may  experience delays in their receipt of payments since  distribution  will be made by the Securities  Administrator  to
Cede & Co., as nominee for DTC.

         Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders  under the
Agreement  only at the  direction  of one or  more  participants  to  whose  DTC  account  the  Book-entry
Certificates  are  credited.  Additionally,  under  the  Rules,  DTC will take  actions  with  respect  to specified  voting  rights  only at the  direction  of and on  behalf of  participants  whose  holdings  of
Book-entry  Certificates  evidence these specified voting rights.  DTC may take  conflicting  actions with respect to voting  rights,  to the extent that  participants  whose  holdings of  Book-entry  Certificates evidence voting rights, authorize divergent action.

         The Depositor, the Master Servicer, the Securities  Administrator,  the Servicers and the Trustee
will have no  liability  for any  aspect  of the  records  relating  to or  payments  made on  account  of beneficial  ownership interests in the Book-entry  Certificates held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing  any records  relating to beneficial  ownership  interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to Certificate  Owners or their nominees,  respectively, rather than to DTC or its nominee,  only if (1) the  Depositor  advises the  Securities  Administrator  in writing  that DTC is no longer  willing or able to properly  discharge  its  responsibilities  as clearing agency with  respect to the  Book-entry  Certificates  and the  Depositor  is unable to locate a qualified successor  within 30 days or (2) the  Depositor  notifies  DTC of its intent to terminate  the  book-entry system and, upon receipt of a notice of intent from DTC, the  participants  holding  beneficial  interests in the Book-entry Certificates agree to initiate a termination.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate  Owner  materially and adversely  affected  thereby may,  at its  option,  request  and,  subject  to the  procedures  set forth in the  Agreement,  receive a definitive  certificate  evidencing such Certificate Owner's fractional  undivided interest in the related class of Certificates.

         Upon  its  receipt  of  notice  of the  occurrence  of any  event  described  in the  immediately preceding paragraph,  the Securities  Administrator is required to request that DTC notify all Certificate
Owners through its participants of the availability of definitive  certificates.  Upon surrender by DTC of the definitive  certificates  representing  the Book-entry  Certificates  and receipt of instructions  for re-registration,  the  Securities  Administrator  will reissue the Book-entry  Certificates  as definitive certificates  issued in the  respective  principal  amounts owned by individual  Certificate  Owners,  and thereafter  the  Securities  Administrator  will  recognize  the  holders of  definitive  certificates  as certificateholders under the Agreement.

Distributions on the Group I Certificates

         On each distribution  date, the Securities  Administrator  will withdraw the available funds with respect to Loan Group I from the Distribution  Account for such  distribution  date and apply such amounts as follows:

         First,  to pay any  accrued  and unpaid  interest on the Group I  Certificates  in the  following order of priority:

1.        From  Interest  Funds in  respect of the group I mortgage  loans,  to the Class I-A  Certificates
          (allocated  as  described in the Term Sheet) the Current  Interest  and then any Interest  Carry
          Forward Amount;

2.        From remaining  Interest Funds in respect of the group I mortgage  loans,  to each class of Class
          I-M  Certificates,   starting  with  the  Class  I-M  Certificates  with  the  lowest  numerical designation,  sequentially,  in that order,  the Current Interest for each such Class, and then, from  remaining  Interest  Funds,  to each class of Class I-B  Certificates,  starting  with the
          Class I-B Certificates with the lowest numerical designation,  sequentially,  in that order, the
          Current Interest for each such Class;

3.        Any Excess Spread to the extent necessary to meet a level of  overcollateralization  equal to the
          Overcollateralization  Target Amount will be the Extra  Principal  Distribution  Amount and will be included as part of the Principal  Distribution  Amount and  distributed  in accordance  with
          Second (A) or (B) below (as applicable); and

4.        Any  Remaining  Excess  Spread  will be  applied as Excess  Cashflow  pursuant  to clauses  Third through Ninth below.

         On any  distribution  date, any shortfalls  resulting from the  application of the Relief Act and any Prepayment  Interest  Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first, in reduction of amounts  otherwise  distributable  to the Class B-IO  Certificates  and
Residual  Certificates  and thereafter,  to the Current  Interest  payable to the Class I-A, Class I-M and
Class I-B Certificates,  on a pro rata basis, on such distribution  date, based on the respective  amounts of interest  accrued on such  Certificates  for such  distribution  date. The holders of the  Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second,  to pay as principal on the Class I-A, Class I-M and Class I-B  Certificates  entitled to payments of principal, in the following order of priority:

(A)      For each  distribution  date (i) prior to the Stepdown  Date or (ii) on which a Trigger  Event is in effect, from the Principal Distribution Amount for such distribution date:

         1.   To the Class I-A  Certificates  (allocated  as described  in the Term Sheet),  an amount equal to the Principal  Distribution  Amount until the  Certificate  Principal  Balances of each such class thereof are reduced to zero;

         2.   To the  Class  I-M  Certificates,  starting  with the  Class  I-M  Certificates  with the  lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution
              Amount until the Certificate Principal Balance thereof is reduced to zero;

         3.   To the  Class  I-B  Certificates,  starting  with the  Class  I-B  Certificates  with the  lowest numerical  designation,  sequentially,  in that order, any remaining Principal  Distribution
              Amount until the Certificate Principal Balance thereof is reduced to zero.

(B)      For each  distribution  date on or after the Stepdown  Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:

         1.   To the Class I-A  Certificates  (allocated as described in the Term Sheet),  an amount equal to the Class I-A Principal  Distribution Amount until the Certificate  Principal Balances of each such class thereof is reduced to zero;

         2.   To the Class I-M Certificates,  from any remaining Principal  Distribution Amount,  starting with the Class I-M Certificates  with the lowest  numerical  designation,  sequentially,  in that order, such class's Class I-M Certificate's  Principal  Distribution  Amount, until the
              Certificate Principal Balance thereof is reduced to zero;

         3.   To the Class I-B Certificates,  from any remaining Principal  Distribution Amount,  starting with the Class I-B Certificates  with the lowest  numerical  designation,  sequentially,  in that order,  such class's Principal  Distribution  Amount,  until the Certificate  Principal
              Balance thereof is reduced to zero.

         Third, from any Excess Cashflow,  to the Class I-A  Certificates,  (allocated as described in the
Term  Sheet),  (i) any  Interest  Carry  Forward  Amount  for each such Class to the extent not fully paid pursuant to  subclauses  First 1 above and (ii) any Unpaid  Realized Loss Amount for each such classes for such distribution date;

         Fourth,  from any remaining Excess  Cashflow,  to the Class I-M  Certificates,  starting with the
Class I-M  Certificates  with the lowest  numerical  designation,  sequentially,  in that order, an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such
Class for such distribution date;

         Fifth,  from any remaining  Excess  Cashflow,  to the Class I-B  Certificates,  starting with the
Class I-B  Certificates  with the lowest  numerical  designation,  sequentially,  in that order, an amount equal to (a) any Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized Loss Amount for such
Class for such distribution date;

         Sixth,  from  any  remaining  Excess  Cashflow,  to the  Class  I-A  Certificates  (allocated  as described in the Term Sheet),  any Basis Risk Shortfall and any Basis Risk Shortfall  Carry Forward Amount
for each such Class for such  distribution  date,  pro rata,  based on the Basis Risk  Shortfall and Basis
Risk Shortfall Carry Forward Amount owed to each such Class;

         Seventh,  from any remaining Excess Cashflow,  to the Class I-M  Certificates,  starting with the
Class I-M Certificates with the lowest numerical designation,  sequentially,  in that order, and Class I-B
Certificates,   starting  with  the  Class  I-B  Certificates  with  the  lowest  numerical   designation,
sequentially,  in that order,  in that order,  any Basis Risk Shortfall and any Basis Risk Shortfall Carry
Forward Amount, in each case for such Class for such distribution date;

         Eighth,  from any remaining Excess Cashflow,  to the Class B-IO  Certificates an amount specified in the Agreement; and

         Ninth, any remaining amounts to the Class R Certificates.

         On each distribution  date, all amounts  representing  prepayment charges in respect of the group
I mortgage loans received  during the related  Prepayment  Period will be withdrawn from the  Distribution
Account and shall not be available for  distribution  to the holders of the Class I-A, Class I-M and Class
I-B  Certificates.  Prepayment  charges with respect to the group I mortgage  loans will be distributed to the related Class XP Certificates as set forth in the Agreement.

         When a borrower  prepays  all or a portion of a mortgage  loan  between Due Dates,  the  borrower pays interest on the amount prepaid only to the date of  prepayment.  Accordingly,  an interest  shortfall will result equal to the  difference  between the amount of interest  collected and the amount of interest that would have been due absent such  prepayment.  We refer to this  interest  shortfall  as a  Prepayment
Interest  Shortfall.  Any Prepayment  Interest  Shortfalls  resulting from a prepayment in full or in part are  required  to be paid by the  applicable  Servicer,  but only to the extent  that such amount does not exceed the  aggregate  of the  Servicing  Fees on the  mortgage  loans  serviced  by it on the  applicable distribution  date.  Any  Prepayment  Interest  Shortfalls  required  to be funded  but not  funded by the applicable  Servicer  are  required  to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate  Master  Servicing  Compensation  for the related  mortgage loans for the  applicable  distribution  date.  None of the  Servicers or the Master  Servicer are obligated to fund interest  shortfalls  resulting from the application of the Relief Act. The amount of the Master Servicing
Compensation and Servicing Fees used to offset such Prepayment  Interest  Shortfalls is referred to herein as Compensating Interest Payments.

Excess Spread and Overcollateralization Provisions

         Excess  Spread  will be  required to be applied as an Extra  Principal  Distribution  Amount with respect to the Class I-A, Class I-M and Class I-B Certificates whenever the  Overcollateralization  Amount is less than the  Overcollateralization  Target Amount.  If on any distribution  date, after giving effect to allocations of Principal  Distribution  Amounts,  the aggregate  Certificate  Principal  Balance of the
Group I Offered  Certificates  exceeds  the  aggregate  Stated  Principal  Balance of the group I mortgage loans  for  such  distribution  date,  the  Certificate  Principal  Balances  of the  Group I  Subordinate
Certificates  will be reduced,  in inverse order of seniority  (beginning with the Class I-B  Certificates with the highest  numerical  designation),  by an amount equal to such excess.  If no Group I  Subordinate
Certificates  remain  outstanding,  the Certificate  Principal Balances of the Group I Senior Certificates
will be reduced beginning with the Class I-A Certificates with the highest  numerical  designation,  by an amount equal to such excess.  Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

         The pass-through  rate per annum for the Class I-A, Class I-M and Class I-B Certificates  will be equal to the least of:

                   (i)     the London interbank  offered rate for one month United States dollar deposits, which we refer to as One-Month  LIBOR,  calculated  as described  below under  "—Calculation  of
          One-Month LIBOR" plus the related Margin,

                   (ii)    a rate set forth in the Term Sheet, and

                   (iii)   the Net Rate Cap.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement of each Interest  Accrual Period for the  Group I  Offered  Certificates,  which  date we  refer  to as an  interest  determination  date,  the
Securities  Administrator will determine  One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on  Telerate  Screen  Page 3750,  as of 11:00 a.m.  London  time on such  interest determination  date.  If such rate does not appear on such page,  or such other page as may  replace  that page on that service,  or if such service is no longer  offered,  such other service for displaying  LIBOR or comparable  rates as may be reasonably  selected by the Securities  Administrator,  One-Month LIBOR for
the  applicable  Interest  Accrual  Period will be the Reference  Bank Rate. If no such  quotations can be obtained and no Reference Bank Rate is available,  One-Month LIBOR will be the One-Month LIBOR  applicable to the immediately preceding Interest Accrual Period.

         The Reference Bank Rate with respect to any Interest  Accrual Period,  means the arithmetic mean, rounded  upwards,  if  necessary,  to the nearest  whole  multiple of 0.03125%,  of the offered  rates for
United States dollar deposits for one month that are quoted by the Reference  Banks,  as described  below, as of 11:00 a.m.,  New York City time, on the related  interest  determination  date to prime banks in the
London  interbank  market  for a period  of one  month in  amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance of all Classes of Group I Offered  Certificates  for such Interest Accrual
Period,  provided  that at least two such  Reference  Banks  provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest  whole  multiple  of  0.03125%,  of the rates  quoted by one or more major banks in New York City, selected by the  Securities  Administrator,  as of 11:00 a.m.,  New York City time, on such date for loans in U.S.  dollars to leading  European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of all Classes of Group I Offered  Certificates.  As used in this section,  LIBOR business day means a day on which banks are open for dealing in foreign  currency and exchange in London and New York City;  and Reference  Banks means leading banks selected by the Securities
Administrator  and  engaged in  transactions  in  Eurodollar  deposits in the  international  Eurocurrency market:

        1.       with an established place of business in London,

        2.       which have been designated as such by the Securities Administrator, and

        3.       which are not  controlling,  controlled  by, or under common  control with,  the  Depositor,  the
                 Sponsor or the Master Servicer.

         The  establishment  of One-Month  LIBOR on each  interest  determination  date by the  Securities
Administrator  and the Securities  Administrator's  calculation of the rate of interest  applicable to the
Classes of Group I Offered  Certificates  for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

                  Distributions on the Group II Certificates

         On each  distribution  date, the Available  Funds with respect to each Sub-Loan Group included in
Loan Group II will be distributed as follows:

         (A)      On each  distribution  date, the Available Funds for the related  Sub-Loan Group will be distributed as follows:

                  first,  to the  related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities set forth in the Term Sheet, the Accrued  Certificate  Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued  Certificate  Interest owed to each such class.  Accrued  Certificate  Interest is subject to  reduction in the event of certain Net Interest Shortfalls  allocable thereto,  as described under "—Interest  Distributions on the Group II Certificates and the Group III Certificates" below;

                  second,  to the related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities  set forth in the Term  Sheet,  any Accrued  Certificate  Interest  thereon  remaining undistributed  from previous  distribution  dates to the extent of remaining  Available Funds for such Sub-Loan Group; and

                  third,  to the  related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities set forth in the Term Sheet and in reduction of their Certificate  Principal  Balances thereof,  the Senior Optimal  Principal  Amount with respect to the Senior  Certificates  in such
         Sub-Loan Group for such  distribution  date, to the extent of remaining  Available Funds for such
         Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

         (B)      Except as provided in  paragraphs  (C) and (D) below,  on each  distribution  date on or prior to the  distribution  date on which the Certificate  Principal  Balances of the Group II Subordinate
Certificates  are reduced to zero,  such date being referred to herein as the  Cross-Over  Date, an amount equal to the sum of the  remaining  Available  Funds for all  Sub-Loan  Groups in Loan  Group II after the distributions  set forth in  paragraph  (A)  above,  will be  distributed  starting  with the  Class  II-B
Certificates  with the lowest numerical  designation,  sequentially,  in that order, in each case up to an amount  equal to and in the  following  order:  (a) the  Accrued  Certificate  Interest  thereon  for such distribution  date, (b) any Accrued  Certificate  Interest thereon remaining  undistributed  from previous distribution  dates and (c) such class's Allocable Share for such distribution  date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

         (C)      On each  distribution  date prior to the Cross-Over  Date but after the reduction of the aggregate  Certificate  Principal Balance of the Group II Senior  Certificates in any Certificate Group or
Groups to zero,  the  remaining  Certificate  Groups  will be entitled  to receive in  reduction  of their
Certificate  Principal Balances,  pro rata, based upon the aggregate  Certificate Principal Balance of the
Senior  Certificates in each Certificate Group  immediately  prior to such distribution  date, in addition to any Principal  Prepayments  related to such remaining Senior  Certificates'  respective  Sub-Loan Group allocated to such Senior  Certificates,  100% of the Principal  Prepayments  on any group II mortgage loan in the  Sub-Loan  Group or Groups  relating to the fully paid  Certificate  Group or Groups.  Such amounts allocated  to Group II  Senior  Certificates  shall be  treated  as part of the  Available  Funds  for the related  Sub-Loan  Group  and  distributed  as part of the  related  Senior  Optimal  Principal  Amount in accordance  with the  priorities  set forth in clause  third in paragraph  (A) above,  in reduction of the
Certificate  Principal  Balances thereof.  Notwithstanding  the foregoing,  if (i) the weighted average of the Subordinate  Percentages on such  distribution  date equals or exceeds two times the initial  weighted average of the Subordinate  Percentages and (ii) the aggregate  Stated  Principal  Balance of the group II mortgage  loans in all Sub-Loan  Groups  delinquent 60 days or more  (including  for this purpose any such mortgage loans in  foreclosure  and mortgage  loans with respect to which the related  mortgaged  property has been  acquired by the Trust),  averaged  over the last six months,  as a percentage  of the sum of the aggregate  Certificate  Principal  Balance of the Group II Subordinate  Certificates does not exceed 100%, then  the  additional  allocation  of  Principal  Prepayments  to the  Group  II  Senior  Certificates  in
accordance  with this  paragraph (C) will not be made and 100% of the Principal  Prepayments  on any group
II mortgage loan in the Sub-Loan Group relating to the fully paid  Certificate  Group will be allocated to the Group II Subordinate Certificates.

         (D)      If on any  distribution  date on which the aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  in a  Certificate  Group  would be greater  than the  aggregate  Stated
Principal  Balance  of the  group II  mortgage  loans  in its  related  Sub-Loan  Group  and any  Group II
Subordinate  Certificates are still outstanding,  in each case, after giving effect to distributions to be made on such  distribution  date,  (i) 100% of amounts  otherwise  allocable  to the Group II  Subordinate
Certificates  in  respect  of  principal  will be  distributed  to such  Group II Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof,  until the  aggregate  Certificate  Principal
Balance of such Group II Senior  Certificates is equal to the aggregate  Stated  Principal  Balance of the mortgage  loans in its  related  Sub-Loan  Group,  and (ii) the  Accrued  Certificate  Interest  otherwise allocable  to the  Group II  Subordinate  Certificates  on such  distribution  date  will be  reduced  and distributed  to such  Group II Senior  Certificates,  to the  extent of any  amount due and unpaid on such
Group  II  Senior  Certificates,  in an  amount  equal  to  the  Accrued  Certificate  Interest  for  such distribution  date on the  excess of (x) the  aggregate  Certificate  Principal  Balance  of such Group II
Senior  Certificates  over (y) the aggregate  Stated  Principal  Balance of the group II mortgage loans in the  related  Sub-Loan  Group.  Any such  reduction  in the Accrued  Certificate  Interest on the Group II
Subordinate  Certificates  will be allocated  first to the Group II  Subordinate  Certificates  in reverse order of their respective  numerical  designations,  commencing with the Class II-B  Certificates with the highest numerical designation.  If there exists more than one  undercollateralized  Certificate Group on a distribution date, amounts distributable to such  undercollateralized  Certificate Groups pursuant to this paragraph will be allocated  between such  undercollateralized  Certificate  Groups,  pro rata, based upon the amount by which  their  respective  aggregate  Certificate  Principal  Balances  exceed the  aggregate
Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

         (E)      If,  after  distributions  have been made  pursuant  to  priorities  first and second of paragraph (A) above on any  distribution  date,  the remaining  Available  Funds for any Sub-Loan Group is less than the Senior  Optimal  Principal  Amount for that Sub-Loan  Group,  the Senior  Optimal  Principal
Amount for that  Sub-Loan  Group shall be reduced by that amount,  and the remaining  Available  Funds for that Sub-Loan Group will be distributed as principal among  the related classes of Senior  Certificates in
Loan Group II, pro rata, based on their respective Certificate Principal Balances.

         Payments made on a class of Certificates  with Available Funds from another  Sub-Loan Group are a type of credit enhancement,  which has the effect of providing limited  cross-collateralization  among the
Sub-Loan Groups.

         On each  distribution  date,  any  Available  Funds  remaining  after  payment  of  interest  and principal to the classes of Certificates  entitled  thereto,  as described  above,  will be distributed to the Class R Certificates;  provided,  that if on any  distribution  date there are any Available Funds for any Sub-Loan  Group  included in Loan Group II remaining  after  payment of interest and  principal to the
Group II  Certificates  entitled  thereto,  such amounts will be distributed to the other classes of Group
II Senior Certificates,  pro rata, based upon their respective  Certificate Principal Balances,  until all amounts due to all classes of Group II Senior  Certificates  have been paid in full,  before any remaining
Available Funds are  distributed in accordance with this paragraph to the Class R Certificates.  It is not anticipated that there will be any significant amounts remaining for such distribution.

Distributions on the Group III Certificates

         On each  distribution  date, the Available  Funds with respect to each Sub-Loan Group included in
Loan Group III will be distributed as follows:

         (A)      On each  distribution  date, the Available Funds for the related  Sub-Loan Group will be distributed as follows:

                  first,  to the  related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities set forth in the Term Sheet, the Accrued  Certificate  Interest on each such class for such distribution date as set forth in the Term Sheet based on the Accrued  Certificate  Interest owed to each such class.  Accrued  Certificate  Interest is subject to  reduction in the event of certain Net Interest Shortfalls  allocable thereto,  as described under "—Interest  Distributions on the Group II Certificates and the Group III Certificates" below;

                  second,  to the related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities  set forth in the Term  Sheet,  any Accrued  Certificate  Interest  thereon  remaining undistributed  from previous  distribution  dates to the extent of remaining  Available Funds for such Sub-Loan Group; and

                  third,  to the  related  Certificates  in such  Sub-Loan  Group in  accordance  with the priorities set forth in the Term Sheet and in reduction of their Certificate  Principal  Balances thereof,  the Senior Optimal  Principal  Amount with respect to the Senior  Certificates  in such
         Sub-Loan Group for such  distribution  date, to the extent of remaining  Available Funds for such
         Sub-Loan Group, until each such Certificate Principal Balance has been reduced to zero.

         (B)      Except as provided in  paragraphs  (C) and (D) below,  on each  distribution  date on or prior to the distribution  date on which the Certificate  Principal  Balances of the Group III Subordinate
Certificates  are reduced to zero,  such date being referred to herein as the  Cross-Over  Date, an amount equal to the sum of the  remaining  Available  Funds for all  Sub-Loan  Groups in Loan Group III after the distributions  set forth in  paragraph  (A)  above,  will be  distributed  starting  with the Class  III-B
Certificates  with the lowest numerical  designation,  sequentially,  in that order, in each case up to an amount  equal to and in the  following  order:  (a) the  Accrued  Certificate  Interest  thereon  for such distribution  date, (b) any Accrued  Certificate  Interest thereon remaining  undistributed  from previous distribution  dates and (c) such class's Allocable Share for such distribution  date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group III.

         (C)      On each  distribution  date prior to the Cross-Over  Date but after the reduction of the aggregate  Certificate  Principal Balance of the Group III Senior Certificates in any Certificate Group or
Groups to zero,  the  remaining  Certificate  Groups  will be entitled  to receive in  reduction  of their
Certificate  Principal Balances,  pro rata, based upon the aggregate  Certificate Principal Balance of the
Senior  Certificates in each Certificate Group  immediately  prior to such distribution  date, in addition to any Principal  Prepayments  related to such remaining Senior  Certificates'  respective  Sub-Loan Group allocated to such Senior  Certificates,  100% of the Principal  Prepayments on any group III mortgage loan in the  Sub-Loan  Group or Groups  relating to the fully paid  Certificate  Group or Groups.  Such amounts allocated  to Group III  Senior  Certificates  shall be  treated  as part of the  Available  Funds for the related  Sub-Loan  Group  and  distributed  as part of the  related  Senior  Optimal  Principal  Amount in accordance  with the  priorities  set forth in clause  third in paragraph  (A) above,  in reduction of the
Certificate  Principal  Balances thereof.  Notwithstanding  the foregoing,  if (i) the weighted average of the Subordinate  Percentages on such  distribution  date equals or exceeds two times the initial  weighted average of the Subordinate  Percentages and (ii) the aggregate Stated  Principal  Balance of the group III mortgage  loans in all Sub-Loan  Groups  delinquent 60 days or more  (including  for this purpose any such mortgage loans in  foreclosure  and mortgage  loans with respect to which the related  mortgaged  property has been  acquired by the Trust),  averaged  over the last six months,  as a percentage  of the sum of the aggregate  Certificate  Principal Balance of the Group III Subordinate  Certificates does not exceed 100%, then the  additional  allocation  of  Principal  Prepayments  to the  Group  III  Senior  Certificates  in
accordance  with this  paragraph (C) will not be made and 100% of the Principal  Prepayments  on any group
III mortgage loan in the Sub-Loan  Group  relating to the fully paid  Certificate  Group will be allocated to the Group III Subordinate Certificates.

         (D)      If on any  distribution  date on which the aggregate  Certificate  Principal  Balance of the Group III Senior  Certificates  in a  Certificate  Group would be greater  than the  aggregate  Stated
Principal  Balance  of the  group  III  mortgage  loans in its  related  Sub-Loan  Group and any Group III
Subordinate  Certificates are still outstanding,  in each case, after giving effect to distributions to be made on such  distribution  date,  (i) 100% of amounts  otherwise  allocable to the Group III  Subordinate
Certificates  in respect of  principal  will be  distributed  to such  Group III  Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof,  until the  aggregate  Certificate  Principal
Balance of such Group III Senior  Certificates is equal to the aggregate Stated  Principal  Balance of the mortgage  loans in its  related  Sub-Loan  Group,  and (ii) the  Accrued  Certificate  Interest  otherwise allocable  to the Group III  Subordinate  Certificates  on such  distribution  date  will be  reduced  and distributed  to such  Group III  Senior  Certificates,  to the extent of any amount due and unpaid on such
Group  III  Senior  Certificates,  in an  amount  equal  to the  Accrued  Certificate  Interest  for  such distribution  date on the  excess of (x) the  aggregate  Certificate  Principal  Balance of such Group III
Senior  Certificates  over (y) the aggregate Stated  Principal  Balance of the group III mortgage loans in the related  Sub-Loan  Group.  Any such  reduction  in the Accrued  Certificate  Interest on the Group III
Subordinate  Certificates  will be allocated  first to the Group III  Subordinate  Certificates in reverse order of their respective numerical  designations,  commencing with the Class III -B Certificates with the highest numerical designation.  If there exists more than one  undercollateralized  Certificate Group on a distribution date, amounts distributable to such  undercollateralized  Certificate Groups pursuant to this paragraph will be allocated  between such  undercollateralized  Certificate  Groups,  pro rata, based upon the amount by which  their  respective  aggregate  Certificate  Principal  Balances  exceed the  aggregate
Stated Principal Balance of the group III mortgage loans in their respective Sub-Loan Groups.

         (E)      If,  after  distributions  have been made  pursuant  to  priorities  first and second of paragraph (A) above on any  distribution  date,  the remaining  Available  Funds for any Sub-Loan Group is less than the Senior  Optimal  Principal  Amount for that Sub-Loan  Group,  the Senior  Optimal  Principal
Amount for that  Sub-Loan  Group shall be reduced by that amount,  and the remaining  Available  Funds for that Sub-Loan Group will be distributed as principal among  the related classes of Senior  Certificates in
Loan Group III, pro rata, based on their respective Certificate Principal Balances.

         Payments made on a class of Certificates  with Available Funds from another  Sub-Loan Group are a type of credit enhancement,  which has the effect of providing limited  cross-collateralization  among the
Sub-Loan Groups.

         On each  distribution  date,  any  Available  Funds  remaining  after  payment  of  interest  and principal to the classes of Certificates  entitled  thereto,  as described  above,  will be distributed to the Class R Certificates;  provided,  that if on any  distribution  date there are any Available Funds for any Sub-Loan  Group  included in Loan Group III  remaining  after payment of interest and principal to the
Group III Certificates  entitled  thereto,  such amounts will be distributed to the other classes of Group
III Senior Certificates,  pro rata, based upon their respective Certificate Principal Balances,  until all amounts due to all classes of Group III Senior  Certificates  have been paid in full, before any remaining
Available Funds are  distributed in accordance with this paragraph to the Class R Certificates.  It is not anticipated that there will be any significant amounts remaining for such distribution.

Interest Distributions on the Group II Certificates and the Group III Certificates

         Holders of each class of Group II Senior  Certificates and Group III Senior  Certificates will be entitled to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the  Available  Funds for the  related  Sub-Loan
Group for that distribution date.

         Holders  of  the  Group  II  Subordinate  Certificates  will  be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution date, to the extent of the Available  Funds  remaining for all Sub-Loan  Groups  included in Loan Group II on that  distribution  date  after  distributions  of  interest  and  principal  to the  Group  II  Senior
Certificates,  distributions  of interest and principal to any class of Group II Subordinate  Certificates having a higher payment priority.

         Holders  of the  Group  III  Subordinate  Certificates  will  be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution date, to the extent of the Available  Funds  remaining for all Sub-Loan  Groups included in Loan Group III on that  distribution  date  after  distributions  of  interest  and  principal  to the Group  III  Senior
Certificates,  reimbursements  for  certain  advances  to  the  Master  Servicer  and  the  Servicers  and
distributions  of interest  and  principal  to any class of Group III  Subordinate  Certificates  having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate  Interest
on each class of  Certificates  is subject to  reduction  in the event of  specified  interest  shortfalls allocable thereto.

         When a Principal  Prepayment  in full is made on a group II mortgage  loan or group III  mortgage loan,  the mortgagor is charged  interest  only for the period from the Due Date of the preceding  monthly payment  up to the  date  of the  Principal  Prepayment,  instead  of for a  full  month.  When a  partial
Principal  Prepayment  is made on a group II mortgage  loan or group III mortgage  loan,  the mortgagor is not  charged  interest  on the amount of the  prepayment  for the month in which the  prepayment  is made.
Interest  shortfalls  resulting  from  Principal  Prepayments in full or in part are referred to herein as
"Prepayment Interest Shortfalls".

         Any Prepayment  Interest  Shortfalls  resulting  from  prepayments in full or prepayments in part made  during  the  preceding  calendar  month  that  are  being  distributed  to the  holders  of Group II
Certificates or Group III Certificates on that  distribution  date will be offset by the related Servicer, but only to the extent  that those  Prepayment  Interest  Shortfalls  do not exceed the  aggregate  of the
Servicing Fees on the group II mortgage  loans or group III mortgage  loans,  as  applicable,  serviced by such Servicer for the applicable  distribution  date. Any Prepayment  Interest  Shortfalls  required to be funded but not funded by the related  Servicer  are required to be paid by the Master  Servicer,  but only to the extent  that such  amount  does not exceed  the  aggregate  Master  Servicer  compensation  for the applicable  distribution date. No assurance can be given that the Master Servicing  compensation available to cover Prepayment  Interest Shortfalls will be sufficient  therefor.  Any Prepayment Interest Shortfalls which are not covered by the related  Servicer or the Master  Servicer on any  distribution  date will not be reimbursed on any future  distribution date. See "Pooling and Servicing  Agreement—Servicing  and Other
Compensation and Payment of Expenses" in this term sheet supplement.

         Accrued  Certificate  Interest may be further reduced on each distribution date by application of the  Relief  Act or  similar  state  laws.  The  Relief  Act and  similar  state  laws  limit,  in certain circumstances,  the interest  rate  required to be paid by a mortgagor  in the military  service to 6% per annum.  Neither the related  Servicer nor the Master  Servicer are obligated to fund  interest  shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest  Shortfalls,  to the extent not covered by the related Servicer or the Master
Servicer from servicing  compensation,  together with interest  shortfalls  due to the  application of the
Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized  Losses on the group II  mortgage  loans will  further  reduce the  Accrued  Certificate
Interest payable to the Group II Certificates on a distribution  date;  provided,  however,  that prior to the date on which the aggregate  Certificate  Principal Balances of the Group II Subordinate  Certificates
have been reduced to zero, the interest  portion of Realized Losses will be allocated  sequentially to the
Group II Subordinate  Certificates,  beginning with the class of Group II  Subordinate  Certificates  with the lowest payment priority,  and will not reduce the Accrued Certificate  Interest on the Group II Senior
Certificates.  Once the aggregate Certificate Principal Balances of the Group II Subordinate  Certificates
have been  reduced to zero the  interest  portion of  Realized  Losses will be  allocated  to the Group II
Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         Realized  Losses on the group III  mortgage  loans will  further  reduce the Accrued  Certificate
Interest payable to the Group III Certificates on a distribution date;  provided,  however,  that prior to the date on which the aggregate Certificate  Principal Balances of the Group III Subordinate  Certificates
have been reduced to zero, the interest  portion of Realized Losses will be allocated  sequentially to the
Group III Subordinate  Certificates,  beginning with the class of Group III Subordinate  Certificates with the lowest  payment  priority,  and will not  reduce the  Accrued  Certificate  Interest  on the Group III
Senior  Certificates.  Once the  aggregate  Certificate  Principal  Balances  of the Group II  Subordinate
Certificates  have been reduced to zero the interest  portion of Realized  Losses will be allocated to the
Group III Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

         If on any  distribution  date the  Available  Funds for any  Sub-Loan  Group is less than Accrued
Certificate  Interest on the related Senior  Certificates for that  distribution  date, prior to reduction for Net Interest  Shortfalls and the interest  portion of Realized  Losses on the related  mortgage loans, the  shortfall  will be  allocated  among the  holders  of each class of related  Senior  Certificates  in proportion to the  respective  amounts of Accrued  Certificate  Interest for that  distribution  date that would have been allocated  thereto in the absence of such Net Interest  Shortfalls  and/or Realized Losses for such distribution  date. In addition,  the amount of any such interest  shortfalls with respect to the mortgage loans in the related  Sub-Loan Group will  constitute  unpaid  Accrued  Certificate  Interest and will be  distributable  to holders of the  related  Certificates  entitled to such  amounts on  subsequent distribution  dates, to the extent of the Available  Funds for the related  Sub-Loan Group remaining after current  interest  distributions as described in this term sheet  supplement.  Any such amounts so carried forward  will not bear  interest.  Any  interest  shortfalls  will not be  offset  by a  reduction  in the servicing  compensation  of the  Servicers or  otherwise,  except to the limited  extent  described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         The  Pass-Through  Rates  applicable to the calculation of the Accrued  Certificate  Interest for the Group II Offered  Certificates  and the Group III  Offered  Certificates  are as set forth in the Term
Sheet.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of Certificates is based on the Certificate  Principal  Balance of that class of  Certificates.  All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group II Senior Certificates and the Group III Senior
Certificates

         Distributions  in  reduction  of the  Certificate  Principal  Balance  of  the  Group  II  Senior
Certificates  will be made on each  distribution date pursuant to priority third above of clause (A) under
"—Distributions  on the Group II  Certificates."  In accordance  with such priority  third,  the Available
Funds  for such  Sub-Loan  Group  remaining  after the  distribution  of  interest  on the Group II Senior
Certificates  will be  allocated  to such  Certificates  in an  aggregate  amount not to exceed the Senior
Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition,  if on any  distribution  date the aggregate  Certificate  Principal  Balance of any class or classes of Group II Senior  Certificates  would be greater than the  aggregate  Stated  Principal
Balance of the mortgage loans in its related Sub-Loan Group,  amounts otherwise  allocable to the Group II
Subordinate  Certificates  in respect of principal  will be  distributed to such class or classes of Group
II Senior  Certificates  in reduction of the  Certificate  Principal  Balances  thereof in accordance with paragraph (D) under "—Distributions on the Group II Certificates."

         Distributions  in  reduction  of the  Certificate  Principal  Balance  of the  Group  III  Senior
Certificates  will be made on each  distribution date pursuant to priority third above of clause (A) under
"—Distributions  on the Group III  Certificates."  In accordance with such priority  third,  the Available
Funds for such  Sub-Loan  Group  remaining  after the  distribution  of  interest  on the Group III Senior
Certificates  will be  allocated  to such  Certificates  in an  aggregate  amount not to exceed the Senior
Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

         In addition,  if on any  distribution  date the aggregate  Certificate  Principal  Balance of any class or classes of Group III Senior  Certificates  would be greater than the aggregate  Stated  Principal
Balance of the mortgage loans in its related  Sub-Loan  Group,  amounts  otherwise  allocable to the Group
III  Subordinate  Certificates  in respect of principal  will be  distributed  to such class or classes of
Group III Senior  Certificates in reduction of the Certificate  Principal  Balances  thereof in accordance with paragraph (D) under "—Distributions on the Group III Certificates."

         The  definition of Senior  Optimal  Principal  Amount  allocates the entire amount of prepayments and certain other  unscheduled  recoveries of principal  with respect to the mortgage loans in the related
Loan Group based on the related Senior Prepayment  Percentage,  rather than the related Senior Percentage, which is the  allocation  concept  used for  scheduled  payments of  principal.  While the related  Senior
Percentage  allocates  scheduled  payments  of  principal  between  the Senior  Certificates  related to a
Sub-Loan  Group and the  percentage  interest  of such Loan Group  evidenced  by the Group II  Subordinate
Certificates  or the Group III Subordinate  Certificates,  as applicable,  on a pro rata basis,  generally the Senior Prepayment  Percentage  allocates 100% of the unscheduled  principal  collections to the Senior
Certificates of the related Sub-Loan Group on each  distribution  date for the first seven years after the
Closing Date with a reduced but still  disproportionate  percentage of unscheduled  principal  collections being  allocated  to the Senior  Certificates  of a Sub-Loan  Group over an  additional  four year  period
(subject to certain  subordination  levels  being  attained and certain  loss and  delinquency  test being met);  provided,  however,  that  if on  any  distribution  date  the  current  weighted  average  of  the
Subordinate  Percentages  of the  related  Certificate  Group is equal to or  greater  than two  times the weighted  average of the initial  Subordinate  Percentages  of the related  Certificate  Group and certain loss and  delinquency  tests  described  in the Term Sheet are met, the related  Subordinate  Certificates will receive certain additional  payments as set forth in the Term Sheet,  provided,  further,  that if on any distribution date the Senior  Percentage for the related  Certificate Group exceeds the related Senior
Percentage  as of the Cut-off Date,  then all  prepayments  received on the mortgage  loans in the related
Sub-Loan Group during the related  Prepayment Period will be allocated to the Senior  Certificates in such
Certificate  Group. The  disproportionate  allocation of unscheduled  principal  collections will have the effect of  accelerating  the  amortization  of the related Senior  Certificates  while,  in the absence of
Realized Losses,  increasing the respective  percentage  interest in the principal balance of the mortgage loans  in  each  Sub-Loan  Group  evidenced  by  the  related  Subordinate  Certificates.  Increasing  the respective  percentage interest in a Sub-Loan Group of the Group II Subordinate  Certificates  relative to that of the Group II Senior  Certificates is intended to preserve the  availability  of the  subordination provided by the Group II Subordinate  Certificates and increasing the respective  percentage interest in a
Sub-Loan  Group of the Group  III  Subordinate  Certificates  relative  to that of the  Group  III  Senior
Certificates  is intended to preserve  the  availability  of the  subordination  provided by the Group III
Subordinate Certificates.

         For purposes of all principal  distributions  described  above and for calculating the applicable
Senior Optimal  Principal  Amount,  Senior  Percentage and Senior  Prepayment  Percentage,  the applicable
Certificate  Principal  Balance for any  distribution  date shall be determined  before the  allocation of losses on the  mortgage  loans in the  mortgage  pool to be made on such  distribution  date as  described under "—Allocation of Losses; Subordination" below.

Principal Distributions on the Group II Subordinate Certificates and the Group III
Subordinate Certificates

         Distributions  in reduction of the  Certificate  Principal  Balances of the Group II  Subordinate
Certificates  will be made  pursuant to  priority  (c) of clause (B) above  under  "—Distributions  on the
Group II  Certificates."  In accordance  with such priority,  the Available Funds for each Sub-Loan Group, if any,  remaining  after  distributions  of  principal  and  interest  on the  related  Group  II  Senior
Certificates on such  distribution  date will be allocated to the Group II Subordinate  Certificates in an amount  equal  to each  such  class's  Allocable  Share  for  such  distribution  date,  provided  that no distribution  of principal  will be made on any such class until all classes  ranking  prior  thereto have received  distributions of interest and principal,  and such class has received distributions of interest, on such distribution date.

         All unscheduled  principal  collections on the mortgage loans not otherwise  distributable to the
Group  II  Senior  Certificates  will be  allocated  on a pro  rata  basis  among  the  class  of Group II
Subordinate  Certificates  with the highest  payment  priority  then  outstanding  and each other class of
Group II  Subordinate  Certificates  for which  certain  loss  levels  established  for such  class in the
Agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class II-B Certificates,  respectively,  only if the sum of the current percentage interests in the group II mortgage  loans  evidenced  by such class and each class,  if any,  subordinate  thereto  were at least equal to the sum of the initial  percentage  interests in the group II mortgage  loans  evidenced by such class and each class, if any, subordinate thereto.

         As described above under  "—Principal  Distributions on the Group II Senior  Certificates and the
Group III  Senior  Certificates,"  unless  the  amount of  subordination  provided  to the Group II Senior
Certificates  by the Group II  Subordinate  Certificates  is twice the amount as of the Cut-off Date,  and certain loss and delinquency  tests are satisfied,  on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other  unscheduled  recoveries of principal  with respect to the group II mortgage  loans in a Sub-Loan Group will be allocated to the Group
II Senior  Certificates in the related  Certificate  Group,  with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         Distributions  in reduction of the  Certificate  Principal  Balances of the Group II  Subordinate
Certificates  will be made  pursuant to  priority  (c) of clause (B) above  under  "—Distributions  on the
Group II  Certificates."  In accordance  with such priority,  the Available Funds for each Sub-Loan Group, if any,  remaining  after  distributions  of  principal  and  interest  on the  related  Group  II  Senior
Certificates on such  distribution  date will be allocated to the Group II Subordinate  Certificates in an amount  equal  to each  such  class's  Allocable  Share  for  such  distribution  date,  provided  that no distribution  of principal  will be made on any such class until all classes  ranking  prior  thereto have received  distributions of interest and principal,  and such class has received distributions of interest, on such distribution date.

         All unscheduled  principal  collections on the mortgage loans not otherwise  distributable to the
Group  III  Senior  Certificates  will be  allocated  on a pro rata  basis  among  the  class of Group III
Subordinate  Certificates  with the highest  payment  priority  then  outstanding  and each other class of
Group III  Subordinate  Certificates  for which  certain  loss  levels  established  for such class in the
Agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class III-B  Certificates,  respectively,  only if the sum of the current  percentage  interests in the group III mortgage loans evidenced by such class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial  percentage  interests in the group III mortgage loans  evidenced by such class and each class, if any, subordinate thereto.

         As described above under  "—Principal  Distributions on the Group II Senior  Certificates and the
Group III  Senior  Certificates,"  unless  the amount of  subordination  provided  to the Group III Senior
Certificates  by the Group III  Subordinate  Certificates  is twice the amount as of the Cut-off Date, and certain loss and delinquency  tests are satisfied,  on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other  unscheduled  recoveries of principal  with  respect to the group III  mortgage  loans in a Sub-Loan  Group will be  allocated  to the
Group III Senior  Certificates  in the related  Certificate  Group,  with such allocation to be subject to further reduction over an additional four year period thereafter, as described herein.

         For purposes of all principal  distributions  described  above and for calculating the applicable
Subordinate Optimal Principal Amount,  Subordinate Percentage and Subordinate  Prepayment Percentage,  the
applicable  Certificate  Principal  Balance  for any  distribution  date  shall be  determined  before the allocation of losses on the related  mortgage  loans in the mortgage pool to be made on such  distribution date as described under "—Allocation of Losses; Subordination" herein.

Monthly Advances

         If the  scheduled  payment on a mortgage  loan which was due on a related Due Date is  delinquent other than as a result of  application  of the Relief Act or similar state law, the related  Servicer will be  required  to  remit to the  Distribution  Account  the  date  specified  in the  applicable  Servicing
Agreement an amount equal to such  delinquency,  net of the Servicing Fee except to the extent the related
Servicer  determines any such advance to be nonrecoverable from Liquidation  Proceeds,  Insurance Proceeds or from future  payments on the mortgage loan for which such advance was made.  Subject to the  foregoing, such advances will be made by the Servicers or subservicers,  if applicable,  through final disposition or liquidation  of the  related  mortgaged  property,  or until  such  time as  specified  in the  applicable
Servicing  Agreement.  Failure by the related Servicer to remit any required  advance,  which failure goes unremedied for the number of days  specified in the applicable  Servicing  Agreement,  will  constitute an event of default  under such  Servicing  Agreement.  Such event of default  shall then obligate the Master
Servicer,  as  successor  servicer,  to advance  such  amounts to the  Distribution  Account to the extent provided in the Agreement.  Any failure of the Master  Servicer to make such advances would  constitute an
Event of Default as discussed  under "The  Agreements—Events  of Default and Rights Upon Event of Default"
in the prospectus.  The Trustee,  as successor Master Servicer,  will be required to make an advance which the Master Servicer is required to make but fails to do so.

         All Monthly  Advances  will be  reimbursable  to the party making such Monthly  Advance from late collections,  Insurance  Proceeds  and  Liquidation  Proceeds  from  the  mortgage  loan as to  which  the unreimbursed  Monthly Advance was made. In addition,  any Monthly  Advances  previously made in respect of any  mortgage  loan  that are  deemed by the  related  Servicer,  subservicer  or  Master  Servicer  to be nonrecoverable  from  related  late  collections,  Insurance  Proceeds  or  Liquidation  Proceeds  may  be
reimbursed to such party out of any funds in the  Distribution  Account prior to the  distributions on the
Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination  provides  the  holders  of  Certificates  having a higher  payment  priority  with protection  against  Realized  Losses  on  the  mortgage  loans.  In  general,  this  loss  protection  is accomplished  by allocating  any Realized  Losses among the related  Subordinate  Certificates,  beginning with the  Subordinate  Certificates  with the lowest  payment  priority  until the  Certificate  Principal
Balance of that class of  Subordinate  Certificates  has been reduced to zero.  In the case of the Group I
Certificates  only,  only those  Realized  Losses in excess of  available  Excess  Spread and the  current
Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

         With  respect to any  defaulted  mortgage  loan that is finally  liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such mortgage loan was finally  liquidated,  after  application of all amounts  recovered (net of amounts  reimbursable  to the related  Servicer or Master Servicer for Monthly  Advances,  Servicing Fees,
servicing  advances and certain other amounts  specified in the applicable  Servicing  Agreement)  towards interest and principal  owing on the mortgage  loan.  The amount of such loss realized on a mortgage loan, together with the amount of any  Bankruptcy  Loss (if any) in respect of a mortgage loan is referred to in this term sheet supplement as a Realized Loss.

         There are two types of  Bankruptcy  Losses that can occur with  respect to a mortgage  loan.  The first type of  Bankruptcy  Loss,  referred  to in this term sheet  supplement  as a  Deficient  Valuation, results if a court,  in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage  loan secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an unsecured creditor to the extent of the difference  between the unpaid  principal  balance of such mortgage loan and such  reduced  unsecured  debt.  The  second  type of  Bankruptcy  Loss,  referred  to in this term  sheet supplement as a Debt Service  Reduction,  results from a court reducing the amount of the monthly  payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The  principal  portion of Debt  Service  Reductions  will not be  allocated  in reduction of the
Certificate  Principal  Balance  of any class of  Certificates.  As a result of the  subordination  of the
Subordinate  Certificates in right of distribution of available funds to the related Senior  Certificates, any Debt Service  Reductions  relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate  Certificates (to the extent then  outstanding) in inverse order of priority.  However, in the case of the Group II Certificates,  after the Group II Cross-Over  Date, the amounts  distributable under clause (1) of the  definition of Senior  Optimal  Principal  Amount for each Sub-Loan Group included in Loan Group II will be reduced by the amount of any Debt Service  Reductions  applicable to the group II mortgage loans of the related  Sub-Loan Group,  and in the case of the Group III  Certificates,  after the
Group III  Cross-Over  Date,  the  amounts  distributable  under  clause (1) of the  definition  of Senior
Optimal  Principal  Amount  for each  Sub-Loan  Group  included  in Loan  Group III will be reduced by the amount of any Debt Service  Reductions  applicable to the group III mortgage loans of the related Sub-Loan
Group.  Regardless of when they occur,  Debt Service  Reductions may reduce the amount of available  funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

         In the event that the related  Servicer,  the Master  Servicer or any  sub-servicer  recovers any amount in respect of a Liquidated  Mortgage  Loan with respect to which a Realized  Loss has been incurred after  liquidation  and  disposition of such mortgage loan, any such amount,  which is referred to in this term sheet  supplement  as a  Subsequent  Recovery,  will be  distributed  as part of  available  funds in accordance with the priorities  described herein under "Description of the  Certificates–Distributions  on the  Group  I  Certificates,"  "Distributions  on the  Certificates  on the  Group  II  Certificates"  and
"Distributions  on  the  Certificates  on the  Group  III  Certificates."  Additionally,  the  Certificate
Principal  Balance of each class of Subordinate  Certificates that has been reduced by the allocation of a
Realized  Loss to such  Certificate  will be  increased,  in order of  seniority,  by the  amount  of such
Subsequent  Recovery,  but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously  offset by Subsequent  Recoveries.  Holders of such  Certificates will not be  entitled  to any  payment in  respect of  interest  on the  amount of such  increases  for an
Interest Accrual Period preceding the distribution date on which such increase occurs.

         Any  allocation  of a  principal  portion of a  Realized  Loss to a  Certificate  will be made by reducing the  Certificate  Principal  Balance  thereof by the amount so  allocated as of the  distribution date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation  of a Realized  Loss on a pro rata basis among two or more classes of  Certificates means an allocation to each such class of  Certificates on the basis of its then  outstanding  Certificate
Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

         The Applied  Realized Loss Amount for the group I mortgage loans shall be allocated  first to the
Class I-B Certificates  starting with the Class I-B Certificates with the highest  numerical  designation, sequentially,  in that  order,  and then to the  Class  I-M  Certificates,  starting  with the  Class  I-M
Certificate  with  the  highest  numerical  designation,  sequentially,  in that  order  (so long as their respective  Certificate  Principal Balances have not been reduced to zero) and thereafter  Realized Losses on the group I mortgage  loans will be  allocated to the Class I-A  Certificates  as described in the Term
Sheet.  Such  subordination  will increase the  likelihood of timely receipt by the holders of the Group I
Certificates  with higher  relative  payment  priority of the maximum amount to which they are entitled on any distribution date and will provide such holders  protection  against losses resulting from defaults on group I  mortgage  loans to the  extent  described  in this term  sheet  supplement.  The  Depositor  will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

         The  principal  portion of Realized  Losses on the group II mortgage  loans will be  allocated on any distribution date to the Class II-B  Certificates,  starting with the Class II-B Certificates with the highest numerical  designation,  sequentially,  in that order, until the Certificate  Principal Balance of such  classes has been  reduced to zero.  Thereafter,  the  principal  portion of  Realized  Losses on the
Group II  mortgage  loans in each Loan  Group will be  allocated  on any  distribution  date to the Senior
Certificates  in the related  Certificate  Group as described in the Term Sheet.  Once the Group II Senior
Certificates  in a Sub-Loan Group have been reduced to zero, the principal  portion of Realized  Losses on the mortgage  loans in the related  Sub-Loan  Group (if any) will be  allocated  pro rata based upon their respective  Certificate  Principal Balances to the remaining  outstanding Senior Certificates of the other
Certificate Groups, pro rata, based upon their respective  Certificate  Principal Balances.  The principal portion of any Realized  Losses that are allocated to the Senior Group II  Certificates  will be allocated as set forth in the Term Sheet.

         No reduction of the  Certificate  Principal  Balance on a  distribution  date of any class of (i)
Group II Subordinate  Certificates  will be made on any distribution date on account of Realized Losses on the group II mortgage  loans to the extent  that such  allocation  would  result in the  reduction  of the aggregate  Certificate  Principal  Balances of all Group II  Certificates  as of such  distribution  date, after  giving  effect  to all  distributions  and prior  allocations  of  Realized  Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated  Principal  Balance of all of the group II  mortgage  loans as of the  first day of the month of such  distribution  date and (ii)  Group II
Senior  Certificates of a Certificate  Group shall be made on any distribution date on account of Realized
Losses in the related  Sub-Loan Group to the extent that such reduction  would have the effect of reducing the Certificate  Principal  Balance of such Certificate  Group as of such  distribution  date to an amount less than the Stated  Principal  Balances of the group II mortgage loans in the related  Sub-Loan Group as of the related Due Date.  The  limitation  described  in clauses (i) and (ii) is referred to herein as the
Loss Allocation Limitation.

Allocation of Realized Losses on the Group III Certificates

         The  principal  portion of Realized  Losses on the group III mortgage  loans will be allocated on any distribution  date to the Class III-B  Certificates,  starting with the Class III-B  Certificates with the highest numerical  designation,  sequentially,  in that order, until the Certificate Principal Balance of such classes has been reduced to zero.  Thereafter,  the  principal  portion of Realized  Losses on the
Group III  mortgage  loans in each Loan Group will be  allocated  on any  distribution  date to the Senior
Certificates in the related  Certificate  Group as described in the Term Sheet.  Once the Group III Senior
Certificates  in a Sub-Loan Group have been reduced to zero, the principal  portion of Realized  Losses on the mortgage  loans in the related  Sub-Loan  Group (if any) will be  allocated  pro rata based upon their respective  Certificate  Principal Balances to the remaining  outstanding Senior Certificates of the other
Certificate Groups, pro rata, based upon their respective  Certificate  Principal Balances.  The principal portion of any Realized Losses that are allocated to the Senior Group III  Certificates  will be allocated as set forth in the Term Sheet.

         No reduction of the  Certificate  Principal  Balance on a  distribution  date of any class of (i)
Group III Subordinate  Certificates  will be made on any  distribution  date on account of Realized Losses on the group III mortgage  loans to the extent that such  allocation  would result in the reduction of the aggregate  Certificate  Principal  Balances of all Group III  Certificates as of such  distribution  date, after  giving  effect to all  distributions  and prior  allocations  of  Realized  Losses on the group III mortgage loans on such date, to an amount less than the aggregate Stated  Principal  Balance of all of the group III  mortgage  loans as of the first day of the month of such  distribution  date and (ii) Group III
Senior  Certificates of a Certificate  Group shall be made on any distribution date on account of Realized
Losses in the related  Sub-Loan Group to the extent that such reduction  would have the effect of reducing the Certificate  Principal  Balance of such Certificate  Group as of such  distribution  date to an amount less than the Stated  Principal  Balances of the group III mortgage loans in the related Sub-Loan Group as of the related Due Date.  The  limitation  described  in clauses (i) and (ii) is referred to herein as the
Loss Allocation Limitation.

Cross-Collateralization

         Notwithstanding  the  foregoing,  on any  distribution  date on which the  Certificate  Principal
Balance of the Group I Subordinate  Certificates,  the Group II Subordinate  Certificates or the Group III
Subordinate  Certificates  have been reduced to zero and a Realized Loss that is a Special  Hazard Loss is to be  allocated  to the  related  Senior  Certificates,  such loss will be  allocated  among such  Senior
Certificates and the most subordinate outstanding class of non-related  Subordinate  Certificates on a pro rata basis, based on the Certificate  Principal Balances thereof.  In such event, the Senior  Certificates in each Loan  Group may be  allocated  a portion  of  Special  Hazard  Losses on the  mortgage  loans from another loan group.

                                            THE CAP CONTRACTS

         The Trustee,  on behalf of the Trust,  may enter into one or more cap contracts  that provide for payments to the Securities  Administrator with respect to certain classes of the Group I Certificates,  or
Cap Contracts,  with a Cap  Counterparty  identified in the Cap Contracts,  for the benefit of the holders of the related  Group I  Certificates.  Such  Certificates  may  receive the benefit of payments  from the related Cap Contract,  except that any Group I Subordinate  Certificate also may receive payments from the
Cap Contracts  related to the Group I Senior  Certificates.  The Cap Contracts will be intended to provide partial  protection  to such  Certificates  in the event that the  pass-through  rate  applicable  to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap  Counterparty is expected to be a national banking  association  whose long term deposits are rated at least "AA" by Standard  Poor's and "Aaa" by Moody's or a  derivatives  financial  institution with similar ratings.  The Cap Counterparty  will provide upon request,  without charge, to each person to whom a prospectus  supplement  is  delivered,  a copy of (i) the ratings  analysis from each of Standard &
Poor's and Moody's  evidencing those  respective  ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty.

         On or prior to each  distribution  date through and including the distribution  date set forth in the  related  Cap  Contract,  payments  under the  related  Cap  Contract  will be made to the  Securities
Administrator,  under an account  established  and  maintained by the  Securities  Administrator,  for the benefit  of the  holders  of the  related  Certificates.  The Group I  Subordinate  Certificates  also may receive  payments under the Cap Contracts for the Group I Senior  Certificates.  The payment to be made by the Cap  Counterparty  under each Cap Contract will be equal to the interest  accrued  during the Interest
Accrual  Period on the  related  notional  balance at a rate equal to the excess of (i)  One-Month  LIBOR, over (ii) the strike rate set forth in the related Cap  Contract.  The  notional  balance will be equal to the  lesser of (i) the  Certificate  Principal  Balance  of such  class of  Certificates  for the  related distribution date and (ii) the related certificate notional amount set forth in the related Cap Contract.

         Unless  otherwise  set forth in the Term Sheet,  it is expected that on each  distribution  date, amounts received under each Cap Contract with respect to such  distribution  date will be allocated in the following order of priority:

         first,  to the  holders  of the  related  class of  Certificates,  the  payment of any Basis Risk
Shortfall  Carry Forward Amount for such  distribution  date, to the extent not covered by Excess Cashflow for such distribution date;

         second,  from any remaining  amounts,  to the holders of the related class of  Certificates,  the payment  of any  Current  Interest  and  Interest  Carry  Forward  Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

         third,  from any excess amounts  available  from the Cap Contract  relating to the Group I Senior
Certificates,  to the  Group I  Subordinate  starting  with the Class I-M  Certificates  with the  highest numerical designation and then the Class B Certificate,  with the highest numerical  designation,  in that order, to the extent not paid pursuant to clauses first or second above; and

         fourth, from any remaining amounts, for deposit into the Reserve Fund.

         The Cap Counterparty and the terms of any cap contract are as set forth in the Term Sheet.

         The  Depositor  has  determined  that the  significance  percentage  of  payments  under  the Cap
Contracts,  as calculated in accordance  with Regulation AB under the Securities Act of 1933, is less than
10%.

                                          YIELD ON THE CERTIFICATES

General

         The yield to maturity and the weighted  average life on each class of Offered  Certificates  will be primarily  affected by the rate and timing of principal  payments on the mortgage  loans in the related
Loan Group,  including  prepayments,  the allocation of principal payments on the mortgage loans among the related classes of Offered  Certificates,  Realized  Losses and interest  shortfalls on the mortgage loans in the related Loan Group, the Pass-Through  Rates on such  Certificates,  and the purchase price paid for such Certificates.  In addition,  the effective yield to holders of the Offered Certificates of each class will be less than the yields  otherwise  produced  by their  respective  Pass-Through  Rates and  purchase prices because interest will not be distributed to the  certificateholders  until the 25th day, or if such day is not a  business  day,  the  following  business  day,  of the  month  following  the month in which interest  accrues on the related  mortgage  loans,  without  any  additional  distribution  of interest or earnings thereon in respect of such delay.

Prepayment Considerations

         The rate of principal  payments on each class of Offered  Certificates,  the aggregate  amount of distributions  on each class of Offered  Certificates  and the yield to  maturity of each class of Offered
Certificates  will be related to the rate and timing of payments of  principal  on the  mortgage  loans in the related  Loan Group.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage loans and by the rate and timing of Principal  Prepayments on the mortgage loans (including for this purpose payments  resulting from  refinancings,  liquidations of the  mortgage  loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or required).  The  mortgage  loans  generally  may be prepaid by the  mortgagors  at any time;  however,  as described  herein,  a  prepayment  may subject the related  mortgagor to a  prepayment  charge,  which may discourage  prepayments  during the applicable  period.  Prepayment  charges may be restricted  under some state laws as described under "Legal Aspects of Mortgage  Loans–—Enforceability  of Certain Provisions" in
the  prospectus.  Prepayment  charges with  respect to the  mortgage  loans will be paid to the holders of the related Class XP Certificates or the related  servicer as additional  servicing  compensation and will not be part of the  Available  Funds  for such  distribution  date.  There  can be no  assurance  that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the mortgage loans in a Loan Group will result in  distributions  in respect  of  principal  to the  holders  of the  related  class or classes of
Offered  Certificates  then entitled to receive these  principal  distributions  that  otherwise  would be
distributed   over  the  remaining   terms  of  the  mortgage   loans.   See   "Maturity  and   Prepayment
Considerations"  in the  prospectus.  Since the rate and timing of payments of  principal  on the mortgage loans will depend on future  events and a variety of factors (as  described  more fully  herein and in the prospectus under "Yield  Considerations" and "Maturity and Prepayment  Considerations"),  no assurance can be given as to the rate of  Principal  Prepayments.  The  extent  to which the  yield to  maturity  of any class of Offered  Certificates  may vary from the  anticipated  yield will depend upon the degree to which they are  purchased  at a discount  or  premium  and the  degree to which the  timing of  payments  on the
Offered  Certificates  is  sensitive  to  prepayments  on the  mortgage  loans in the related  Loan Group.
Further,  an investor should  consider,  in the case of any Offered  Certificate  purchased at a discount, the risk that a slower than  anticipated  rate of  Principal  Prepayments  on the related  mortgage  loans could result in an actual yield to an investor that is lower than the  anticipated  yield and, in the case of any  Offered  Certificate  purchased  at a premium,  the risk that a faster  than  anticipated  rate of
Principal  Prepayments on the related  mortgage loans could result in an actual yield to the investor that is lower than the  anticipated  yield.  In general,  the earlier a prepayment of principal on the mortgage loans in the related Loan Group,  the greater will be the effect on the investor's  yield to maturity.  As a result,  the effect on an investor's yield of principal  payments  occurring at a rate higher (or lower)
than the rate  anticipated  by the investor  during the period  immediately  following the issuance of the
Offered  Certificates  would not be fully offset by a subsequent  like reduction (or increase) in the rate of principal payments.

         Because  the  mortgage  loans in a Loan Group may be prepaid at any time,  it is not  possible to predict the rate at which  distributions on the related  Certificates  will be received.  Since prevailing interest rates are subject to  fluctuation,  there can be no assurance that investors in the  Certificates will be able to reinvest  the  distributions  thereon at yields  equaling or  exceeding  the yields on the
Certificates.  Yields on any such  reinvestments  may be lower, and may even be significantly  lower, than yields on the  Certificates.  Generally,  when  prevailing  interest rates increase,  prepayment  rates on mortgage  loans tend to  decrease,  resulting  in a reduced  rate of return of principal to investors at a time when  reinvestment at such higher  prevailing rates would be desirable.  Conversely,  when prevailing interest rates decline,  prepayment rates on mortgage loans tend to increase,  resulting in a greater rate of  return of  principal  to  investors  at a time  when  reinvestment  at  comparable  yields  may not be possible.  It is highly  unlikely that the mortgage  loans will prepay at any constant rate until maturity or that all of the mortgage  loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans in a Loan Group may  significantly  affect the actual yield to maturity on the related
Offered  Certificates,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because  principal  distributions are paid to some classes of Offered  Certificates  before other classes,  holders of classes of Offered  Certificates  having a later  priority of payment  bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments)  on pools of  mortgage  loans is  influenced  by a
variety  of  economic,   geographic,   social  and  other  factors.  If  prevailing  mortgage  rates  fall significantly  below the mortgage rates on the mortgage loans,  the rate of prepayment  (and  refinancing)
would be expected to increase.  Conversely,  if prevailing  mortgage  rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayment on the mortgage loans would be expected to decrease.  Other factors  affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties and servicing decisions.  In addition,  the existence of the  applicable  periodic rate cap,  maximum  mortgage rate and minimum mortgage rate may effect the likelihood of prepayments  resulting from refinancings.  There can be no certainty  as to the rate of  prepayments  on the mortgage  loans during any period or over the life of the  Certificates.  See  "Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the
prospectus.

         Some of the mortgage  loans are assumable  under certain  circumstances  if, in the sole judgment of the Master  Servicer or Servicer,  the  prospective  purchaser of a mortgaged  property is creditworthy and the security for the mortgage  loan is not impaired by the  assumption.  The remainder of the mortgage loans are subject to  customary  due-on-sale  provisions.  The  Servicers  shall  enforce any  due-on-sale clause  contained in any mortgage note or mortgage,  to the extent  permitted under the related  Servicing
Agreement,  applicable  law  and  governmental  regulations.  However,  if the  Servicer  determines  that enforcement  of the  due-on-sale  clause  would  impair or threaten to impair  recovery  under the related primary mortgage  insurance  policy, if any, the Servicer shall not be required to enforce the due-on-sale clause.  The  extent to which  some of the  mortgage  loans are  assumed by  purchasers  of the  mortgaged properties  rather than prepaid by the related  mortgagors in  connection  with the sales of the mortgaged properties  will  affect  the  weighted  average  lives of the  Offered  Certificates  and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  In addition,  default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a  mortgagor's  default  on a  mortgage  loan,  there can be no assurance that recourse beyond the specific  mortgaged  property pledged as security for repayment will be available.

         The Sponsor may, from time to time, implement programs designed to encourage  refinancing.  These
programs  may  include,  without  limitation,   modifications  of  existing  loans,  general  or  targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial  incentives.  Targeted  solicitations may be based on a variety of factors,  including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted mortgage loans,  under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool  underlying  any trust,  the rate of Principal  Prepayments  of the mortgage  loans in the mortgage pool may be higher than would  otherwise be the case, and in some cases,  the average credit or collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

Allocation of Principal Payments

Group I Certificates

         Subject to the circumstances  described under "Description of the  Certificates—Distributions  on the Group I Senior  Certificates"  herein,  generally  on each  distribution  date  during the first three years after the Closing Date and thereafter,  on any distribution  date that a Trigger Event is in effect, all  principal  payments on the group I mortgage  loans will  generally be allocated to the Group I Senior
Certificates.

Group II Certificates and Group III Certificates

         Subject  to  the  circumstances  described  under  "Description  of  the   Certificates—Principal
Distributions  on the  Group II  Senior  Certificates  and the  Group  III  Senior  Certificates"  herein, generally on each  distribution  date during the first seven years after the Closing  Date,  all principal prepayments  on the mortgage  loans in a related  Sub-Loan Group will generally be allocated to the Senior
Certificates  of the  related  Certificate  Group.  Thereafter,  as further  described  in this term sheet supplement,  during some periods,  subject to loss and delinquency  criteria  described in this term sheet supplement,  the  related  Senior  Prepayment  Percentage  may  continue  to be  disproportionately  large
(relative to the related Senior  Percentage)  and the percentage of Principal  Prepayments  payable to the related  Subordinate  Certificates  may  continue  to be  disproportionately  small.  In  addition  to the foregoing,  if on any distribution date, the subordination  level established for the Group II Subordinate
Certificates  or the Group III  Subordinate  Certificates,  as  applicable,  is exceeded and that class of
Offered  Subordinate  Certificates  is then  outstanding,  that  class of  Certificates  will not  receive distributions  relating to principal  prepayments on that distribution date unless that class is the class of Subordinate Certificates in such Loan Group with the highest payment priority.

Interest Shortfalls and Realized Losses

         When a  principal  prepayment  in full is made on a  mortgage  loan,  the  mortgagor  is  charged interest  only for the period  from the Due Date of the  preceding  monthly  payment up to the date of the
Principal  Prepayment,  instead of for a full  month.  When a partial  Principal  Prepayment  is made on a mortgage  loan,  the mortgagor is not charged  interest on the amount of the  prepayment  for the month in which the prepayment is made. In addition,  the  application of the Relief Act or similar state law to any mortgage loan will  adversely  affect,  for an  indeterminate  period of time,  the ability of the related
Servicer  to collect  full  amounts of  interest  on the  mortgage  loan.  See "Legal  Aspects of Mortgage
Loans—The  Servicemembers  Civil Relief Act" in the prospectus.  Any interest shortfalls  resulting from a
Principal  Prepayment  in full or a partial  Principal  Prepayment  are required to be paid by the related
Servicer,  but only to the extent that such amount does not exceed the aggregate of the Servicing  Fees on the  mortgage  loans  serviced  by that  Servicer  for the related Due  Period.  Any  interest  shortfalls required  to be funded  but not  funded by the  related  Servicer  are  required  to be paid by the Master
Servicer,  but only to the  extent  that such  amount  does not  exceed  the  aggregate  Master  Servicing
Compensation  for the  applicable  distribution  date.  None of the Servicers nor the Master  Servicer are obligated to fund interest  shortfalls  resulting from the  application of the Relief Act or similar state law.  See "Pooling  and  Servicing  Agreement—Servicing  and Other  Compensation  and Payment of Expenses"
herein and "Legal  Aspects of Mortgage  Loans—The  Servicemembers  Civil  Relief  Act" in the  prospectus.
Accordingly,  the effect of (1) any Principal  Prepayments on the mortgage  loans,  to the extent that any resulting interest shortfall due to such Principal  Prepayments  exceeds any Compensating  Interest or (2)
any shortfalls  resulting  from the  application of the Relief Act or similar state law, will be to reduce the aggregate  amount of interest  collected that is available for  distribution to holders of the related
Certificates.  Any resulting  shortfalls will be allocated among the Certificates as provided in this term sheet supplement.

         The yields to maturity and the  aggregate  amount of  distributions  on the Offered  Certificates will be  affected  by the  timing of  mortgagor  defaults  resulting  in  Realized  Losses.  The timing of
Realized  Losses on the  mortgage  loans in a Loan  Group and the  allocation  of  Realized  Losses to the
Offered  Certificates  could  significantly  affect  the  yield  to an  investor  in the  related  Offered
Certificates.  In  addition,  Realized  Losses on the  mortgage  loans may affect the market  value of the
Offered Certificates, even if these losses are not allocated to the Offered Certificates.

         If the Certificate  Principal Balance of a class of Subordinate  Certificates has been reduced to zero, the yield to maturity on the class of related  Subordinate  Certificates  then  outstanding with the lowest  payment  priority will be extremely  sensitive to losses on the mortgage loans in the related Loan
Group  and the  timing  of  those  losses  because  the  entire  amount  of  losses  that are  covered  by subordination will be allocated to that class of Subordinate  Certificates.  If the Certificate  Principal
Balances of all classes of  Subordinate  Certificates  related to a Loan Group have been  reduced to zero, the yield to maturity on the related classes of Senior  Certificates  then  outstanding  will be extremely sensitive  to losses on the  mortgage  loans in the  related  Loan  Group and the  timing of those  losses because the entire amount of losses that are covered by  subordination  will be allocated to those classes of Senior Certificates.

         As  described  herein  under  "Description  of the  Certificates—Allocation  of Realized  Losses;
Subordination"  amounts  otherwise  distributable  to holders of the Subordinate  Certificates may be made
available  to  protect  the  holders  of  the  related  Senior  Certificates   against   interruptions  in
distributions due to mortgagor  delinquencies,  to the extent not covered by Monthly Advances, and amounts otherwise  distributable  to holders of the  Subordinate  Certificates  with a lower  priority may be made available  to protect the  holders of related  Subordinate  Certificates  with a higher  priority  against interruptions  in  distributions.  Delinquencies  on the  mortgage  loans in a Loan  Group may  affect the yield to investors on the related Subordinate  Certificates,  and, even if subsequently cured, will affect the  timing of the  receipt  of  distributions  by the  holders of those  Subordinate  Certificates.  If a
Trigger Event exists due to larger than expected rate of  delinquencies  or losses on the group I mortgage loans,  no  principal  payments  will be made to the  Group  I  Subordinate  Certificates  as long as such
Trigger  Event  exists  as  long  as any  of the  Group  I  Senior  Certificates  are  still  outstanding.
Similarly,  a larger than expected  rate of  delinquencies  or losses on the mortgage  loans in Loan Group
II or Loan Group III will  affect the rate of  principal  payments  on each class of Group II  Subordinate
Certificates or Group III Subordinate  Certificates,  respectively,  if it delays the scheduled  reduction of the related  Senior  Prepayment  Percentage,  triggers an  increase  of the related  Senior  Prepayment
Percentage to 100% or triggers a lockout of one or more classes of Group II  Subordinate  Certificates  or
Group  III  Subordinate  Certificates,  respectively,  from  distributions  of  portions  of  the  related
Subordinate  Optimal Principal  Amount.  See "Description of the  Certificates—Principal  Distributions on
the Group II Senior Certificates and the Group III Senior  Certificates" and "—Principal  Distributions on
the Group II Subordinate Certificates and the Group III Subordinate Certificates" herein.

         In some cases,  Special  Hazard  Losses  allocable  to a class of Senior  Certificates  in a Loan
Group  will  instead  be  allocated  to  the  Subordinate  Certificates  in  the  other  Loan  Group.  See
"Description of the  Certificates—Cross-Collateralization"  herein.  This limited  cross-collateralization is intended as credit enhancement for each Loan Group.

Excess Spread Available to the Group I Certificates

         The  weighted  average  life and yield to maturity of each class of Group I Offered  Certificates will also be  influenced  by the  amount of Excess  Spread  generated  by the group I  mortgage  loans and applied in  reduction  of the  Certificate  Principal  Balances of the Group I Offered  Certificates.  The
level of Excess Spread  available on any  distribution  date to be applied in reduction of the Certificate
Principal Balances of the Group I Offered Certificates and will be influenced by, among other factors,

o    the  overcollateralization  level of the group I mortgage loans at such time, i.e., the extent to which  interest on the group I mortgage loans is accruing on a higher stated  principal  balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates;

o    the delinquency and default experience of the group I mortgage loans;

o    the level of One-Month LIBOR; and

o    the  provisions of the Agreement  that permit  principal  collections  to be  distributed  to the
     Class B-IO  Certificates  and the  Residual  Certificates  in each case as provided in the  Agreement when required overcollateralization levels have been met.

         To the  extent  that  greater  amounts of Excess  Spread  are  distributed  in  reduction  of the
Certificate  Principal  Balance of a class of Group I Offered  Certificates,  the  weighted  average  life thereof  can be  expected  to  shorten.  No  assurance,  however,  can be given as to the amount of Excess
Spread to be distributed at any time or in the aggregate.

         The  yields to  maturity  of the Group I Offered  Certificates  and,  in  particular  the Group I
Subordinate  Certificates,  in the order of payment priority,  will be progressively more sensitive to the rate,  timing and severity of Realized Losses on the group I mortgage  loans. If an Applied  Realized Loss
Amount  is  allocated  to a class of Group I Offered  Certificates,  that  class  will  thereafter  accrue interest  on a reduced  Certificate  Principal  Balance.  Although  the  Applied  Realized  Loss Amount so
allocated may be recovered on future  distribution  dates to the extent  Excess  Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

         To the extent  that the  pass-through  rate on the group I is  limited  by the Net Rate Cap,  the difference  between (x) the interest  amount  payable to such class at the  applicable  pass-through  rate without  regard to the related  Net Rate Cap,  and (y) the  Current  Interest  payable to such class on an applicable  distribution  date will create a shortfall.  Such  shortfall  will be payable to the extent of
Excess  Cashflow and with  respect to certain  Certificates  to the extent of payments  made under the Cap
Contracts on the applicable  distribution  date.  Payments under the Cap Contracts are based on the lesser of the Certificate  Principal  Balance of the related class of Certificates  and the principal  balance of such  class  based on  certain  prepayment  assumptions.  If the  group I  mortgage  loans  do not  prepay according to those  assumptions,  it may result the Cap Contracts  providing  insufficient  funds to cover such  shortfalls.  In addition,  each Cap Contract  provides for payment of the excess of One-Month  LIBOR over a specified per annum rate, which also may not provide sufficient funds to over such shortfalls.

Pass-Through Rates of the Group II Certificates and the Group III Certificates

         The  yields  to  maturity  on the  Group  II  Offered  Certificates  and the  Group  III  Offered
Certificates  will be  affected  by their  Pass-Through  Rates.  The  Pass-Through  Rates on the  Group II
Offered  Certificates  and Group III Offered  Certificates  will be sensitive to the  adjustable  mortgage rates on the related  mortgage  loans.  As a result,  these  Pass-Through  Rates will be  sensitive to the indices on the related  mortgage  loans,  any periodic caps,  maximum and minimum  rates,  and the related gross margins.

Assumed Final Distribution Date

         The assumed final  distribution  date for each class of  Certificates is as set forth in the Term
Sheet and is generally the  distribution  date in the month  following  the month of the latest  scheduled maturity date of any of the related mortgage loans. Since the rate of payment  (including  prepayments) of principal on the mortgage  loans in the related  Loan Group can be expected to exceed the  scheduled  rate of payments,  and could exceed the scheduled  rate by a substantial  amount,  the  disposition of the last remaining  mortgage  loan may be earlier,  and could be  substantially  earlier,  than the  assumed  final distribution  date.  Furthermore,  the application of principal  collections and, in the case of the Group
I  Offered  Certificates,  excess  spread,  could  cause  the  actual  final  distribution  date to  occur significantly  earlier  than the  assumed  final  distribution  date.  In  addition,  the  Sponsor  or its designee  may, at its  option,  repurchase  from the trust all the (i) group I mortgage  loans on or after any distribution  date on which the aggregate stated principal  balances of the group I mortgage loans are less the percentage (as set forth in the Term Sheet) of the Cut-off Date Stated  Principal  Balance of the
group I  mortgage  loans,  (ii) group II  mortgage  loans on or after any  distribution  date on which the aggregate  stated  principal  balances  of the  group II  mortgage  loans are less the  percentage  of the
Cut-off Date Stated  Principal  Balance of the group II mortgage  loans and (iii) group III mortgage loans on or after any  distribution  date on which the  aggregate  stated  principal  balances  of the group III mortgage  loans are less the  percentage  of the Cut-off  Date Stated  Principal  Balance of the group III
mortgage   loans.   See   "The   Pooling   and   Servicing    Agreement—Termination"   herein   and   "The
Agreements—Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The  weighted  average life of a security  refers to the average  amount of time that will elapse from the date of its issuance  until each dollar of principal of such security will be  distributed to the investor.  The weighted  average life of a Certificate is determined by (a)  multiplying the amount of the reduction,  if any, of the Certificate  Principal  Balance of such Certificate from one distribution  date to the next  distribution  date by the  number  of years  from the date of  issuance  to the  second  such distribution  date,  (b)  adding the  results  and (c)  dividing  the sum by the  aggregate  amount of the reductions  in the  Certificate  Principal  Balance of such  Certificate  referred to in clause  (a).  The weighted  average life of the Offered  Certificates  of each class will be influenced by the rate at which principal on the mortgage  loans is paid,  which may be in the form of scheduled  payments or  prepayments
(including  prepayments  of  principal  by the  mortgagor  as  well  as  amounts  received  by  virtue  of condemnation,  insurance or foreclosure with respect to the mortgage loans),  and the timing thereof.  The actual  weighted  average  life and term to maturity of each class of  Certificates,  in general,  will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

Yield Sensitivity of the Interest Only Certificates

         The yield to maturity on the Interest-Only  Certificates will be extremely  sensitive to both the timing of receipt of  prepayments  and the  overall  rate of  principal  prepayments  and  defaults on the related mortgage loans which rate may fluctuate  significantly  over time,  because the Notional Amount of the  Interest-Only  Certificates is equal to the aggregate  Certificate  Principal  Balance of the related
Certificates.  Investors in the  Interest-Only  Certificates  should fully  consider the risk that a rapid rate of prepayments  on the related  mortgage loans could result in the failure of such investors to fully recover their investments,  in particular because all principal  prepayments on the related mortgage loans on each  distribution  date during the first seven years after the Closing  Date will be  allocated to the related Certificates (in each case subject to limited exceptions).

                                     POOLING AND SERVICING AGREEMENT

General

         The  Certificates  will be  issued  pursuant  to the  Agreement,  a form of  which is filed as an exhibit  to the  registration  statement.  A  current  report  on Form 8-K  relating  to the  Certificates containing a copy of the  Agreement as executed  will be filed by the Depositor  with the  Securities  and
Exchange  Commission  within  fifteen  days of the initial  issuance of the  Certificates.  The trust fund created under the Agreement will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including all interest and  principal due with respect to the mortgage  loans after the Cut-off Date,  but excluding any payments of  principal  or interest  due on or prior to the Cut-off  Date,  (2) any  mortgaged  properties acquired  on  behalf  of  certificateholders  by  foreclosure  or by deed in lieu of  foreclosure  and any revenues  received  thereon,  (3) the rights of the Trustee  under all insurance  policies  required to be maintained  pursuant to the  Agreement,  (4) the rights of the Depositor  under the Mortgage Loan Purchase
Agreement  between the Depositor and the Sponsor,  (5) such assets  relating to the mortgage loans as from time to time may be held in the  Protected  Accounts  and the  Distribution  Account,  (6) the rights with respect to the Servicing  Agreement,  to the extent  assigned to the Trustee,  (7) the rights with respect to the Cap  Contracts  and (8) any  proceeds of the  foregoing.  Reference is made to the  prospectus  for important  information  in  addition to that set forth  herein  regarding  the trust  fund,  the terms and conditions of the Agreement and the Offered  Certificates.  The Offered  Certificates will be transferable and  exchangeable  at the corporate  trust offices of the  Securities  Administrator,  which will serve as
Certificate  Registrar and Paying Agent;  for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479,  Attention:  Corporate Trust
Group,  BSALTA 2006-6, and for all other purposes located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045,  Attention:  Corporate  Trust Group,  BSALTA  2006-6.  The Depositor will provide to prospective or actual  certificateholders  without  charge,  on  written  request,  a  copy  (without  exhibits)  of  the
Agreement.  Requests  should be addressed to Structured  Asset  Mortgage  Investments II Inc., 383 Madison
Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

         At the time of  issuance  of the  Certificates,  the  Depositor  will cause the  mortgage  loans, together with all  principal and interest due on or with respect to such mortgage  loans after the Cut-off
Date,  to be sold to the trust.  The  mortgage  loans in each of the Loan Groups will be  identified  in a schedule  appearing  as an  exhibit to the  Agreement  with each Loan Group  separately  identified.  Such schedule  will include  information  as to the  principal  balance of each mortgage loan as of the Cut-off
Date, as well as information  including,  among other things, the mortgage rate, the Net Rate, the Monthly
Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

         In the Mortgage Loan Purchase  Agreement and each  subsequent  transfer  instrument,  pursuant to which the Depositor  purchased (or will  purchase) the mortgage  loans from the Sponsor,  the Sponsor made
(or will make) certain  representations  and warranties to the Depositor  concerning  the mortgage  loans.
The Trustee will be assigned all right,  title and interest in the Mortgage  Loan  Purchase  Agreement and the subsequent transfer  instrument insofar as they relate to such  representations and warranties made by the Sponsor.

         The  representations  and  warranties  of the Sponsor with respect to the mortgage  loans include the following, among others:

         (1)      The  information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the related  mortgage  loans  pursuant to the Mortgage
Loan  Purchase  Agreement  or the  subsequent  transfer  instrument,  the  Sponsor  was the sole  owner of beneficial  title and holder of each mortgage and mortgage note relating to the related  mortgage loans as of the Closing Date or the related  subsequent  transfer date, as applicable,  or as of another  specified date, is conveying  the same to the Depositor  free and clear of any  encumbrance,  equity,  participation interest,  lien, pledge,  charge,  claim or security interest and the Sponsor has full right and authority to sell and assign each  mortgage  loan  pursuant to the Mortgage  Loan  Purchase  Agreement or subsequent transfer instrument; and

         (3)      As of the  Closing  Date or  related  subsequent  transfer  date  there  is no  monetary default  existing  under any mortgage or the related  mortgage note and there is no material  event which, with the passage of time or with notice and the expiration of any grace or cure period,  would  constitute a default,  breach or event of acceleration;  and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default,  breach or event of acceleration;  and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

         In the case of a  breach  of any  representation  or  warranty  set  forth  above,  or  otherwise included in the Mortgage Loan Purchase  Agreement,  which  materially  and adversely  affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor,  the Securities  Administrator or the Sponsor
of such breach,  the Sponsor will either (i) cure such breach in all material  respects,  (ii) provide the
Trustee with a substitute  mortgage loan (if within two years of the Closing  Date) or (iii)  purchase the related  mortgage  loan at the  applicable  Repurchase  Price.  This  obligation  of the  Sponsor to cure, purchase or substitute  shall  constitute the Trustee's sole and exclusive  remedy  respecting a breach of such representations and warranties.

The Custodian

         Wells  Fargo is  acting as  custodian  of the  mortgage  loan  files  pursuant  to the  Custodial
Agreement.  In that  capacity,  Wells Fargo is  responsible  to hold and safeguard the mortgage  notes and other  contents of the  mortgage  files on behalf of the Trustee and the  Certificateholders.  Wells Fargo
maintains  each  mortgage  loan file in a separate  file  folder  marked  with a unique bar code to assure
loan-level file integrity and to assist in inventory  management.   Files are segregated by transaction or
investor.   Wells  Fargo has been  engaged in the  mortgage  document  custody  business  for more than 25 years. Wells Fargo maintains document custody  facilities in its Minneapolis,  Minnesota  headquarters and in three  regional  offices  located in  Richfield,  Minnesota,  Irvine,  California,  and Salt Lake City,
Utah.  As of June 30, 2006,  Wells Fargo  maintains  mortgage  custody  vaults in each of those  locations with an aggregate  capacity of over eleven million files.  For a general  description of Wells Fargo,  see the description herein under "The Master Servicer and the Servicers—The Master Servicer."

The Trustee

         The Trustee is Citibank,  N.A., a national  banking  association  and wholly owned  subsidiary of
Citigroup Inc., a Delaware  corporation.  Citibank,  N.A. performs as trustee through the Agency and Trust line of business,  which is part of the Global Transaction Services division.  Citibank,  N.A. has primary corporate  trust  offices  located in both New York and London.  Citibank,  N.A. is a leading  provider of corporate trust services offering a full range of agency, fiduciary,  tender and exchange,  depositary and escrow services.  As of the second quarter of 2006,  Citibank's  Agency & Trust group manages in excess of
3.5  trillion  in fixed  income and  equity  investments  on behalf of  approximately  2,500  corporations worldwide.  Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed  securities containing  pool assets  consisting  of airplane  leases,  auto loans and leases,  boat loans,  commercial loans, commodities,  credit cards, durable goods, equipment leases, foreign securities,  funding agreement backed note programs,  truck loans,  utilities,  student loans and commercial and  residential  mortgages.
As of the second  quarter of 2006,  Citibank,  N.A. acts as trustee  and/or paying agent on  approximately
274 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer  continuing)  under the
Agreement,  then the Trustee will perform only such duties as are  specifically set forth in the Agreement as  being  the  duties  to be  performed  by  the  Trustee  prior  to the  occurrence  (or  following  the discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is  continuing under the  Agreement,  the Trustee is required to exercise  such of the rights and powers  vested in it by the  Agreement,  such as (upon the  occurrence  and during the  continuance  of certain events of default)
either acting as the successor  master  servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their  exercise  as a prudent  investor  would  exercise or use under the circumstances  in  the  conduct  of  such  investor's  own  affairs.  Subject  to  certain  qualifications specified in the  Agreement,  the Trustee will be liable for its own negligent  action,  its own negligent failure to act and its own willful misconduct.

         The  Trustee's  duties  and  responsibilities  under  the  Agreement  include,  upon  receipt  of resolutions,  certificates and reports which are  specifically  required to be furnished to it pursuant to the  Agreement,  examining  them to  determine  whether  they are in the form  required by the  Agreement, providing to the  Securities  Administrator  notices of the  occurrence of certain events of default under the  Agreement,  appointing a successor  master  servicer,  and effecting any optional  termination of the trust.

         The fee of the Trustee will be payable by the Master  Servicer.  The Agreement  will provide that the Trustee and any director,  officer,  employee or agent of the Trustee will be entitled to recover from the  Distribution  Account prior to any  distributions  to the  certificateholders  all reasonable  out-of pocket expenses,  disbursements and advances of the Trustee, in connection with any event of default,  any breach of the Agreement or any claim or legal action  (including any pending or threatened  claim or legal action)  incurred  or made by the  Trustee in the  administration  of the trust  created  pursuant  to the
Agreement  (including the reasonable  compensation and disbursements of its counsel),  other than any such expense,  disbursement  or advance as may arise from its negligence or intentional  misconduct or which is the responsibility of the certificateholders.

         The Trustee may resign at any time, in which event the  Depositor  will be obligated to appoint a successor  trustee.  The  Depositor  may also remove the  Trustee if the Trustee  ceases to be eligible to continue  as Trustee  under the  Agreement  and fails to resign  after  written  request  therefor  by the
Depositor  or if  the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the
Depositor  will be obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the  holders  of  certificates  evidencing  not less  than 51% of the  aggregate  voting  rights in the related  trust.  Any  resignation or removal of the Trustee and  appointment  of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor  trustee as set forth in the
Agreement.

         On and after the time the  Master  Servicer  receives  a notice of  termination  pursuant  to the
Agreement,  the Trustee shall  automatically  become the successor to the Master  Servicer with respect to the transactions  set forth or provided for in the Agreement and after a transition  period (not to exceed
90  days),  shall  be  subject  to all  the  responsibilities,  duties,  liabilities  and  limitations  on liabilities  relating  thereto placed on the Master Servicer by the terms and provisions of the Agreement;
provided,  however,  that EMC shall  have the right to either  (a)  immediately  assume  the duties of the
Master Servicer or (b) select a successor Master Servicer;  provided  further,  however,  that the Trustee shall  have  no  obligation  whatsoever  with  respect  to  any  liability  (other  than  advances  deemed recoverable  and not  previously  made)  incurred  by the  Master  Servicer  at or  prior  to the  time of termination.  Effective on the date of such notice of termination,  as compensation  therefor, the Trustee shall be entitled to all  compensation,  reimbursement  of expenses  and  indemnification  that the Master
Servicer  would have been  entitled to if it had  continued  to act pursuant to the  Agreement  except for those  amounts due the Master  Servicer as  reimbursement  permitted  under this  Agreement  for  advances previously made or expenses previously  incurred.  Notwithstanding  the foregoing,  the Trustee may, if it shall be unwilling to so act, or shall,  if it is prohibited by applicable law from making  advances or if it is otherwise unable to so act, appoint, or petition a court of competent  jurisdiction to appoint,  any established  mortgage loan servicing  institution the  appointment of which does not adversely  affect the then current  rating of the  certificates  by each rating agency as the  successor to the Master  Servicer pursuant  to the  Agreement  in the  assumption  of all or any  part of the  responsibilities,  duties  or liabilities of the Master Servicer  pursuant to the Agreement.  Any successor  Master Servicer shall be an established  housing  and  home  finance  institution  which  is a  Fannie  Mae- or  Freddie  Mac-approved servicer,  and with respect to a successor  to the Master  Servicer  only,  having a net worth of not less than  $10,000,000;  provided,  that the Trustee  shall  obtain a letter  from each Rating  Agency that the ratings,  if any,  on each of the  Certificates  will not be lowered as a result of the  selection  of the successor to the Master  Servicer.  If the Trustee assumes the duties and  responsibilities  of the Master
Servicer,  the Trustee  shall not resign as successor  master  servicer  until  another  successor  master servicer has been appointed and has accepted such appointment.  Pending  appointment of a successor to the
Master  Servicer  under the  Agreement,  the  Trustee,  unless the  Trustee is  prohibited  by law from so acting,  shall act in such  capacity as provided in the  Agreement.  In connection  with such  appointment and  assumption,  the Trustee may make such  arrangements  for the  compensation  of such successor out of payments  on  mortgage  loans or  otherwise  as it and such  successor  shall  agree;  provided  that such compensation  shall not be in excess of that which the Master  Servicer would have been entitled to if the
Master  Servicer had continued to act under the  Agreement,  and that such successor  shall  undertake and assume the obligations of the Master  Servicer to pay  compensation to any third Person acting as an agent or independent  contractor in the performance of master  servicing  responsibilities  under the Agreement.
The  Trustee  and such  successor  shall take such  action,  consistent  with the  Agreement,  as shall be necessary to effectuate any such succession.

         The  costs  and  expenses  of the  Trustee  in  connection  with the  termination  of the  Master
Servicer,  appointment  of a successor  master  servicer  and, if  applicable,  any transfer of servicing, including,  without  limitation,  all costs and  expenses  associated  with the  complete  transfer of all servicing data and the  completion,  correction or  manipulation of such servicing data as may be required by the Trustee to correct any errors or  insufficiencies  in the  servicing  data or otherwise  enable the
Trustee or successor  master  servicer to service the mortgage  loans  properly  and  effectively,  to the extent not paid by the terminated  master servicer,  will be payable to the Trustee by the Master Servicer pursuant  to the  Agreement.  Any  successor  to the  Master  Servicer  as  successor  servicer  under any subservicing  agreement  shall give notice to the  applicable  mortgagors  of such change of servicer  and will,  during the term of its  service as  successor  servicer,  maintain  in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Master  Servicer  respecting  the mortgage loans as  provided  herein,  it will do so in a  separate  capacity  and not in its  capacity  as  Trustee  and, accordingly,  the provisions of the Agreement  concerning the Trustee's duties will be inapplicable to the
Trustee in its duties as the  successor to the Master  Servicer in the  servicing  of the  mortgage  loans
(although  such  provisions  will  continue  to apply to the  Trustee in its  capacity  as  Trustee);  the provisions of the Agreement  relating to the Master  Servicer,  however,  will apply to the Trustee in its capacity as successor master servicer.

         Upon any  termination  or  appointment  of a successor to the Master  Servicer,  the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

         In addition to having express duties under the Agreement,  the Trustee, as a fiduciary,  also has certain  duties unique to fiduciaries  under  applicable  law. In general,  the Trustee will be subject to certain  federal  laws and,  because the  Agreement  is  governed by New York law,  certain New York state laws. As a national bank acting in a fiduciary  capacity,  the trustee will, in the  administration of its duties  under  the  Agreement,  be  subject  to  certain  regulations  promulgated  by the  Office  of the
Comptroller  of the  Currency,  specifically  those set forth in Chapter 12, Part 9 of the Code of Federal
Regulations.  New York  common law has  required  fiduciaries  of common law trusts  formed in New York to perform their duties in accordance with the "prudent person" standard,  which, in this transaction,  would require the Trustee to exercise  such  diligence and care in the  administration  of the trust as a person of ordinary  prudence would employ in managing his own property.  However,  under New York common law, the application  of this standard of care can be restricted  contractually  to apply only after the occurrence of a default.  The  Agreement  provides  that the Trustee is subject to the prudent  person  standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

         Under  the  terms  of  the   Agreement,   Wells  Fargo  is  also   responsible   for   securities
administration,  which includes pool performance  calculations,  distributions to the  certificateholders,
distribution   calculations,   and  the  preparation  of  monthly  distribution   reports.  As  Securities
Administrator,  Wells  Fargo is  responsible  for the  preparation  and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly  reports on Form 10-D,  current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the  Securities and Exchange  Commission on behalf of the issuing  Trust.  Wells Fargo has been engaged in the business of  securities  administration since June 30,  1995.  As of June 30,  2006,  Wells  Fargo was  acting as  securities  administrator  with respect  to more than  $894,773,136,436  of  outstanding  residential  mortgage-backed  securities.  For a general  description  of Wells  Fargo,  see the  description  herein  under "The Master  Servicer  and the
Servicers—The Master Servicer."

         The  Securities  Administrator  shall  serve as  Certificate  Registrar  and  Paying  Agent.  The
Securities  Administrator's  office for notices under the Agreement is located at 9062 Old Annapolis Road,
Columbia,  Maryland 21045, and for certificate  transfer services is located at Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479.

         The  Agreement  will  provide  that  the  Securities  Administrator  and any  director,  officer, employee  or agent of the  Securities  Administrator  will be entitled  to recover  from the  Distribution
Account  all  reasonable   out-of  pocket   expenses,   disbursements   and  advances  of  the  Securities
Administrator,  in  connection  with any event of  default,  any breach of the  Agreement  or any claim or legal  action  (including  any  pending  or  threatened  claim or legal  action)  incurred  or made by the
Securities  Administrator in the administration of the trust created pursuant to the Agreement  (including the reasonable compensation and disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from its negligence or intentional  misconduct or which is the  responsibility  of the certificateholders.

The Master Servicer and Servicers

         Master Servicer

         The Master  Servicer  will be  responsible  for  master  servicing  the  mortgage  loans.  Master servicing responsibilities include:

                  o   receiving certain funds from servicers,

                  o   reconciling servicing activity with respect to the mortgage loans,

                  o   oversight of all servicing activity by the servicers, and

                  o   providing certain notices and other responsibilities as detailed in the Agreement.

         The  Master  Servicer  may,  from  time  to  time,  outsource  certain  of its  master  servicing
functions,   although  any  such  outsourcing  will  not  relieve  the  master  servicer  of  any  of  its responsibilities or liabilities under the Agreement.

         For a general  description of the master  servicer and its activities,  see "Master  Servicer" in this  term  sheet  supplement.  For a  general  description  of  material  terms  relating  to the  Master
Servicer's removal or replacement,  see "The Agreements—Certain  Matters Regarding the Master Servicer and
the Depositor" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

                  o   communicating with borrowers;

                  o   sending monthly remittance statements to borrowers;

                  o    collecting payments from borrowers;

                  o    recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
                       repayment plan, modification, foreclosure, etc.);

                  o    accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;

                  o    accurate  and  timely  accounting  and   administration  of  escrow  and  impound  accounts,   if
                       applicable;

                  o    accurate and timely reporting of negative amortization amounts, if any;

                  o    paying escrows for borrowers, if applicable;

                  o    calculating and reporting payoffs and liquidations;

                  o    maintaining an individual file for each loan; and

                  o    maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

         The Master  Servicer  will be entitled to  compensation  for its  activities  as specified in the
Agreement.  The  Depositor  may also be entitled  to  investment  income on the funds in the  Distribution
Account for the period  specified in the Agreement.  The Master  Servicer and the Depositor will be liable for  losses on such  funds to the  extent  described  in the  Agreement.  The  amounts  due to the  Master
Servicer as specified in this  paragraph are hereafter  referred to as the Master  Servicer  Compensation.
Each of the  Servicers  will be entitled to receive a Servicing  Fee as  compensation  for its  activities under the related  Servicing  Agreement  equal to 1/12 of the Servicing Fee Rate  multiplied by the Stated
Principal  Balance  of each  mortgage  loan  serviced  by such  Servicer  as of the Due Date in the  month preceding the month in which such distribution date occurs.  However,  Prepayment  Interest  Shortfalls on the mortgage loans  resulting from  prepayments in full or in part will be offset by the related  Servicer up to an amount equal to its aggregate  Servicing  Fee due in such month or, upon a Servicer's  default in the payment thereof,  by the Master Servicer on the distribution  date in the following  calendar month to the extent of Compensating Interest Payments as described herein.

         In  addition  to the  primary  compensation  described  above,  the  applicable  Servicer  may be entitled to retain  assumption  fees,  tax service  fees,  late payment  charges and,  with respect to the group II mortgage  loans only, any prepayment  charges and  penalties,  in each case the extent  collected from the related mortgagor and as provided in the related Servicing Agreement.

         The applicable  Servicer will pay all related expenses  incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees

         The  following  table  indicates  the fees  expected  to be paid  from the  cash  flows  from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are  expressed  as a  percentage,  at an  annualized  rate,  applied to the  outstanding aggregate principal balance of the mortgage loans.

                   Item                         Fee                                Paid From
         _____________________      ____________________________  ________________________________________
         Servicing Fee(1)           0.25%   through   0.75%  per  Mortgage Loan Interest Collections
                                    annum

         (1)  The servicing fee is paid on a first priority basis from  collections  allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

         The applicable  Servicers will use their reasonable  efforts to ensure that all payments required under the  terms  and  provisions  of the  mortgage  loans are  collected,  and  shall  follow  collection procedures  comparable to the collection  procedures  that the Servicer  employs when  servicing  mortgage loans for its own  account,  to the  extent  such  procedures  shall be  consistent  with the terms of the
Servicing  Agreements.  The Master Servicer shall not consent to any modification  that will result in the imposition  of taxes on any REMIC or  otherwise  adversely  affect  the REMIC  status  of the  trust.  Any modified loan may remain in the Trust,  and the reduction in  collections  resulting  from a  modification may result in reduced  distributions  of interest or  principal  on, or may extend the final  maturity of, one or more classes of the related securities.

         If a mortgaged  property has been or is about to be conveyed by the  mortgagor  and the Servicers have knowledge  thereof,  the Servicers  will  accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related  mortgage note, the terms of any primary  mortgage  insurance policy and  applicable  law. If a Servicer  reasonably  believes that the  due-on-sale  clause cannot be enforced under  applicable  law, such Servicer may enter into (i) an assumption  agreement  with the person to whom such  property has been or is about to be  conveyed,  pursuant to which such person  becomes  liable under the mortgage note and the mortgagor,  to the extent  permitted by applicable  law,  remains liable thereon or (ii) a substitution of liability  agreement  pursuant to which the original  mortgagor is released from liability and the purchaser of the mortgaged  property is  substituted as the mortgagor and becomes liable under the mortgage note, in accordance  with the terms of the Servicing  Agreement.  The related  Servicer will  retain  any fee  collected  for  entering  into an  assumption  agreement  as  additional  servicing compensation to the extent provided in the related  Servicing  Agreement.  In regard to  circumstances  in which the  Servicers  may be unable to  enforce  due-on-sale  clauses,  see  "Legal  Aspects  of  Mortgage
Loans—Enforceability  of Certain  Provisions" in the prospectus.  In connection with any such  assumption, the mortgage rate borne by the related mortgage note may not be changed.

         Each  Servicer  will  establish and  maintain,  in addition to the  Protected  Account  described herein under "—The  Protected  Accounts," one or more accounts which comply with the  requirements  of the
Servicing  Agreements.  The Servicers will deposit and retain therein all collections  from the mortgagors for the  payment  of  taxes,  assessments,  insurance  premiums,  or  comparable  items  as  agent  of the mortgagors  as  provided  in the  Servicing  Agreements.  Each of these  accounts  and the  investment  of deposits  therein  shall  comply with the  requirements  of the  Servicing  Agreements  and shall meet the requirements  of the Rating  Agencies.  Withdrawals of amounts from the Protected  Accounts may be made to effect timely payment of taxes,  assessments,  insurance  premiums,  or comparable items, to reimburse the
Servicer for any advances made with respect to such items,  for  application  to  restoration or repair of the mortgaged property,  to refund to any mortgagors any sums as may be determined to be overages,  to pay to the related  Servicer,  or to the mortgagor to the extent  required by law,  interest paid on the funds on  deposit  in such  accounts  to  clear  and  terminate,  such  accounts  at or at any  time  after  the termination of the Servicing  Agreements,  and to make such other withdrawals as provided in the Servicing
Agreements.

         The  Servicers  will  maintain  errors and  omissions  insurance  and  fidelity  bonds in certain specified amounts.

Modifications

         In instances in which a mortgage  loan is in default or if default is reasonably  foreseeable,  a
Servicer  may  permit   servicing   modifications  of  the  mortgage  loan  rather  than  proceeding  with foreclosure.  However,  the Servicer's ability to perform servicing  modifications will be subject to some limitations  as described in the related  Servicing  Agreement,  including  but not limited to, a Servicer may not (i) permit any  modification  that would change the related  Mortgage  Interest Rate, (ii) forgive the payment of principal or interest,  (iii) reduce or increase the outstanding  principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

         The Agreement  will provide that on or before a specified  date in March of each year,  beginning with the first year after the year in which the  Cut-off  Date  occurs,  each party  participating  in the servicing function will provide to the Master Servicer,  the Depositor and the Securities  Administrator a
report on an assessment of compliance with the minimum servicing  criteria  established in Item 1122(a) of
Regulation  AB (the  "AB  Servicing  Criteria").  The AB  Servicing  Criteria  include  specific  criteria relating to the following areas:  general servicing  considerations,  cash collection and  administration, investor  remittances  and reporting,  and pool asset  administration.  Such report will indicate that the
AB  Servicing  Criteria  were  used to test  compliance  on a  platform  level  basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the  servicing  function will deliver  to the Master  Servicer,  Depositor  and the  Securities  Administrator  along with its report on assessment of compliance,  an  attestation  report from a firm of  independent  public  accountants on the assessment of compliance with the AB Servicing Criteria.

         The  Agreement  will  also  provide  for  delivery  to the  Master  Servicer,  Depositor  and the
Securities  Administrator,  on or before a  specified  date in March of each year,  of a  separate  annual statement  of  compliance  from each  servicer to the effect  that,  to the best  knowledge of the signing officer,  such person has  fulfilled  in all  material  respects its  obligations  under the  Agreement or related  servicing  agreement  throughout the preceding  year or, if there has been a material  failure in the  fulfillment  of any such  obligation,  the  statement  will  specify  such failure and the nature and status  thereof.  This  statement  may be provided as a single form making the required  statements  as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of  compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without  charge,  if not available on the Securities
Administrator's  website,  upon  written  request  to the  Master  Servicer  at the  address of the Master
Servicer  set forth  above  under "The  Master  Servicer."  These  items  will be filed  with the  Issuing
Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

         Each  Servicer  will take such  action as it deems to be in the best  interest  of the trust with respect to defaulted  mortgage loans and foreclose upon or otherwise  comparably  convert the ownership of properties  securing defaulted mortgage loans as to which no satisfactory  collection  arrangements can be made.  To the  extent set forth in the  related  Servicing  Agreement,  each  Servicer  will  service  the property  acquired by the trust through  foreclosure or  deed-in-lieu  of  foreclosure in accordance  with procedures  that such Servicer  employs and exercises in servicing and  administering  mortgage  loans for its own  account  and which are in  accordance  with  accepted  mortgage  servicing  practices  of prudent lending institutions.

         Since  Insurance  Proceeds cannot exceed  deficiency  claims and certain  expenses  incurred by a
Servicer,  no  insurance  payments  will  result in a recovery  to  certificateholders  which  exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

         The Master  Servicer may sell and assign its rights and delegate  its duties and  obligations  in its entirety as master  servicer  under the  Agreement;  provided,  however,  that:  (i) the  purchaser or transferee  accepting  such  assignment  and  delegation (a) shall be a person which shall be qualified to service  mortgage loans for Fannie Mae or Freddie Mac  notwithstanding  that the Master  Servicer need not be so qualified;  (b) shall have a net worth of not less than $10,000,000  (unless  otherwise  approved by each rating agency  pursuant to clause (ii) below);  (c) shall be reasonably  satisfactory  to the Trustee
(as  evidenced in a writing  signed by the  Trustee);  and (d) shall execute and deliver to the Trustee an agreement,  in form and substance reasonably  satisfactory to the Trustee, which contains an assumption by such person of the due and punctual  performance  and  observance  of each  covenant  and  condition to be performed  or observed by it as master  servicer  under the  Agreement;  (ii) each Rating  Agency shall be given prior  written  notice of the  identity of the proposed  successor  to the Master  Servicer and each
Rating  Agency's rating of the  Certificates  in effect  immediately  prior to such  assignment,  sale and delegation  will not be  downgraded,  qualified  or  withdrawn  as a result of such  assignment,  sale and delegation,  as evidenced by a letter to such effect  delivered to the Master Servicer and the Trustee (at the  expense  of the  Master  Servicer);  (iii) the  Master  Servicer  assigning  and  selling  the master servicing  shall deliver to the Trustee an officer's  certificate  and an opinion of counsel  addressed to the Trustee,  each  stating that all  conditions  precedent to such action under the  Agreement  have been completed  and such action is permitted by and complies  with the terms of the  Agreement  and (iv) in the event the  Master  Servicer  is  terminated  without  cause by EMC,  EMC shall pay the  terminated  Master
Servicer a  termination  fee equal to 0.25% of the  aggregate  Stated  Principal  Balance of the  Mortgage
Loans at the time the master  servicing of the  Mortgage  Loans is  transferred  to the  successor  master servicer.  No such  assignment or delegation  shall affect any  liability of the Master  Servicer  arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

         With respect to any  Mortgage  Loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the Sponsor  shall have the right to purchase  such
Mortgage Loan from the Trust at a price equal to the Repurchase  Price;  provided,  however  (i) that such
Mortgage  Loan is still 90 days or more  delinquent  or is an REO Property as of the date of such purchase and (ii) this  purchase  option,  if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter reinstated  unless the  delinquency  is cured and the Mortgage  Loan  thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become  exercisable  as of the first day of the related Fiscal Quarter.

The Protected Accounts

         Each  Servicer  will  establish  and  maintain  one or more  accounts,  referred to herein as the
Protected  Accounts,  into  which it will  deposit  on a daily  basis all  collections  of  principal  and interest on any mortgage loans,  including but not limited to Principal  Prepayments,  Insurance Proceeds,
Liquidation  Proceeds  (less  amounts  reimbursable  to  the  Servicer  out  of  Liquidation  Proceeds  in
accordance  with the  applicable  Servicing  Agreement),  the  Repurchase  Price  for any  mortgage  loans repurchased,  and advances made from such  Servicer's  own funds (less the Servicing  Fee).  All Protected
Accounts and amounts at any time credited  thereto shall comply with the  requirements  of the  applicable
Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

         On the date specified in the applicable Servicing  Agreement,  the related Servicer will withdraw or cause to be withdrawn  from the  applicable  Protected  Accounts and any other  permitted  accounts and will remit to the Securities  Administrator  for deposit in the  Distribution  Account the available funds of each Loan Group for such distribution date.

The Distribution Account

         The Securities  Administrator  shall  establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account,  referred  to herein as the  Distribution  Account,  into which the  services  will remit  amounts  collected  or  advanced by them or the Master  Servicer  (to the extent  required  to make  advances)  from the Master  Servicer's  own funds  (less the Master  Servicer's expenses,  as provided  in the  Agreement).  The  Distribution  Account  and amounts at any time  credited thereto  shall  comply with the  requirements  of the  Agreement  and shall meet the  requirements  of the
Rating  Agencies.  The Securities  Administrator  will deposit in the Distribution  Account,  as received, the following amounts:

         (i)      Any amounts withdrawn from a Protected Account or other permitted account;

         (ii)     Any Monthly Advance and Compensating Interest Payments;

         (iii)    Any  Insurance  Proceeds or Net  Liquidation  Proceeds  received by the Master  Servicer which were not deposited in a Protected Account or other permitted account;

         (iv)     The  Repurchase  Price with respect to any mortgage loans  repurchased  and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

         (v)      Any amounts  required to be deposited  with respect to losses on permitted  investments;
and

         (vi)     Any other  amounts  received by the Master  Servicer and required to be deposited in the
Distribution Account pursuant to the Agreement.

         The  amount at any time  credited  to the  Distribution  Account  shall be in  general  (i) fully insured  by the  FDIC to the  maximum  coverage  provided  thereby  or (ii)  invested  in the  name of the
Trustee,  in such  permitted  investments  selected by the Depositor or deposited in demand  deposits with such  depository  institutions  as  selected  by the  Depositor,  provided  that  time  deposits  of  such depository institutions would be a permitted investment (as specified in the Agreement).

         On each  distribution  date, the Securities  Administrator  shall pay the  certificateholders  in accordance  with the  provisions set forth under  "Description  of the  Certificates—Distributions  on the
Certificates" herein.

The Reserve Fund

         The Securities  Administrator  shall  establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an  account,  referred  to as the  Reserve  Fund,  into which on each distribution  date,  amounts  received  under each Cap Contract will be deposited in  accordance  with the provisions as set forth under clause  fourth of "The Cap  Contracts"  in this term sheet  supplement.  The amount  at any  time  on  deposit  in  the  Reserve  Fund  shall,  at the  direction  of  the  Class  B-IO
Certificateholder,  be held either (i)  uninvested  with no liability  for interest or other  compensation thereon or (ii)  invested in  permitted  investments  that mature no later than the  Business Day prior to the next succeeding  Distribution  Date. Any losses on such investments  shall be deposited in the Reserve
Fund by the Class B-IO Certificateholder out of its own funds immediately as realized.

         On each  distribution  date,  amounts will be allocated in  accordance  with the  provisions  set forth with respect thereto under "The Cap Contracts" herein.

Voting Rights

         Voting  rights of the trust in  general  will be  allocated  among the  classes  of  Certificates
(other  than the  Residual  Certificates)  based upon their  respective  Certificate  Principal  Balances;
provided  that  voting  rights  equal to 1.00% of the  total  amount  will be  allocated  to the  Residual
Certificates.

Reports to Certificateholders

         On each  distribution  date,  the Securities  Administrator  will make available a report setting forth certain  information  with respect to the  composition  of the payment being made,  the  Certificate
Principal  Balance of an  individual  Certificate  following  such payment and certain  other  information relating to the Certificates  and the mortgage loans (and, at its option,  any additional files containing the same  information in an alternative  format),  to be provided to each holder of  Certificates  and the
Rating Agencies via the Securities  Administrator's  internet website located at www.ctslink.com.  Parties that are unable to use the above  distribution  option are  entitled  to have a paper copy  mailed to them via first class mail by calling the  Securities  Administrator's  customer  service desk at (301) 815-6600 and indicating such. The Securities  Administrator  will have the right to change the way such reports are distributed  in order to make such  distribution  more  convenient  and/or  more  accessible  to the above parties,  and the  Securities  Administrator  will provide timely and adequate  notification  to all above parties regarding any such changes.

Termination

         The obligations of the Trustee, the Master Servicer and the Securities  Administrator  created by the Agreement will  terminate upon (i) the later of the making of the final payment or other  liquidation, or any advance with respect  thereto,  of the last mortgage loan subject thereto or the disposition of all property  acquired upon  foreclosure  or acceptance of a deed in lieu of  foreclosure of any such mortgage loans, (ii) the payment to  certificateholders  of all amounts required to be paid to them pursuant to the
Agreement  or (iii) the  repurchase  by or at the  direction  of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

         On any  distribution  date on which the  aggregate  Stated  Principal  Balance of (i) the group I mortgage loans is less than a specified  percentage (set forth in the Term Sheet) of the aggregate  Stated
Principal  Balance  of the group I mortgage  loans as of the  Cut-off  Date or (ii) the group II  mortgage loans is less  than a  specified  percentage  (set  forth  in the  Term  Sheet)  of the  aggregate  Stated
Principal  Balance of the group II mortgage  loans as of the Cut-off Date, the Sponsor or its designee may repurchase  from the trust all group I  mortgage  loans or group II  mortgage  loans,  as the case may be, remaining  outstanding and any REO Property  related to group I mortgage loans or group II mortgage loans, as the  case may be,  remaining  in the  trust  at a  purchase  price  equal to the sum of (a) the  unpaid principal  balance of the related mortgage loans (other than mortgage loans related to REO Property),  net of the principal  portion of any  unreimbursed  Monthly  Advances  relating to the related  mortgage loans made by the purchaser,  plus accrued but unpaid interest  thereon at the applicable  mortgage rate to, but not  including,  the first day of the month of  repurchase,  (b) the  appraised  value of any  related REO
Property,  less the good faith estimate of the Master  Servicer of liquidation  expenses to be incurred in connection  with its  disposal  thereof  (but not more than the unpaid  principal  balance of the  related mortgage  loan,  together  with  accrued but unpaid  interest on that balance at the  applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket  costs of the Master  Servicer,  including  unreimbursed  servicing  advances  and the  principal  portion of any unreimbursed  Monthly  Advances,  made  on the  related  mortgage  loans  prior  to the  exercise  of such repurchase and (d) any  unreimbursed  costs and expenses of the Trustee,  the Custodian and the Securities
Administrator  payable in accordance  with the terms of the  Agreement.  Such  designee,  if not EMC or an affiliate,  shall be deemed to  represent  that one of the  following  will be true and  correct:  (i) the exercise of such option shall not result in a  non-exempt  prohibited  transaction  under ERISA or Section
4975 of the  Code or (ii)  such  designee  is (A) not a party in  interest  with  respect  to any Plan (as defined  below) and (B) is not a "benefit  plan  investor"  (other than a plan  sponsored or maintained by the  designee,  provided  that no assets  of such  plan are  invested  or  deemed  to be  invested  in the
Certificates).  Any such  repurchase will result in the retirement of, in the case of the group I mortgage loans,  all of the Group I Certificates  and, in the case of the group II mortgage loans, all of the Group
II Certificates.  The trust may also be terminated and the Certificates  retired on any distribution  date upon the Depositor's  determination,  based upon an opinion of counsel,  that the status of the trust fund as a REMIC has been lost or that a  substantial  risk  exists  that such  status will be lost for the then current  taxable year. In no event will the trust created by the Agreement  continue beyond the expiration of 21  years  from  the  death  of  the  survivor  of  the  persons  named  in  the  Agreement.  See  "The
Agreements—Termination; Retirement of Securities" in the prospectus.

                                     FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the  Depositor,  will  deliver its opinion  generally  to the effect that,  assuming  compliance  with all provisions of the Agreement,  for federal income tax purposes,  each REMIC election made by the trust fund will  qualify as a REMIC under the  Internal  Revenue  Code of 1986  referred  to herein as the Code.  The
Certificates  (other than the Residual  Certificates)  will represent  ownership of regular interests in a
REMIC and are herein  referred to as the REMIC Regular  Certificates.  The Group I Certificates  will also represent  ownership of an interest in the related cap  contracts  and certain  rights with respect to the excess  cash  flow.  See  "Characterization  of the Group I Offered  Certificates"  below.  The  interests evidenced by the Residual  Certificates  will be designated as the residual  interests in the REMICs.  All certificateholders  are  advised  to  see  "Federal  Income  Tax  Consequences"  in the  prospectus  for a discussion of the anticipated  federal income tax consequences of the purchase,  ownership and disposition of the REMIC Regular Certificates and the Residual Certificates.

         The portions of the REMIC Regular  Certificates that represent  ownership of regular interests in a REMIC  generally  will be taxable as debt  obligations  under the Code,  and interest paid or accrued on those  portions of the REMIC Regular  Certificates,  including any original issue discount with respect to
any  REMIC   Regular   Certificates   issued   with   original   issue   discount,   will  be  taxable  to
certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some of the Offered Certificates may be issued with  original  issue  discount.  See "Federal  Income Tax  Consequences—REMICS—Taxation  of
Owners of REMIC Regular  Certificates—Original  Issue  Discount" in the prospectus.  The Internal  Revenue
Service  referred to herein as the IRS,  has issued OID  regulations  under  Sections  1271 to 1275 of the
Code generally  addressing the treatment of debt instruments  issued with original issue discount referred to herein as the OID  Regulations.  All  purchasers  of REMIC  Regular  Certificates  are urged to consult their tax advisors for advice  regarding the effect,  in any, of the original  issue  discount  provisions and  regulations  on the purchase of the REMIC Regular  Certificates.  It is expected that the  prepayment assumption  that will be used in  determining  the rate of accrual of original issue discount with respect to the Group I  Certificates  will be 30% CPR and with  respect to the Group II  Certificates  will be 25%
CPR.  The  prepayment  assumption  represents  a rate of payment  of  unscheduled  principal  on a pool of mortgage  loans,  expressed as an  annualized  percentage  of the  outstanding  principal  balance of such mortgage  loans at the beginning of each period.  See "Yield on the  Certificates—Weighted  Average Lives"
herein for a description of the prepayment  assumption model used herein.  However,  no  representation is made as to the rate at which prepayments actually will occur.

         In  certain  circumstances  the  OID  Regulations  permit  the  holder  of a debt  instrument  to recognize  original  issue  discount  under a method that  differs  from that used by the Issuing  Entity.
Accordingly,  it is  possible  that the  holder  of a REMIC  Regular  Certificate  may be able to select a
method  for  recognizing   original  issue  discount  that  differs  from  that  used  by  the  Securities
Administrator in preparing reports to the certificateholders and the IRS.

         Certain  classes of the Offered  Certificates  may be treated for federal  income tax purposes as having been issued at a premium.  Whether  any holder of such a class of  Certificates  will be treated as holding a  certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the  distributions  remaining to be made on such  Certificate at the time of its  acquisition by such  certificateholder.  Holders of such  classes  of  Certificates  should  consult  their tax  advisors regarding  the  possibility  of making an election to  amortize  such  premium.  See  "Federal  Income Tax
Consequences—REMICS—Taxation  of  Owners  of  REMIC  Regular  Certificates—Original  Issue  Discount"  and
"—Premium" in the prospectus.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the
Offered Certificates, see "Federal Income Tax Consequences—REMICS" in the prospectus.

Characterization of the Group I Offered Certificates

         All  holders  of the  Group  I  Offered  Certificates  will  be  entitled  (subject  to  specific priorities and to the extent of related Basis Risk Shortfall Carry Forward  Amounts) to amounts  deposited into  the  reserve  fund  from  excess  cash  flow.  In  addition,  all  holders  of the  Group I  Offered
Certificates  will be entitled  (subject to specific  priorities  and to the extent of related  Basis Risk
Shortfall  Carry Forward  Amounts,  Unpaid  Realized Loss Amounts and Current  Interest and Interest Carry
Forward   Amounts)  to  amounts   deposited  into  the  reserve  fund  from  the  related  Cap  Contracts.
Accordingly,  holders of the Group I Offered  Certificates will be treated for federal income tax purposes as owning a regular  interest  in a REMIC and a  beneficial  ownership  interest  in the right to  receive payments from the reserve  fund,  which is not included in any REMIC.  The  treatment of amounts  received by the Certificateholder  with respect to such  Certificateholder's  right to receive Basis Risk Shortfall
Carry  Forward  Amounts as a result of the  application  of the Net Rate Cap, will depend upon the portion of  such  Certificateholder's  purchase  price  allocable  thereto.  Under  the  REMIC  regulations,  each certificateholder  of a Group I Offered  Certificate  must allocate its purchase price for its Certificate between its  undivided  interest in the related  REMIC  regular  interest and its interest in the right to receive  payments from the reserve fund in respect of any Basis Risk  Shortfall  Carry Forward  Amounts in
accordance  with the relative fair market values of each  property  right.  Holders of the Group I Offered
Certificates  may also have to  allocate  basis to the  reserve  fund on  account  of the right to receive
Unpaid  Realized  Loss  Amounts,  Current  Interest  and  Interest  Carry  Forward  Amounts,  although the
Securities  Administrator  intends to treat such payments as advances (in which event it is likely that no basis  should be  allocated  to such  rights).  Such  allocations  will be used for,  among other  things, purposes  of  computing  any  original  issue  discount,  market  discount  or  premium,  as  well  as for determining  gain or loss on  disposition.  No  representation  is or will be made as to the relative fair market  values  thereof.  Generally,  payments  made  to  Certificates  with  respect  to any  Basis  Risk
Shortfall  Carry Forward  Amounts will be included in income based on, and the purchase price allocated to the reserve fund may be amortized in  accordance  with,  the  regulations  relating to notional  principal contracts.  In the case of non-corporate  holders of the Group I Offered  Certificates the amortization of the  purchase  price may be subject to  limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the alternative  minimum tax.  However,  regulations have recently been proposed that modify the taxation of notional  principal  contracts  that contain  contingent  nonperiodic payments.  As the application of such  regulations  (i.e.,  whether they apply, and if so, how they apply)
are,  at this time,  unclear,  holders  of the  Offered  Certificates  should  consult  with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

         We make no representation  on whether the Group I Offered  Certificates (or what, if any, portion thereof) will  constitute  "real estate  assets" or whether the interest (or any portion)  thereon will be considered  "interest on obligations secured by mortgages on real property",  in each case for real estate investment  trusts, or REITs. In addition,  we make no representation on whether the Offered  Certificates
(or what,  if any,  portion  thereof)  will  constitute  a "regular  interest  in a REMIC"  under  section
7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group II Offered Certificates

         A holder of a Group II Offered  Certificate  will be treated for federal  income tax  purposes as owning a regular interest in a REMIC. We make no  representation  on whether the Offered  Certificates (or what,  if any,  portion  thereof)  will  constitute  "real estate  assets" or whether the interest (or any portion) thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real  estate  investment  trusts.  In  addition,  we make no  representation  on whether the
Group II Offered  Certificates (or what, if any,  portion thereof) will constitute a "regular  interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Characterization of the Group III Offered Certificates

         A holder of a Group III Offered  Certificate  will be treated for federal  income tax purposes as owning a regular interest in a REMIC. We make no  representation  on whether the Offered  Certificates (or what,  if any,  portion  thereof)  will  constitute  "real estate  assets" or whether the interest (or any portion) thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real  estate  investment  trusts.  In  addition,  we make no  representation  on whether the
Group III Offered  Certificates (or what, if any, portion thereof) will constitute a "regular  interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

Penalty Protection

         If penalties were asserted against  purchasers of the Certificates  offered  hereunder in respect of their treatment of the  Certificates  for tax purposes,  the summary of tax  considerations  contained, and the  opinions  stated,  herein  and in the  prospectus  may not  meet  the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                            METHOD OF DISTRIBUTION

         Subject  to the terms  and  conditions  set  forth in the  underwriting  agreement,  the  Offered
Certificates,  will be purchased from the Depositor by the Underwriter  upon issuance.  The Underwriter is an  affiliate  of the  Depositor  and  the  Sponsor.  The  Offered  Certificates  will be  offered  by the
Underwriter  (only as and if issued and  delivered to and accepted by the  Underwriter)  from time to time in  negotiated  transactions  or  otherwise at varying  prices to be  determined  at the time of sale.  In connection with the purchase and sale of the Offered  Certificates,  the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount.

         The Depositor  will  indemnify the  Underwriter  against  certain  civil  liabilities,  including liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriter  may effect these  transactions  by selling the  underwritten  certificates to or through  dealers,  and those  dealers  may receive  compensation  in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the underwritten  certificates,  the Underwriter may be deemed to have received  compensation  from the
Depositor in the form of  underwriting  compensation.  The  Underwriter  and any dealers that  participate with the  underwriters in the  distribution of the related  underwritten  certificates may be deemed to be underwriters  and any  profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be underwriting discounts and Commissions under the Securities Act.

         There is currently no  secondary  market for the  certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the Offered  Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                              SECONDARY MARKET

         There is currently no  secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.  The  Underwriter  intends to establish a market in the Offered  Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

         The primary source of  information  available to investors  concerning  the Offered  Certificates will be the monthly statements  discussed in the prospectus under  "Description of the  Securities—Reports to  Securityholders"  herein,  which will include  information as to the Certificate  Principal Balance of the Offered  Certificates  and the status of the applicable  form of credit  enhancement.  There can be no assurance that any additional  information  regarding the Offered  Certificates  will be available through any other source.  In addition,  the Depositor is not aware of any source through which price  information about the Offered  Certificates  will be generally  available on an ongoing  basis.  The limited nature of information  regarding  the  Offered  Certificates  may  adversely  affect the  liquidity  of the  Offered
Certificates, even if a secondary market for the Offered Certificates becomes available.

                                               LEGAL OPINIONS

         Legal  matters  relating to the Offered  Certificates  will be passed upon for the  Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                              LEGAL PROCEEDINGS

         There are no  material  legal  proceedings  pending  against  the  Depositor,  the  Trustee,  the
Securities  Administrator,  the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing  transaction  parties is subject,  that are material to the  certificateholders.  No legal  proceedings  against any of the  foregoing  transaction  parties is known to be contemplated  by governmental  authorities,  that are material to the  certificateholders.  We refer you to "The Sponsor" and  "Servicing of the Mortgage  Loans—The  Servicer" for a description  of the legal proceedings against the Sponsor and the Servicer.

                           AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing Entity, the underwriter and the Depositor are affiliated  parties.  The
Master  Servicer,  the  Securities  Administrator  and the  Custodian  are the same  entity.  There are no affiliations  between the Sponsor,  the  Depositor,  the  underwriter or the Issuing Entity and any of the
Trustee, the Securities  Administrator,  the Master Servicer, any 10% concentration originator (other than
EMC), any 10%  concentration  servicer (other than EMC), the Cap Counterparty or the Custodian.  There are no  affiliations  among the Master  Servicer,  the Trustee,  any 10%  concentration  originator or any 10%
concentration  servicer.  There  are  currently  no  business  relationships,   agreements,  arrangements,
transactions or  understandings  between (a) the Sponsor,  the Depositor or the Issuing Entity and (b) any
of the parties referred to in the preceding  sentence,  or any of their respective  affiliates,  that were entered into outside the normal  course of business or that contain  terms other than would be obtained in an arm's  length  transaction  with an  unrelated  third  party and that are  material  to the  investor's understanding  of the  Certificates,  or  that,  except  as  otherwise  disclosed  herein,  relate  to the
Certificates or the pooled assets.  Except as otherwise  disclosed herein, no such business  relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                                  RATINGS

         It is  expected  that each class of Offered  Certificates  will  receive the ratings set forth in the Term Sheet by on or more rating agencies including S&P, Moody's and/or Fitch.

         The ratings  assigned by the rating agencies to mortgage  pass-through  certificates  address the likelihood of the receipt of all  distributions  on the mortgage  loans by the related  certificateholders
under  the  agreements   pursuant  to  which  such  certificates  were  issued.   The  ratings  take  into
consideration  the credit quality of the related  mortgage pool,  structural and legal aspects  associated with such  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  payments  required  under such  certificates.  The  ratings on such  certificates  do not,  however, constitute a statement regarding frequency of prepayments on the mortgages.

         The  ratings  of the  Rating  Agencies  do not  address  the  possibility  that,  as a result  of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings assigned to the Offered  Certificates should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating agency will rate  the  Offered  Certificates  or,  in such  event,  what  rating  would  be  assigned  to the  Offered
Certificates  by such other  rating  agency.  The  ratings  assigned  by such other  rating  agency to the
Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing surveillance  by the  Rating  Agencies  for so long as any  Certificates  are  outstanding.  However,  the
Rating  Agencies are under no  obligation  to the  Depositor to continue to monitor or provide a rating on the Certificates.

                                              LEGAL INVESTMENT

         It is  anticipated  that the  classes  of Offered  Certificates  that are rated in one of the two highest rating  categories by a nationally  recognized  statistical  rating  organization  will constitute
"mortgage related  securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of 1984 (or
SMMEA) and, as such,  will be legal  investments  for  certain  entities to the extent  provided in SMMEA, subject to state laws  overriding  SMMEA.  Certain  states have enacted  legislation  overriding the legal investment  provisions  of SMMEA.  Classes of  Offered  Certificates  not rated in one of the two  highest rating  categories  will not  constitute  "mortgage  related  securities"  for  purposes of SMMEA,  or the
Non-SMMEA  Certificates.  The appropriate  characterization  of the Non-SMMEA  Certificates  under various legal  investment  restrictions,  and thus the  ability  of  investors  subject to these  restrictions  to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

         The  Office  of Thrift  Supervision,  or the OTS,  has  issued  Thrift  Bulletins  73a,  entitled
"Investing in Complex  Securities,"  or TB 73a,  which is effective as of December 18, 2001 and applies to savings  associations  regulated  by the  OTS,  and 13a,  entitled  "Management  of  Interest  Rate  Risk,
Investment  Securities,  and  Derivatives  Activities,"  or TB 13a,  which is  effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

         One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets  applicable  regulatory and policy requirements  (including those set forth TB 13a (see below)) and internal guidelines,  is suitable for the institution,  and is  safe  and  sound.  The  OTS  recommends,  with  respect  to  purchases  of  specific securities,  additional analysis,  including,  among others, analysis of repayment terms, legal structure, expected  performance of the Issuing  Entity and any underlying  assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into  separate  tranches  with unequal payments, and collateral investment  parameters,  with respect to a security that is prefunded or involves a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence  requirements  for  investing  in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings  association's  investment  practices will be subject to criticism, and the OTS may require  divestiture  of such  securities.  The OTS also  recommends,  with  respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest rate risk, and  classification  factors.  For the purposes of each of TB 73a and TB
13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation  or real estate  mortgage  investment  conduit  security,  other than any  "plain  vanilla"  mortgage  pass-through security (that is,  securities  that are part of a single class of securities in the related pool that are
non-callable  and  do  not  have  any  special  features).   Accordingly,   all  classes  of  the  Offered
Certificates  would  likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole  reliance on outside  ratings for  material purchases  of  complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings  association should only use ratings and analyses from nationally  recognized  rating agencies in conjunction with, and in  validation  of,  its own  underwriting  processes,  and (iii)  that it  should  not use  ratings  as a substitute  for its own thorough  underwriting  analyses.  With respect the interest rate risk factor,  TB
73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i) conduct a pre-purchase  portfolio  sensitivity analysis for any "significant transaction"  involving  securities  or  financial  derivatives,  and (ii)  conduct a  pre-purchase  price sensitivity  analysis of any "complex security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted  by an  independent  third-party  as long as  management  understands  the  analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex securities with high price sensitivity"
be limited to  transactions  and  strategies  that lower a thrift  institution's  portfolio  interest rate risk.  TB 13a  warns  that  investment  in  complex  securities  by thrift  institutions  that do not have adequate  risk  measurement,  monitoring  and control  systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be  subject to  restrictions  on  investment  in the
Certificates.  Any such  institution  is  encouraged  to consult  its own legal  advisors  in  determining whether and to what extent there may be  restrictions  on its ability to invest in the  Certificates.  See
"Legal Investment Matters" in the prospectus.

                                            ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit  plans  subject to Title I of the  Employee  Retirement  Income
Security Act of 1974,  as amended  (referred  to herein as ERISA),  should  consider  the ERISA  fiduciary investment  standards before authorizing an investment by any such plan in the Certificates.  In addition, fiduciaries  of employee  benefit  plans  subject to Title I of ERISA,  as well as certain  plans or other retirement  arrangements  that are not subject to Title I of ERISA but are subject to Section  4975 of the
Code  (such as  individual  retirement  accounts  and  Keogh  plans  covering  only a sole  proprietor  or partners),  or any entity  whose  underlying  assets  include  plan  assets by reason of a plan or account investing  in such entity,  including  an insurance  company  general  account  (collectively  referred to herein as  Plan(s)),  are  encouraged  to  consult  with  their  legal  counsel  to  determine  whether an investment  in the  Certificates  will cause the assets of the Trust  (referred to herein as Trust Assets)
to be considered  plan assets  pursuant to the plan asset  regulations set forth at 29 C.F.R. § 2510.3-101
(referred  to  herein  as the Plan  Asset  Regulations),  thereby  subjecting  the Plan to the  prohibited transaction  rules with respect to the Trust Assets and the Trustee,  the Master Servicer or the Servicers
to the fiduciary  investments  standards of ERISA,  or cause the excise tax  provisions of Section 4975 of the Code to apply to the Trust  Assets,  unless a  statutory  exemption  or an  exemption  granted  by the
United  States  Department  of Labor  (referred  to  herein as the DOL)  applies  to the  purchase,  sale, transfer or holding of the Certificates.

         The DOL has issued Prohibited  Transaction Exemption 90-30 (as amended by Prohibited  Transaction
Exemptions  97-34,  2000-58  and  2002-41)  (referred  to herein as the  Underwriter's  Exemption)  to the
Underwriter  which  may  apply  to the  Offered  Certificates  (other  than  the  Residual  Certificates).
However,  the Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the investing  Plan must be an  "accredited  investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange  Commission  under the Securities
Act and (ii) the Offered  Certificates  be rated at least  "BBB-" (or its  equivalent)  by Fitch Inc.,  or
Fitch, S&P or Moody's,  at the time of the Plan's  purchase,  provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date.  See "ERISA  Considerations"  in the  prospectus.  The DOL amended the
Underwriter's  Exemption,  as well  as the  essentially  identical  exemptions  issued  to  certain  other financial  institutions,  in Prohibited  Transaction Exemption 2002-41 (67 Fed. Reg. 54487,  September 22,
2002) to allow the  trustee to be  affiliated  with the  underwriter  in spite of the  restriction  in PTE
2000-58 to the contrary.

         The Underwriter's  Exemption is expected to apply to the Offered Subordinate  Certificates if the conditions  described  above are satisfied.  Therefore,  each  beneficial  owner of a Offered  Subordinate
Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that  Certificate  or interest  therein,  that either (i) that  Certificate  was rated at least
"BBB-" at the time of purchase,  (ii) such  beneficial  owner is not a benefit plan investor as defined in
Section 3(42) of ERISA, or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an "insurance  company  general  account," as such term is defined in DOL Prohibited  Transaction Class Exemption  ("PTCE") 95-60, and (3) the conditions in Sections
I and III of PTCE 95-60 have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial  owner of that Subordinate  Certificate,  retroactive to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that
Certificate  or interest  therein was effected in violation of the  conditions  described in the preceding paragraph  shall  indemnify and hold harmless the Depositor,  the Trustee,  the Securities  Administrator,
the  Master  Servicer,  a  Servicer,  any  subservicer,  and  the  trust  from  and  against  any  and all liabilities,  claims,  costs or expenses  incurred  by those  parties as a result of that  acquisition  or holding.

         Before  purchasing an Offered  Certificate,  a fiduciary of a Plan should itself confirm that the
Certificate  constitutes a "security"  for purposes of the  Underwriter's  Exemption and that the specific and  general  conditions  of the  Underwriter's  Exemption  and the  other  requirements  set forth in the
Underwriter's  Exemption would be satisfied.  The Class R Certificates do not satisfy the  requirements of the  Underwriter's  Exemption  and may not be  purchased  by or on behalf of, or with plan  assets of, any
Plan.  Any Plan  fiduciary  that  proposes  to cause a Plan to purchase a  Certificate  is  encouraged  to consult with its counsel with respect to the potential  applicability  to such investment of the fiduciary responsibility  and prohibited  transaction  provisions of ERISA and the Code to the proposed  investment.
For further information  regarding the ERISA  considerations of investing in the Certificates,  see "ERISA
Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.  However,  such governmental plan may be subject to Federal,  state and local law,  which is, to a material  extent,  similar to the  provisions of Section 406 of ERISA or Section 4975 of the Code  (referred to herein as Similar Law). A fiduciary of a  governmental  plan should make its own determination  as to the  propriety of such  investment  under  applicable  fiduciary or other  investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any  Certificates  to a Plan is in no  respect a  representation  by the  Underwriter that such an  investment  meets all  relevant  legal  requirements  with respect to  investments  by Plans generally or any  particular  Plan or that such an investment is  appropriate  for Plans  generally or any particular Plan.

                                          AVAILABLE INFORMATION

         The  Depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the Depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the Issuing  Entity's  name.  The
Depositor does not intend to send any financial reports to certificate holders.

         The Issuing  Entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Servicing of the Mortgage  Loans—Evidence  as to Compliance",  required to be filed under Regulation AB), periodic  distribution  reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to  certificate  holders or  information  about the  certificate as shall have been prepared and filed with the  Commission by the  Securities  Administrator  will be posted on the
Securities  Administrator's  internet  web  site as soon  as  reasonably  practicable  after  it has  been
electronically   filed  with,  or  furnished  to,  the   Commission.   The  address  of  the  website  is:
www.ctslink.com.

                                      REPORTS TO CERTIFICATEHOLDERS

         So long as the Issuing  Entity is required to file reports under the Exchange Act,  those reports will be made available as described above under "Available Information".

         If the Issuing  Entity is no longer  required to file reports  under the Exchange  Act,  periodic distribution  reports will be posted on the  Securities  Administrator's  website  referenced  above under
"Available  Information"  as soon as  practicable.  Annual reports of assessment of compliance with the AB
Servicing  Criteria,  attestation  reports,  and  statements of compliance  will be provided to registered holders  of the  related  securities  upon  request  free of  charge  if not  otherwise  available  on the
Securities  Administrator's  website.  See  "Servicing of the Mortgage  Loans — Evidence as to Compliance"
and "Description of the Certificates — Reports to Certificateholders."

                                INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this term sheet  supplement by reference all  documents,  including but not limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a)
or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the Offered  Certificates  of the related  series.  All  documents  subsequently  filed by the Depositor  pursuant to Sections  13(a) or
15(d) of the  Exchange  Act in respect of any  offering  prior to the  termination  of the offering of the
Certificates shall also be deemed incorporated by reference into this term sheet supplement.

         The  Depositor  will provide or cause to be provided  without  charge to each person to whom this term sheet  supplement  is  delivered  in  connection  with the offering of one or more classes of Offered
Certificates,  upon written or oral request of the person,  a copy of any or all the reports  incorporated in this term  sheet  supplement,  in each case to the  extent  the  reports  relate to one or more of such classes of the Offered  Certificates,  other than the exhibits to the  documents,  unless the exhibits are specifically  incorporated  by  reference  in the  documents.  Requests  should be  directed in writing to
Structured Asset Mortgage  Investments II Inc., 383 Madison Avenue,  New York, New York 10179,  Attention:
Secretary,  or by telephone at (212) 272-2000.  The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                GLOSSARY

         Below are abbreviated  definitions of significant  capitalized terms used in herein.  Capitalized terms used herein but not defined  herein  shall have the  meanings  assigned to them in the  accompanying prospectus.

Accrued  Certificate  Interest — With respect to the Group II Certificates  and the Group III Certificates
of any class on any  distribution  date,  is equal to the amount of  interest  accrued  during the related
Interest  Accrual Period at the  applicable  Pass-Through  Rate on the  Certificate  Principal  Balance or
Notional Amount, as applicable,  of such Certificate  immediately  prior to such  distribution  date, less
(1) in the case of a Group II Senior  Certificate  or Group III  Senior  Certificate,  such  Certificate's share of (a)  Prepayment  Interest  Shortfalls  on the mortgage  loans in the related  Loan Group,  to the extent not covered by  Compensating  Interest  paid by a Servicer  or the Master  Servicer,  (b)  interest shortfalls on the mortgage loans in the related Loan Group  resulting  from the  application of the Relief
Act or  similar  state law and (c) after the  applicable  Cross-Over  Date,  the  interest  portion of any
Realized  Losses  on the  mortgage  loans  in the  related  Loan  Group  and (2) in the case of a Group II
Subordinate  Certificate  or a  Group  III  Subordinate  Certificate,  such  Certificate's  share  of  (a)
Prepayment  Interest  Shortfalls  on the  mortgage  loans in the  related  Loan  Group,  to the extent not covered by Compensating  Interest paid by a Servicer or the Master  Servicer,  (b) interest  shortfalls on the mortgage loans in the related Loan Group  resulting from the  application of the Relief Act or similar state law and (c) the interest  portion of any Realized  Losses on the mortgage  loans in the related Loan
Group.  The  applicable  Senior  Percentage  of Prepayment  Interest  Shortfalls  and interest  shortfalls resulting  from  the  application  of the  Relief  Act  will  be  allocated  among  the  Group  II  Senior
Certificates and the Group III Senior  Certificates in the related  Certificate Group in proportion to the amount of Accrued  Certificate  Interest  that would have been  allocated  thereto in the  absence of such shortfalls.  The  applicable  Subordinate  Percentage  of  Prepayment  Interest  Shortfalls  and  interest shortfalls  resulting  from the  application  of the  Relief  Act will be  allocated  among  the  Group II
Subordinate  Certificates  and the Group III  Subordinate  Certificates  in  proportion  to the  amount of
Accrued  Certificate  Interest that would have been allocated  thereto in the absence of such  shortfalls.
Accrued  Certificate  Interest is  calculated  on the basis of a 360-day year  consisting of twelve 30-day months.  No  Accrued  Certificate  Interest  will be  payable  with  respect  to any  class  of  Group  II
Certificates or Group III Certificates  after the distribution  date on which the outstanding  Certificate
Principal Balance of such Certificate has been reduced to zero.

Aggregate  Subordinate  Optimal  Principal Amount — The Group II Subordinate  Optimal  Principal Amount or
the Group III Subordinate Optimal Principal Amount, as applicable.

Agreement  — The  Pooling  and  Servicing  Agreement,  which will be entered  into by the  Depositor,  the
Sponsor,  Wells Fargo Bank, National  Association,  as master servicer and Securities  Administrator,  and the Trustee.

Allocable Share — With respect to (i) any class of Group II Subordinate  Certificates on any  distribution date will  generally  equal such class's pro rata share  (based on the  Certificate  Principal  Balance of each class entitled thereto) of the Group II Aggregate  Subordinate  Optimal  Principal Amount;  provided, however,  that no  class  of  Group  II  Subordinate  Certificates  (other  than  the  class  of  Group II
Subordinate  Certificates  with the lowest  numerical  designation)  shall be entitled on any distribution date to  receive  distributions  pursuant  to  clauses  (2),  (3) and (5) of the  definition  of  Group II
Subordinate  Optimal  Principal  Amount unless the Class Prepayment  Distribution  Trigger for the related class is satisfied for such  distribution  date and (ii) any class of Group III  Subordinate  Certificates on any  distribution  date will  generally  equal such  class's pro rata share  (based on the  Certificate
Principal  Balance  of each  class  entitled  thereto)  of the Group  III  Aggregate  Subordinate  Optimal
Principal Amount;  provided,  however, that no class of Group III Subordinate Certificates (other than the class of Group III Subordinate  Certificates with the lowest numerical  designation)  shall be entitled on any distribution date to receive  distributions  pursuant to clauses (2), (3) and (5) of the definition of
Group III Subordinate  Optimal Principal Amount unless the Class Prepayment  Distribution  Trigger for the related  class  is  satisfied  for  such  distribution  date.  Notwithstanding  the  foregoing,  if on any distribution date the Certificate  Principal Balance of any class of Group II Subordinate  Certificates or
Group III  Subordinate  Certificates  for which the  related  Class  Prepayment  Distribution  Trigger was satisfied on such distribution  date is reduced to zero, any amounts  distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Group II Subordinate  Optimal  Principal  Amount or Group
III Subordinate  Optimal Principal Amount to the extent of such class's remaining  Allocable Share,  shall be distributed  to the remaining  classes of Group II Subordinate  Certificates  or Group III  Subordinate
Certificates,   as  applicable,   in  reduction  of  their  respective   Certificate  Principal  Balances,
sequentially, in the order of their numerical Class designations.

Applied  Realized  Loss Amount — With respect to any class of Group I Offered  Certificates  and as to any distribution  date, the sum of the Realized Losses with respect to the related mortgage loans,  which have been applied in reduction of the  Certificate  Principal  Balance of such class, in an amount equal to the amount,  if  any,  by  which,  (i) the  aggregate  Certificate  Principal  Balance  of all of the  Group I
Certificates  (after all distributions of principal on such distribution  date) exceeds (ii) the aggregate
Stated Principal Balance of the group I mortgage loans for such distribution date.

Available  Funds — For any  distribution  date and each Sub-Loan  Group  included in Loan Group II or Loan
Group III, an amount which generally  includes,  (1) all previously  undistributed  payments on account of principal  (including the principal portion of Monthly Payments,  Principal  Prepayments and the principal amount of Net  Liquidation  Proceeds)  and all  previously  undistributed  payments on account of interest received  after the Cut-off Date and on or prior to the related  Determination  Date,  in each case,  from the mortgage loans in the related  Sub-Loan  Group,  (2) any Monthly  Advances and  Compensating  Interest
Payments made by the Master Servicer or a Servicer for such  distribution  date in respect of the mortgage loans in the related  Sub-Loan  Group,  (3) any amounts  reimbursed  by the Master  Servicer in connection with losses on certain  eligible  investments for the related  mortgage loans and (4) any amount allocated from the Available  Funds of another  Sub-Loan Group in accordance  with paragraph (C) under  "Description of the  Certificates—Distributions on the Group II Certificates",  net of (x) fees payable to, and amounts reimbursable to, the Master Servicer,  the Servicers,  the Securities  Administrator,  the Trustee and any
custodian  allocable  to  such  Sub-Loan  Group  or Loan  Group,  as  provided  in the  Agreement  and (y)
investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss — Any loss resulting from a bankruptcy  court,  in connection  with a personal  bankruptcy of a  mortgagor,  (1)  establishing  the  value  of a  mortgaged  property  at an  amount  less  than  the
Outstanding  Principal  Balance of the mortgage  loan secured by such  mortgaged  property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall — If on the  distribution  date the  Pass-Through  Rate for a class of the Class I-A,
Class I-M and Class I-B Certificates is based upon the Net Rate Cap, the excess, if any, of:

                      1.   The amount of Current  Interest  that such class  would have been  entitled  to receive  on  such  distribution  date  had  the  applicable  pass-though  rate  been calculated at a per annum rate equal to the lesser of (i)  One-Month  LIBOR plus the related  Margin and (ii) the fixed rate specified in the  Pass-Through  Rate for the
                      Group I Certificates, as described in the Term Sheet, over

                      2.   The amount of Current  Interest on such class  calculated  using a  pass-though rate equal to the Net Rate Cap for such distribution date.

Basis Risk Shortfall Carry Forward Amount — As of any  distribution  date for the Class I-A, Class I-M and
Class I-B  Certificates,  the sum of the Basis Risk  Shortfall  for such  distribution  date and the Basis
Risk Shortfall for all previous  distribution  dates not previously  paid,  together with interest thereon at a rate  equal to the lesser of (i)  One-Month  LIBOR  plus the  related  Margin and (ii) the fixed rate specified in the  Pass-Through  Rate for the Group I  Certificates,  as  described in the Term Sheet,  for such distribution date.

Book-entry  Certificates  — The Senior  Certificates  and the  Offered  Subordinate  Certificates  issued, maintained and transferred at the DTC.

Business  Day —  Generally  any day other than a  Saturday,  a Sunday or a day on which the New York Stock
Exchange  or  Federal  Reserve  is  closed  or on which  banking  institutions  in New York City or in any jurisdiction in which the Trustee,  the Securities  Administrator,  the Master Servicer,  Custodian or any
Servicer is located are obligated by law or executive order to be closed.

Cap  Contracts — Any interest rate cap contracts  that the Trustee,  on behalf of the Trust,  entered into with  respect  to the  certain  Group I  Certificates  with the Cap  Counterparty  for the  benefit of the holders of such Certificates.

Cap Counterparty — As identified in the Cap Contracts.

Certificate Group — The groups of Certificates set forth in the Term Sheet.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificate  Principal  Balance — With respect to any Certificate as of any  distribution  date will equal such  Certificate's  initial  principal  amount on the  Closing  Date plus,  in the case of a  Subordinate
Certificate,  any Subsequent  Recoveries added to the Certificate  Principal  Balance of such Certificate, as  described  under  "Description  of the  Certificates—Allocation  of  Realized  Losses;  Subordination"
herein,  and as reduced by (1) all amounts allocable to principal  previously  distributed with respect to such  Certificate,  (2)  solely  in the  case of a Group II  Certificate  or Group  III  Certificate,  the
principal  portion of all  Realized  Losses  (other  than  Realized  Losses  resulting  from Debt  Service
Reductions)  previously  allocated to such Certificate (taking into account the applicable Loss Allocation
Limitation),  (3)  solely  in the  case  of a Group I  Certificate,  any  Applied  Realized  Loss  Amounts
allocated  to such  class  on  previous  distribution  dates  and (4)  solely  in the  case of a Group  II
Subordinate Certificate or Group III Subordinate  Certificate,  such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

Certificates — The Group I Certificates, the Group II Certificates and the Group III Certificates.

Class  Prepayment  Distribution  Trigger — A test,  which shall be  satisfied  for (i) a class of Group II
Subordinate  Certificates  for a  distribution  date if the  fraction  (expressed  as a  percentage),  the numerator of which is the aggregate  Certificate  Principal  Balance of such class and each class of Group
II  Subordinate  Certificates  subordinate  thereto,  if any, and the  denominator  of which is the Stated
Principal  Balances  of all of the group II mortgage  loans as of the related Due Date,  equals or exceeds such percentage  calculated as of the Closing Date and (ii) a class of Group III Subordinate  Certificates for a  distribution  date if the  fraction  (expressed  as a  percentage),  the  numerator of which is the aggregate  Certificate  Principal  Balance  of  such  class  and  each  class  of  Group  III  Subordinate
Certificates  subordinate  thereto,  if any, and the denominator of which is the Stated Principal Balances of all of the group III  mortgage  loans as of the related  Due Date,  equals or exceeds  such  percentage calculated as of the Closing Date.

Class I-A Principal Distribution Amount — As defined in the Term Sheet.

Class I-B Principal Distribution Amount — As defined in the Term Sheet.

Class I-M Principal Distribution Amount — As defined in the Term Sheet.

Closing Date — As set forth in the Term Sheet.

Compensating  Interest — Any  payments  made by the Master  Servicer  or a Servicer  from its own funds to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cross-Over Date — The Group II Cross-Over Date or the Group III Cross-Over Date, as applicable.

Current  Interest — With  respect to each class of Class  I-A,  Class I-M and Class I-B  Certificates  and
each  distribution  date,  the interest  accrued at the  applicable  pass-through  rate for the applicable
Interest  Accrual Period on the  Certificate  Principal  Balance of such class plus any amount  previously distributed  with  respect to interest  for such class that is  recovered  as a voidable  preference  by a trustee in  bankruptcy,  reduced  by any  Prepayment  Interest  Shortfall  to the  extent  not  covered by
Compensating  Interest Payments,  and any shortfalls  resulting from the application of the Relief Act, in each case to the extent  allocated  to such class of  Certificates  as  described  under  clause  First in
"Description of the Certificates—Distributions on the Group I Certificates" herein.

Current Specified  Enhancement  Percentage — For any distribution date, a percentage  obtained by dividing
(x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Group I Subordinate  Certificates
and (ii) the  Overcollateralization  Amount,  in each  case  prior to the  distribution  of the  Principal
Distribution  Amount on such  distribution  date, by (y) the  aggregate  Stated  Principal  Balance of the group I mortgage loans as of the end of the related Due Period.

Current Specified  Overcollateralization  Percentage — For any distribution date, a percentage  equivalent of a fraction,  the numerator of which is the  Overcollateralization  Target Amount for such  distribution date and the  denominator  of which is the  aggregate  Stated  Principal  Balance  of the group I mortgage loans for such distribution date.

Custodian — Wells Fargo Bank, National Association.

Cut-off Date — As set forth in the Term Sheet.

Debt Service  Reduction — A Bankruptcy  Loss that results from a court  reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient  Valuation  — A  Bankruptcy  Loss  that  results  if a  court,  in  connection  with a  personal bankruptcy  of a  mortgagor,  establishes  the value of a  mortgaged  property  at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination  Date — With respect to any  distribution  date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date — With  respect to each  mortgage  loan,  the date in each month on which its Monthly  Payment is due if such due date is the  first  day of a month  and  otherwise  is  deemed  to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period — With respect to any distribution  date, the period  commencing on the second day of the month preceding the calendar  month in which such  distribution  date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

Excess Cashflow — With respect to any  distribution  date, the sum of (i) the Remaining  Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Excess  Spread — With respect to any  distribution  date,  the excess,  if any, of the Interest  Funds for such  distribution  date over the sum of the  Current  Interest  on the Group I Offered  Certificates  and
Interest Carry Forward Amounts on the Group I Senior Certificates on such distribution date.

Extra  Principal  Distribution  Amount — With  respect  to any  distribution  date,  the lesser of (a) the excess,  if  any,  of the  Overcollateralization  Target  Amount  for  such  distribution  date  over  the
Overcollateralization  Amount for such  distribution  date and (b) the Excess Spread for such distribution date.

Group I Certificates — The Group I Offered Certificates, and the Group I Non-offered Certificates.

Group I Non-offered Certificates — The non-offered Group I Certificates as described in the Term Sheet.

Group I Offered Certificates — The offered Group I Certificates as described in the Term Sheet.

Group I Senior Certificates — The Class I-A Certificates.

Group I Subordinate Certificates — The Class I-M and Class I-B Certificates.

Group II Aggregate  Subordinate  Optimal  Principal Amount — With respect to Loan Group II, the sum of the
Group II Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II.

Group II Certificates — The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II  Cross-Over  Date — The  distribution  date on which the  Certificate  Principal  Balances of the
Group II Subordinate Certificates are reduced to zero.

Group II Offered  Certificates  — The Group II Senior  Certificates  and the Group II Offered  Subordinate
Certificates.

Group  II  Offered   Subordinate   Certificates  —  Any  Group  II  Certificates   described  as  "offered
certificates" in the Term Sheet other than the Group II Senior Certificates.

Group II Senior Certificates — The Class II-A Certificates.

Group II Senior Optimal  Principal  Amount — With respect to each Sub-Loan Group included in Loan Group II and each  distribution  date will be an amount equal to the sum of the following  (but in no event greater than the  aggregate  Certificate  Principal  Balance of the related  Certificate  Group in such Loan Group immediately prior to such distribution date):

                  (1)      the  applicable  Senior  Percentage  of the  principal  portion of all  Monthly
         Payments  due on the mortgage  loans in the related  Sub-Loan  Group on the related Due Date,  as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment for previous  principal  prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any  moratorium  or similar  waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

                  (2)      the applicable Senior Prepayment  Percentage of the Stated Principal Balance of
         each  mortgage loan in the related  Sub-Loan  Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

                  (3)      the  applicable  Senior  Prepayment  Percentage  of the  amount of all  partial prepayments  allocated to principal  received during the applicable  Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

                  (4)      the lesser of (a) the  applicable  Senior  Prepayment  Percentage of the sum of
         (i) all Net  Liquidation  Proceeds  allocable to principal  received in respect of each  mortgage loan in the related  Sub-Loan  Group that became a  Liquidated  Mortgage  Loan during the related
         Prepayment  Period (other than  mortgage  loans  described in the  immediately  following  clause
         (ii)) and all Subsequent  Recoveries  received in respect of each Liquidated Mortgage Loan in the related  Sub-Loan  Group during the related Due Period and (ii) the Stated  Principal  Balance of
         each such mortgage loan in the related  Sub-Loan  Group  purchased by an insurer from the Trustee during the related  Prepayment Period pursuant to the related primary mortgage  insurance policy, if any, or  otherwise;  and (b) the  applicable  Senior  Percentage  of the sum of (i) the Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which became a Liquidated
         Mortgage Loan during the related  Prepayment  Period (other than the mortgage loans  described in the  immediately  following  clause (ii)) and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan in the related  Sub-Loan  Group during the related Due Period and
         (ii) the Stated  Principal  Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee  during the related  Prepayment  Period  pursuant to the related primary mortgage insurance policy, if any or otherwise;
                  (5)      any amount  allocated to the Available  Funds of the related  Sub-Loan Group in accordance with paragraph (G) under "Description of the  Certificates—Distributions  on the Group
         II Certificates"; and

                  (6)      the  applicable  Senior  Prepayment  Percentage  of the sum of (a)  the  Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which was  repurchased by the Sponsor in connection with such  distribution  date and (b) the excess, if any, of the Stated
         Principal  Balance of a mortgage  loan in the related  Sub-Loan  Group that has been  replaced by the Sponsor with a substitute  mortgage loan pursuant to the Mortgage Loan Purchase  Agreement in connection  with such  distribution  date over the Stated  Principal  Balance of such  substitute mortgage loan.

Group II Senior  Percentage — With respect to each  Certificate  Group related to a Sub-Loan Group in Loan
Group II and any  distribution  date, the lesser of (a) 100% and (b) the  percentage  obtained by dividing the Certificate  Principal Balance of the Senior Certificates (other than the Interest-Only  Certificates, if any) in the related  Certificate  Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group II Senior Prepayment  Percentage — The Senior Prepayment  Percentage for the Senior  Certificates of
each Certificate  Group related to a Sub-Loan Group in Loan Group II, on any  distribution  date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage
___________________________________________________________________________________________________________________________________
October 2006 – September 2013                     100%

October 2013 – September 2014                     Senior Percentage for the related Senior  Certificates plus 70%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2014 – September 2015                     Senior Percentage for the related Senior  Certificates plus 60%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2015 – September 2016                     Senior Percentage for the related Senior  Certificates plus 40%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2016 – September 2017                     Senior Percentage for the related Senior  Certificates plus 20%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2017 and thereafter                       Senior Percentage for the related Senior Certificates.

         No scheduled  reduction to the Senior  Prepayment  Percentage for the related  Certificate  Group shall  be made as of any  distribution  date  unless,  as of the  last  day of the  month  preceding  such distribution  date (1) the  aggregate  Stated  Principal  Balance  of the group II  mortgage  loans in all related  Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in  foreclosure  and such  mortgage  loans with respect to which the related  mortgaged  property has been acquired by the trust)  averaged over the last six months,  as a percentage  of the aggregate  Certificate
Principal  Balance  of the  Group II  Subordinate  Certificates  does not  exceed  50% and (2)  cumulative
Realized  Losses on the group II mortgage  loans in all related  Sub-Loan  Groups do not exceed (a) 30% of the aggregate  Certificate  Principal  Balance of the Original Group II Subordinate  Principal  Balance if
such  distribution  date occurs  between and  including  October 2013 and September  2014,  (b) 35% of the
Original Group II Subordinate  Principal  Balance if such  distribution  date occurs between and including
October 2014 and September  2015, (c) 40% of the Original Group II Subordinate  Principal  Balance if such distribution  date occurs between and including  October 2015 and September  2016, (d) 45% of the Original
Group II Subordinate  Principal  Balance if such  distribution  date occurs between and including  October
2016 and  September  2017,  and (e) 50% of the Original  Group II  Subordinate  Principal  Balance if such distribution date occurs during or after October 2017.

         In  addition,  if on any  distribution  date the  weighted  average  of the  related  Subordinate
Percentages for such  distribution  date is equal to or greater than two times the weighted average of the related initial  Subordinate  Percentages,  and (a) the aggregate Stated Principal Balance of the group II mortgage  loans in all Sub Loan Groups  delinquent  60 days or more  (including  for this purpose any such mortgage  loans in  foreclosure  and such  mortgage  loans  with  respect to which the  related  mortgaged property  has been  acquired by the trust),  averaged  over the last six months,  as a  percentage  of the aggregate Certificate  Principal Balance of the Group II Subordinate  Certificates does not exceed 50% and
(b)(i) on or prior to the  distribution  date occurring in September 2009,  cumulative  Realized Losses on the  group II  mortgage  loans in all  related  Sub Loan  Groups as of the end of the  related  Prepayment
Period do not  exceed  20% of the  Original  Group II  Subordinate  Principal  Balance  and (ii) after the distribution date occurring in September 2009,  cumulative  Realized Losses on the group II mortgage loans in all related  Sub-Loan  Groups as of the end of the related  Prepayment  Period do not exceed 30% of the
Original Group II Subordinate  Principal  Balance,  then, in each case, the Senior  Prepayment  Percentage for the related Senior  Certificates for such  distribution  date will equal the Senior Percentage for the related  Certificate Group;  provided,  however,  if on such distribution date the Subordinate  Percentage for the related  Sub-Loan Group is equal to or greater than two times the initial  Subordinate  Percentage on or prior to the  distribution  date  occurring in  September  2009 and the above  delinquency  and loss tests  are  met,  then the  Senior  Prepayment  Percentage  for the  Senior  Certificates  in the  related
Certificate  Group for such  distribution  date,  will equal the Senior  Percentage for such  Certificates plus 50% of the related Subordinate Percentage on such distribution date.

         Notwithstanding  the foregoing,  if on any  distribution  date, the percentage,  the numerator of which is the  aggregate  Certificate  Principal  Balance of the Group II Senior  Certificates  immediately preceding such  distribution  date, and the  denominator of which is the Stated  Principal  Balance of the group II mortgage loans as of the beginning of the related Due Period,  exceeds such  percentage as of the
Cut-off Date, then the Senior Prepayment  Percentage with respect to all the Group II Senior  Certificates for such distribution date will equal 100%.

Group II Subordinate Certificates — The Class II-B Certificates.

Group II  Subordinate  Optimal  Principal  Amount — With  respect to any Sub-Loan  Group  included in Loan
Group II and each  distribution  date will be an amount equal to the sum of the following (but in no event greater  than the  aggregate  Certificate  Principal  Balance  of the  Group II  Subordinate  Certificates
immediately prior to such distribution date):

                  (1)      the related  Subordinate  Percentage  of the  principal  portion of all Monthly
         Payments due on each  mortgage  loan in the related  Sub-Loan  Group on the related Due Date,  as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment for previous  principal  prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any  moratorium  or similar  waiver or grace period);

                  (2)      the related Subordinate  Prepayment  Percentage of the Stated Principal Balance
         of each  mortgage  loan in the related  Sub-Loan  Group which was the subject of a prepayment  in full received by the Servicers during the applicable Prepayment Period;

                  (3)      the  related  Subordinate  Prepayment  Percentage  of the  amount  all  partial prepayments  of principal  received in respect of mortgage  loans in the related  Sub-Loan  Group during the applicable Prepayment Period;

                  (4)      the excess, if any, of (a) the Net Liquidation  Proceeds allocable to principal received  in  respect  of  each  mortgage  loan in the  related  Sub-Loan  Group  that  became  a
         Liquidated  Mortgage  Loan during the related  Prepayment  Period and all  Subsequent  Recoveries received in respect of each  Liquidated  Mortgage Loan during the related Due Period over (b) the sum of the  amounts  distributable  to the  holders of the  Senior  Certificates  in the  related
         Certificate  Group pursuant to clause (4) of the definition of "Senior Optimal  Principal Amount"
         on such distribution date;

                  (5)      the  related  Subordinate  Prepayment  Percentage  of the sum of (a) the Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which was  repurchased by the Sponsor in connection with such  distribution  date and (b) the difference,  if any,  between the Stated  Principal  Balance of a mortgage  loan in the  related  Sub-Loan  Group that has been replaced by the Sponsor with a substitute  mortgage  loan  pursuant to the mortgage loan purchase agreement in connection  with such  distribution  date and the Stated  Principal  Balance of such substitute mortgage loan; and

                  (6)      on the distribution date on which the aggregate  Certificate  Principal Balance of the Senior  Certificates in the related  Certificate Group have all been reduced to zero, 100%
         of the Senior Optimal Principal Amount for such Senior Certificates.

Group II  Subordinate  Percentage — As of any  distribution  date and with  respect to any Sub-Loan  Group included in Loan Group II, 100% minus the related Senior Percentage for the related Certificate Group.

Group II  Subordinate  Prepayment  Percentage — With respect to any Sub-Loan  Group included in Loan Group
II,  and as of any  distribution  date,  100%  minus  the  Senior  Prepayment  Percentage  for the  Senior
Certificates in the related Certificate Group.

Group III  Aggregate  Subordinate  Optimal  Principal  Amount — With respect to Loan Group III, the sum of the Group III Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group III.

Group III Certificates — The Group III Senior Certificates and the Group III Subordinate Certificates.

Group III Cross-Over  Date — The  distribution  date on which the  Certificate  Principal  Balances of the
Group III Subordinate Certificates are reduced to zero.

Group III Offered  Certificates — The Group III Senior  Certificates and the Group III Offered Subordinate
Certificates.

Group  III  Offered  Subordinate   Certificates  —  Any  Group  III  Certificates  described  as  "offered certificates" in the Term Sheet other than the Group III Senior Certificates.

Group III Senior Certificates — The Class III-A Certificates.

Group III Senior  Optimal  Principal  Amount — With respect to each Sub-Loan  Group included in Loan Group
III and each  distribution  date  will be an  amount  equal to the sum of the  following  (but in no event greater than the aggregate  Certificate  Principal  Balance of the related  Certificate Group in such Loan
Group immediately prior to such distribution date):

                  (1)      the  applicable  Senior  Percentage  of the  principal  portion of all  Monthly
         Payments  due on the mortgage  loans in the related  Sub-Loan  Group on the related Due Date,  as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment for previous  principal  prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any  moratorium  or similar  waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

                  (2)      the applicable Senior Prepayment  Percentage of the Stated Principal Balance of
         each  mortgage loan in the related  Sub-Loan  Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

                  (3)      the  applicable  Senior  Prepayment  Percentage  of the  amount of all  partial prepayments  allocated to principal  received during the applicable  Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

                  (4)      the lesser of (a) the  applicable  Senior  Prepayment  Percentage of the sum of
         (i) all Net  Liquidation  Proceeds  allocable to principal  received in respect of each  mortgage loan in the related  Sub-Loan  Group that became a  Liquidated  Mortgage  Loan during the related
         Prepayment  Period (other than  mortgage  loans  described in the  immediately  following  clause
         (ii)) and all Subsequent  Recoveries  received in respect of each Liquidated Mortgage Loan in the related  Sub-Loan  Group during the related Due Period and (ii) the Stated  Principal  Balance of
         each such mortgage loan in the related  Sub-Loan  Group  purchased by an insurer from the Trustee during the related  Prepayment Period pursuant to the related primary mortgage  insurance policy, if any, or  otherwise;  and (b) the  applicable  Senior  Percentage  of the sum of (i) the Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which became a Liquidated
         Mortgage Loan during the related  Prepayment  Period (other than the mortgage loans  described in the  immediately  following  clause (ii)) and all  Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage Loan in the related  Sub-Loan  Group during the related Due Period and
         (ii) the Stated  Principal  Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee  during the related  Prepayment  Period  pursuant to the related primary mortgage insurance policy, if any or otherwise;

                  (5)      any amount  allocated to the Available  Funds of the related  Sub-Loan Group in accordance with paragraph (G) under "Description of the  Certificates—Distributions  on the Group
         III Certificates;" herein; and

                  (6)      the  applicable  Senior  Prepayment  Percentage  of the sum of (a)  the  Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which was  repurchased by the Sponsor in connection with such  distribution  date and (b) the excess, if any, of the Stated
         Principal  Balance of a mortgage  loan in the related  Sub-Loan  Group that has been  replaced by the Sponsor with a substitute  mortgage loan pursuant to the Mortgage Loan Purchase  Agreement in connection  with such  distribution  date over the Stated  Principal  Balance of such  substitute mortgage loan.

Group III Senior  Percentage — With respect to each Certificate  Group related to a Sub-Loan Group in Loan
Group III and any  distribution  date, the lesser of (a) 100% and (b) the percentage  obtained by dividing the Certificate  Principal Balance of the Senior Certificates (other than the Interest-Only  Certificates, if any) in the related  Certificate  Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group III Senior Prepayment  Percentage — The Senior Prepayment  Percentage for the Senior Certificates of
each Certificate  Group related to a Sub-Loan Group in Loan Group III, on any distribution  date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage
___________________________________________________________________________________________________________________________________
October 2006 – September 2013                     100%

October 2013 – September 2014                     Senior Percentage for the related Senior  Certificates plus 70%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2014 – September 2015                     Senior Percentage for the related Senior  Certificates plus 60%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2015 – September 2016                     Senior Percentage for the related Senior  Certificates plus 40%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2016 – September 2017                     Senior Percentage for the related Senior  Certificates plus 20%
                                                  of the Subordinate Percentage for the related Sub-Loan Group.

October 2017 and thereafter                       Senior Percentage for the related Senior Certificates.

         No scheduled  reduction to the Senior  Prepayment  Percentage for the related  Certificate  Group shall  be made as of any  distribution  date  unless,  as of the  last  day of the  month  preceding  such distribution  date (1) the  aggregate  Stated  Principal  Balance of the group III  mortgage  loans in all related  Sub-Loan  Groups  delinquent 60 days or more  (including for this purpose any such mortgage loans in  foreclosure  and such  mortgage  loans with respect to which the related  mortgaged  property has been acquired by the trust)  averaged over the last six months,  as a percentage  of the aggregate  Certificate
Principal  Balance  of the Group III  Subordinate  Certificates  does not  exceed  50% and (2)  cumulative
Realized  Losses on the group III mortgage loans in all related  Sub-Loan  Groups do not exceed (a) 30% of the aggregate  Certificate  Principal  Balance of the Original Group III Subordinate  Principal Balance if
such  distribution  date occurs  between and  including  October 2013 and September  2014,  (b) 35% of the
Original Group III Subordinate  Principal  Balance if such  distribution date occurs between and including
October 2014 and September 2015, (c) 40% of the Original Group III Subordinate  Principal  Balance if such distribution  date occurs between and including  October 2015 and September  2016, (d) 45% of the Original
Group III Subordinate  Principal  Balance if such  distribution  date occurs between and including October
2016 and September  2017,  and (e) 50% of the Original  Group III  Subordinate  Principal  Balance if such distribution date occurs during or after October 2017.

         In  addition,  if on any  distribution  date the  weighted  average  of the  related  Subordinate
Percentages for such  distribution  date is equal to or greater than two times the weighted average of the related initial Subordinate  Percentages,  and (a) the aggregate Stated Principal Balance of the group III mortgage  loans in all Sub Loan Groups  delinquent  60 days or more  (including  for this purpose any such mortgage  loans in  foreclosure  and such  mortgage  loans  with  respect to which the  related  mortgaged property  has been  acquired by the trust),  averaged  over the last six months,  as a  percentage  of the aggregate  Certificate  Principal  Balance of the Group III Subordinate  Certificates  does not exceed 50%
and (b)(i) on or prior to the distribution  date occurring in September 2009,  cumulative  Realized Losses on the group III  mortgage  loans in all related  Sub Loan Groups as of the end of the related  Prepayment
Period do not  exceed 20% of the  Original  Group III  Subordinate  Principal  Balance  and (ii) after the distribution  date  occurring  in September  2009,  cumulative  Realized  Losses on the group III mortgage loans in all related Sub-Loan Groups as of the end of the related  Prepayment  Period do not exceed 30% of the  Original  Group III  Subordinate  Principal  Balance,  then,  in each  case,  the  Senior  Prepayment
Percentage  for the  related  Senior  Certificates  for such  distribution  date  will  equal  the  Senior
Percentage  for the  related  Certificate  Group;  provided,  however,  if on such  distribution  date the
Subordinate  Percentage  for the related  Sub-Loan Group is equal to or greater than two times the initial
Subordinate  Percentage on or prior to the  distribution  date  occurring in September  2009 and the above delinquency and loss tests are met, then the Senior Prepayment  Percentage for the Senior  Certificates in
the related  Certificate  Group for such  distribution  date,  will equal the Senior  Percentage  for such
Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding  the foregoing,  if on any  distribution  date, the percentage,  the numerator of which is the aggregate  Certificate  Principal Balance of the Group III Senior Certificates  immediately  preceding such  distribution  date, and the  denominator of which is the Stated  Principal  Balance of the group III mortgage  loans as of the beginning of the related Due Period,  exceeds such  percentage as of the Cut-off
Date,  then the Senior  Prepayment  Percentage with respect to all the Group III Senior  Certificates  for such distribution date will equal 100%.

Group III Subordinate Certificates — The Class III-B Certificates.

Group III  Subordinate  Optimal  Principal  Amount — With respect to any Sub-Loan  Group  included in Loan
Group  III and each  distribution  date  will be an amount  equal to the sum of the  following  (but in no event greater than the aggregate Certificate  Principal Balance of the Group III Subordinate  Certificates
immediately prior to such distribution date):

                  (1)      the related  Subordinate  Percentage  of the  principal  portion of all Monthly
         Payments due on each  mortgage  loan in the related  Sub-Loan  Group on the related Due Date,  as specified in the  amortization  schedule at the time  applicable  thereto  (after  adjustment for previous  principal  prepayments  but before any  adjustment  to such  amortization  schedule  by reason of any  bankruptcy  or similar  proceeding or any  moratorium  or similar  waiver or grace period);

                  (2)      the related Subordinate  Prepayment  Percentage of the Stated Principal Balance
         of each  mortgage  loan in the related  Sub-Loan  Group which was the subject of a prepayment  in full received by the Master Servicer during the applicable Prepayment Period;

                  (3)      the  related  Subordinate  Prepayment  Percentage  of the  amount  all  partial prepayments  of principal  received in respect of mortgage  loans in the related  Sub-Loan  Group during the applicable Prepayment Period;

                  (4)      the excess, if any, of (a) the Net Liquidation  Proceeds allocable to principal received  in  respect  of  each  mortgage  loan in the  related  Sub-Loan  Group  that  became  a
         Liquidated  Mortgage  Loan during the related  Prepayment  Period and all  Subsequent  Recoveries received in respect of each  Liquidated  Mortgage Loan during the related Due Period over (b) the sum of the  amounts  distributable  to the  holders of the  Senior  Certificates  in the  related
         Certificate  Group pursuant to clause (4) of the definition of "Senior Optimal  Principal Amount"
         on such distribution date;

                  (5)      the  related  Subordinate  Prepayment  Percentage  of the sum of (a) the Stated
         Principal  Balance of each mortgage loan in the related  Sub-Loan Group which was  repurchased by the Sponsor in connection with such  distribution  date and (b) the difference,  if any,  between the Stated  Principal  Balance of a mortgage  loan in the  related  Sub-Loan  Group that has been replaced by the Sponsor with a substitute  mortgage  loan  pursuant to the mortgage loan purchase agreement in connection  with such  distribution  date and the Stated  Principal  Balance of such substitute mortgage loan; and

                  (6)      on the distribution date on which the aggregate  Certificate  Principal Balance of the Senior  Certificates in the related  Certificate Group have all been reduced to zero, 100%
         of the Senior Optimal Principal Amount for such Senior Certificates.

Group III  Subordinate  Percentage — As of any  distribution  date and with respect to any Sub-Loan  Group included in Loan Group III, 100% minus the related Senior Percentage for the related Certificate Group.

Group III  Subordinate  Prepayment  Percentage — With respect to any Sub-Loan Group included in Loan Group
III,  and as of any  distribution  date,  100%  minus the  Senior  Prepayment  Percentage  for the  Senior
Certificates in the related Certificate Group.

Insurance  Proceeds — Amounts paid by an insurer under any primary  mortgage  insurance  policy,  standard hazard  insurance  policy,  flood insurance policy or title insurance policy covering any mortgage loan or mortgaged  property  other than amounts  required to be paid over to the mortgagor  pursuant to law or the related  mortgage  note and other than  amounts  used to repair or restore  the  mortgaged  property or to reimburse  certain  expenses,  including the related  servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

Interest  Accrual Period — For each class of Group II Certificates  and Group III Certificates and for any
distribution  date, the one-month period preceding the month in which such distribution  date occurs.  The
Interest  Accrual Period for the Class I-A, Class I-M and Class I-B  Certificates  will be the period from and  including  the  preceding  distribution  date (or from the  Closing  Date,  in the case of the  first distribution date) to and including the day prior to the current distribution date.

Interest  Carry  Forward  Amount — With  respect  to each  class of Class  I-A,  Class  I-M and  Class I-B
Certificates and the first  distribution  date, zero, and for each distribution  date thereafter,  the sum of:

         1.       the excess of

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the amount  actually  distributed  to such class with respect to interest on or after such prior distribution dates, and

         2.       interest on such excess (to the extent  permitted by applicable  law) at the  applicable pass-  through  rate for the related  Interest  Accrual  Period  including  the Interest
                  Accrual Period relating to such distribution date.

Interest Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of

         1.       all  scheduled  interest  collected in respect of the group I mortgage  loans during the related Due Period,  less the related  Servicing  Fee, if any,  and any related  amounts required to be  reimbursed  to the  Sponsor,  any  Servicer,  the Master  Servicer,  the
                  Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

         2.       all  advances  relating to  interest  on the group I mortgage  loans made by the related servicer or the Master Servicer,

         3.       all Compensating Interest Payments with respect to the group I mortgage loans,

         4.       Liquidation  Proceeds  received during the related  Prepayment Period (or in the case of
                  Subsequent  Recoveries,  during the related Due Period),  to the extent such Liquidation
                  Proceeds  relate to interest,  less all  non-recoverable  advances  relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

         5.       the interest  portion of proceeds from the group I mortgage loans that were  repurchased during the related Due Period, and

         6.       the interest  portion of the purchase price of the assets of the Trust allocated to Loan
                  Group I upon exercise by the Sponsor or its designee of its optional termination right;

                  minus

         7.       any amounts  required to be reimbursed to the Sponsor,  the Depositor,  a Servicer,  the
                  Master  Servicer,  the  Custodian,  the  Trustee  or the  Securities  Administrator  and
                  allocated to Loan Group I, as provided in the Agreement.

Interest-Only  Certificates — The Certificates indicated as interest-only  certificates in the Term Sheet, if any.

Issuing Entity or Trust — Bear Stearns Alt-A Trust 2006-6.

Lender  Paid PMI Rate — With  respect to any  mortgage  loan  covered by a  lender-paid  primary  mortgage insurance  policy,  the premium to be paid by the applicable  Servicer out of interest  collections on the related mortgage loan.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the related  Servicer has  determined that all  amounts  which it  expects  to  recover  from or on  account  of such  mortgage  loan  have been recovered.

Liquidation  Proceeds — Amounts  received by a Servicer in connection  with the liquidation of a defaulted mortgage loan whether  through  trustee's sale,  foreclosure  sale, any Insurance  Proceeds,  condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group — Any of Loan Group I, Loan Group II or Loan Group III, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II — The pool of mortgage loans consisting of the group II mortgage loans.

Loan Group III — The pool of mortgage loans consisting of the group III mortgage loans.

Loan-to-Value  Ratio — The fraction,  expressed as a  percentage,  the numerator of which is the principal balance  at  origination  and the  denominator  of which is the  lesser of the sales  price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation  Limitation — As defined under  "Description of the  Certificates — Allocation of Realized
Losses; Subordination-Allocation of Realized Losses on the Group II Certificates".

Margin — As set forth in the Term Sheet.

Master Servicer — Wells Fargo Bank, National Association.

Master  Servicer  Compensation  — As defined under  "Pooling and Servicing  Agreement—Servicing  and Other
Compensation and Payment of Expenses" herein.

Monthly  Advance — The  aggregate of all payments of principal and  interest,  net of the  Servicing  Fee, that were due  during  the  related  Due  Period on the  mortgage  loans and that were  delinquent  on the related Due Date (other than  shortfalls in interest due to the  application  of the Relief Act or similar state law).

Monthly  Payments — For any mortgage loan and any month,  the  scheduled  payment or payments of principal and  interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month  under  the  related  mortgage  note,  or in the case of any  mortgaged  property  acquired  through foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related  mortgage note.

Moody's — Moody's Investors Service, Inc., and any successor in interest.

Mortgage  Loan  Purchase  Agreement — The  Mortgage  Loan  Purchase  Agreement  to be entered  into by the
Depositor and the Sponsor.

Net  Interest  Shortfalls  — Has the  meaning set forth under  "Description  of the  Certificates—Interest
Distributions on the Group II Certificates and the Group III Certificates" herein.

Net  Liquidation  Proceeds  — Are  Liquidation  Proceeds  net of  unreimbursed  advances  by  the  related
Servicer,  Monthly Advances,  expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related  mortgaged  property,  and any other amounts  payable to the related
Servicer under the related Servicing Agreement.

Net Rate — For any  mortgage  loan,  the then  applicable  mortgage  rate  thereon less the sum of (1) the
Servicing  Fee  Rate  and (2) the  Lender  Paid PMI  Rate,  if any,  attributable  thereto,  in each  case expressed as a per annum rate.

Net  Rate Cap — With  respect  to any  distribution  date and the  Class  I-A,  Class  I-M and  Class  I-B
Certificates,  the weighted average of the Net Rates on the group I mortgage loans,  weighted on the basis of the Stated  Principal  Balances  thereof as of the beginning of the related Due Period,  as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Notional  Amount  — With  respect  to any  distribution  date  and  the  Interest-Only  Certificates,  the aggregate  Certificate  Principal  Balance of the related  Certificates  (before  taking into  account the payment of principal on such Certificates on such distribution date).

Offered Certificates — The Group I Offered  Certificates,  the Group II Offered Certificates and the Group
III Offered Certificates.

Offered  Subordinate  Certificates  — The  Group  I  Subordinate  Certificates,  other  than  the  Group I
Non-offered  Certificates,  the Group II  Offered  Subordinate  Certificates  and the  Group  III  Offered
Subordinate Certificates.

Outstanding  Principal  Balance — With respect to a mortgage loan, the principal  balance of such mortgage loan  remaining to be paid by the mortgagor or, in the case of an REO Property,  the principal  balance of the related  mortgage  loan  remaining to be paid by the  mortgagor at the time such property was acquired by the trust.

Overcollateralization Amount — As set forth in the Term Sheet.

Overcollateralization Release Amount — As set forth in the Term Sheet.

Overcollateralization Target Amount — As set forth in the Term Sheet.

Prepayment   Interest   Shortfalls   —  Has   the   meaning   set   forth   under   "Description   of  the
Certificates—Interest  Distributions on the Group II Certificates and the Group III  Certificates" in this term sheet supplement.

Prepayment  Period — With  respect to a  distribution  date,  the  period  from the  sixteenth  day of the calendar month  preceding the calendar month in which such  distribution  date occurs through the close of business on the fifteenth  day of the calendar  month in which such  distribution  date occurs in the case of the  mortgage  loans for which EMC is the  Servicer  and such  period  as is  provided  in the  related
Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount — With respect to each distribution date, an amount equal to

         1.       the sum of the Principal Funds for Loan Group I for such distribution date, plus

         2.       any Extra Principal Distribution Amount for such distribution date, minus

         3.       any Overcollateralization Release Amount for such distribution date.

Principal Funds — With respect to Loan Group I and any distribution  dates, the sum, without  duplication, of

         1.       the scheduled  principal  collected on the group I mortgage loans during the related Due
                  Period or advanced on or before the related servicer advance date,

         2.       prepayments  in respect  of the group I  mortgage  loans,  exclusive  of any  prepayment charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each group I mortgage loan that was repurchased by the
                  Depositor or the related Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement mortgage  loans is less than the  aggregate  unpaid  principal  balance  of any  deleted mortgage loans  delivered by the related  Servicer in connection  with a substitution of a group I mortgage loan during the related Due Period,

         5.       all  Liquidation  Proceeds  collected  during the related  Prepayment  Period (or in the case of  Subsequent  Recoveries,  during the related Due Period) on the group I mortgage loans, to the extent such  Liquidation  Proceeds  relate to principal,  less all related non-recoverable  advances  relating  to  principal  reimbursed  during the  related  Due
                  Period, and

         6.       the  principal  portion of the  purchase  price of the assets of the Trust  allocated to
                  Loan  Group I upon the  exercise  by EMC or its  designee  of its  optional  termination right with respect to the group I mortgage loans; minus

         7.       any amounts  required to be reimbursed  to EMC, the  Depositor,  a Servicer,  the Master
                  Servicer,  the Custodian,  the Trustee or the Securities  Administrator and allocated to
                  Loan Group I, as provided in the Agreement.

Principal  Prepayment — Any payment or other  recovery of  principal on a mortgage  loan which is received in  advance  of its  scheduled  Due Date to the  extent  that it is not  accompanied  by an  amount  as to interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but  excluding  the principal  portion of Net Liquidation  Proceeds  received at the time a mortgage loan becomes a Liquidated
Mortgage Loan.

Rating  Agencies — Standard  and  Poor's,  a division  of The  McGraw-Hill  Companies,  Inc.  and  Moody's
Investors Service, Inc.

Realized  Loss — With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any  Liquidated
Mortgage  Loan,  the unpaid  principal  balance  thereof plus accrued and unpaid  interest  thereon at the mortgage  rate through the last day of the month of  liquidation  less the Net  Liquidation  Proceeds with respect to such  mortgage  loan and the  related  mortgaged  property  that are  allocated  to  principal;
provided,  however,  that in the event the Master Servicer receives Subsequent  Recoveries with respect to any mortgage  loan,  the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such  Subsequent  Recoveries  are applied to reduce the  Certificate  Principal  Balance of any class of Certificates on any distribution date.

Record  Date — For each class of Class I-A,  Class I-M and Class I-B  Certificates  and each  distribution date,  the  Business  Day  preceding  the  applicable  distribution  date so long as the  Group I  Offered
Certificates  remain in book-entry  form;  and otherwise the record date shall be the last Business Day of the  month  preceding  the  month in which  such  distribution  date  occurs.  For each  class of Group II
Offered  Certificates  and  Group  III  Offered  Certificates  and each  distribution  date,  the close of business  on the last  business  day of the month  preceding  the month in which  such  distribution  date occurs.

Remaining  Excess  Spread — With  respect  to any  distribution  date,  the Excess  Spread  less any Extra
Principal Distribution Amount for such distribution date.

REMIC Regular Certificates — All classes of Certificates other than the Residual Certificates.

REO  Property  — A  mortgage  property  acquired  by the trust  through  foreclosure  or  deed-in-lieu  of foreclosure.

Repurchase  Price — With respect to any mortgage loan required to be  repurchased,  an amount equal to the excess  of (i) the sum of (a)  100% of the  Outstanding  Principal  Balance  of such  mortgage  loan  plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and  including  the last day of the month of  repurchase  and (b) any costs and  damages  incurred  by the
Trust in connection  with any violation of such mortgage loan of any predatory  lending laws over (ii) any portion of the Servicing  Fee,  Monthly  Advances or servicing  advances  payable to the purchaser of such mortgage loan.

Repurchase  Proceeds — The  Repurchase  Price in connection  with any repurchase of a mortgage loan by the
Sponsor and any cash deposit in connection with the  substitution of a mortgage loan. See  "Description of
the   Securities—Assignment   of  Trust  Fund  Assets"  in  the  prospectus  and  "Pooling  and  Servicing
Agreement—Representations and Warranties" herein.

Residual Certificates — The Class R Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Securities Administrator — Wells Fargo Bank, National Association.

Senior Certificates — Group I Senior  Certificates,  Group II Senior Certificates and the Group III Senior
Certificates.

Senior Optimal  Principal  Amount — The Group II Senior Optimal  Principal  Amount or the Group III Senior
Optimal Principal Amount, as applicable.

Senior Percentage — The Group II Senior Percentage or the Group III Senior Percentage, as applicable.

Senior  Prepayment  Percentage  — The  Group II Senior  Prepayment  Percentage  or the  Group  III  Senior
Prepayment Percentage, as applicable.

Servicers — As set forth in the Term Sheet.

Servicing  Agreements — The servicing  agreements  specified in the Agreement  between the Sponsor and the related Servicer.

Servicing Fee — With respect to each  mortgage  loan, a fee that accrues at the servicing fee rate, as set forth under the heading "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment of
Expenses"  herein,  on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — As defined in the Agreement.

Special  Hazard Loss — A Realized  Loss  attributable  to damage or a direct  physical  loss suffered by a mortgaged  property  (including  any Realized Loss due to the presence or suspected  presence of hazardous wastes or  substances  on a mortgaged  property)  other than any such  damage or loss  covered by a hazard policy or a flood insurance  policy required to be maintained in respect of such mortgaged  property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor — EMC Mortgage Corporation.

Stated  Principal  Balance — With  respect to any group I mortgage  loan and any  distribution  date:  the principal  balance  thereof  as of the  Cut-off  Date  minus the sum of (1) the  principal  portion of the scheduled  monthly  payments due from  mortgagors  with respect to such  mortgage loan due during each Due
Period ending prior to such  distribution  date (and  irrespective  of any  delinquency in their payment),
(2) all Principal  Prepayments  with respect to such mortgage loan received prior to or during the related
Prepayment  Period,  and all  liquidation  proceeds  to the extent  applied  by the  related  Servicer  as recoveries of principal in  accordance  with the Agreement or the related  Servicing  Agreement  that were received by the related  Servicer  as of the close of business on the last day of the  preceding  calendar month  related to such  distribution  date and (3) any Realized Loss thereon  incurred  prior to or during the related calendar month.

         With respect to any group II mortgage loan and any  distribution  date, (1) the unpaid  principal balance of such mortgage  loan as of the close of business on the related Due Date (taking  account of the principal  payment to be made on such Due Date and  irrespective  of any  delinquency in its payment),  as specified  in the  amortization  schedule at the time  relating  thereto  (before any  adjustment  to such amortization  schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date
(other than a Deficient  Valuation)  or any  moratorium  or similar  waiver or grace  period) less (2) any
Principal  Prepayments  received during or prior to the immediately  preceding  Prepayment  Period and the principal portion of any Net Liquidation  Proceeds  received during or prior to the immediately  preceding calendar month.

         With respect to any group III mortgage loan and any  distribution  date, (1) the unpaid principal balance of such mortgage  loan as of the close of business on the related Due Date (taking  account of the principal  payment to be made on such Due Date and  irrespective  of any  delinquency in its payment),  as specified  in the  amortization  schedule at the time  relating  thereto  (before any  adjustment  to such amortization  schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date
(other than a Deficient  Valuation)  or any  moratorium  or similar  waiver or grace  period) less (2) any
Principal  Prepayments  received during or prior to the immediately  preceding  Prepayment  Period and the principal portion of any Net Liquidation  Proceeds  received during or prior to the immediately  preceding calendar month.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — As set forth in the Term Sheet.

Sub-Loan Group — Any sub-groups of Loan Group II or Loan Group III set forth in the Term Sheet.

Subordinate  Certificate  Writedown  Amount — With respect to the Group II Subordinate  Certificates,  the amount by which (x) the sum of the  Certificate  Principal  Balances of the Group II  Certificates  (after giving effect to the  distribution  of principal and the allocation of Realized Losses in reduction of the
Certificate  Principal  Balances of the Group II Certificates on such  distribution  date) exceeds (y) the
Stated  Principal  Balances of the group II mortgage  loans on the Due Date  related to such  distribution date.  With  respect  to the Group III  Subordinate  Certificates,  the amount by which (x) the sum of the
Certificate  Principal Balances of the Group III Certificates  (after giving effect to the distribution of principal and the  allocation of Realized  Losses in reduction of the  Certificate  Principal  Balances of the Group III Certificates on such  distribution  date) exceeds (y) the Stated  Principal  Balances of the group III mortgage loans on the Due Date related to such distribution date.

Subordinate  Certificates — The Group I Subordinate  Certificates,  the Group II Subordinate  Certificates
and the Group III Subordinate Certificates.

Subordinate  Optimal  Principal  Amount — The Group II Subordinate  Optimal  Principal Amount or the Group
III Subordinate Optimal Principal Amount, as applicable.

Subordinate Percentage — The Group II Subordinate Percentage or the Group III Subordinate  Percentage,  as
applicable.

Subordinate  Prepayment  Percentage  — The Group II  Subordinate  Prepayment  Percentage  or the Group III
Subordinate Prepayment Percentage, as applicable.

Subsequent  Recoveries — As of any  distribution  date,  amounts received during the related Due Period by the  Master  Servicer  or  surplus  amounts  held by the  Master  Servicer  to  cover  estimated  expenses
(including,  but not limited to, recoveries in respect of the  representations  and warranties made by the
Sponsor)  specifically  related to a liquidated  mortgage loan or  disposition of an REO property prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Term Sheet — Collectively,  the New Issue Computational  Materials for Bear Stearns Alt-A Trust,  Mortgage
Pass-Through  Certificates,  Series  2006-6  Group  I,  the New  Issue  Computational  Materials  for Bear
Stearns  Alt-A  Trust,  Mortgage  Pass-Through  Certificates,  Series  2006-6  Group II and the New  Issue
Computational  Materials for Bear Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series 2006-6
Group III, each delivered by Bear, Stearns & Co. Inc.

Trigger Event — As defined in the Term Sheet.

Trustee — Citibank, N.A.

Unpaid  Realized  Loss Amount — With  respect to any class of Group I Offered  Certificates  and as to any distribution date, the excess of

         1.       Applied Realized Loss Amounts with respect to such class over,

         2.       the sum of all  distributions  in reduction of the Applied  Realized Loss Amounts on all previous distribution dates.

         Any  amounts  distributed  to a class of Group I Offered  Certificates  in  respect of any Unpaid
Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Weighted  Average Net Rate — With respect to any Loan Group and  distribution  date, the weighted  average of the Net Rates of the  mortgage  loans in such Loan Group,  weighted  in  proportion  to the  respective outstanding principal balances of such mortgage loans.

Wells Fargo — Wells Fargo Bank, National Association.

                                                                                                  ANNEX II

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the Certificates,  which are referred to as the global securities,  will be  available  only in  book-entry  form.  Investors in the global  securities  may hold interests in these global  securities  through any of DTC,  Clearstream or Euroclear.  Initial  settlement and all secondary trades will settle in same-day funds.

         Secondary  market  trading  between  investors  holding  interests in global  securities  through
Clearstream  and  Euroclear  will be  conducted  in  accordance  with  their  normal  rules and  operating procedures and in accordance  with  conventional  eurobond  practice.  Secondary  market  trading  between investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective  depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although DTC,  Euroclear and  Clearstream  are expected to follow the procedures  described below in order to  facilitate  transfers  of  interests  in the global  securities  among  participants  of DTC,
Euroclear  and  Clearstream,  they are under no  obligation  to  perform  or  continue  to  perform  those procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the Servicer nor the Trustee will have any  responsibility  for the  performance by DTC,  Euroclear and  Clearstream or their respective  participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

         Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those holders meet certain  requirements and deliver  appropriate U.S. tax documents to the securities  clearing organizations or their participants.

Initial Settlement

         The  global  securities  will  be  registered  in the  name  of  Cede & Co.  as  nominee  of DTC.
Investors'  interests in the global securities will be represented  through financial  institutions acting on their  behalf  as  direct  and  indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold positions on behalf of their participants through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities  through DTC participants,  rather than through  Clearstream  or Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of  mortgage-backed  certificate.  Investors'  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold  interests  in global  securities  through  Clearstream  or Euroclear accounts will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.  Interests  in  global securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC participants  will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream  and/or Euroclear  Participants.  Secondary market trading between
Clearstream   participants  or  Euroclear  participants  and/or  investors  holding  interests  in  global securities  through them will be settled  using the  procedures  applicable to  conventional  eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream or Euroclear  Purchaser.  When interests in global securities  are to be  transferred  on behalf of a seller  from the  account of a DTC  participant  to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send instructions  to Clearstream or Euroclear  through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository  to receive an interest in the global  securities  against  payment.  Payment  will include  interest  accrued  on the global  securities  from and  including  the last  payment  date to but excluding  the  settlement  date.  Payment  will  then  be made by the  respective  depository  to the DTC participant's  account  against  delivery of an interest in the global  securities.  After this settlement has been  completed,  the interest will be credited to the respective  clearing system and by the clearing system,  in  accordance  with  its  usual  procedures,  to  the  Clearstream  participant's  or  Euroclear participant's  account.  The credit of this  interest  will appear on the next  business  day and the cash debit will be back-valued to and the interest on the global  securities  will accrue from, the value date, which would be the  preceding  day when  settlement  occurred in New York.  If settlement is not completed through DTC on the intended  value date,  i.e., the trade fails,  the  Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need  to  make  available  to  the respective  clearing  system the funds  necessary to process  same-day funds  settlement.  The most direct means  of doing  so is to  pre-position  funds  for  settlement  from  cash on  hand,  in  which  case the
Clearstream  participants  or Euroclear  participants  will take on credit  exposure to Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the Euroclear  operator has extended a line of credit to them,  Clearstream  participants or Euroclear  participants can elect not to pre-position  funds and allow that  credit  line  to be  drawn  upon.  Under  this  procedure,  Clearstream  participants  or  Euroclear participants  receiving  interests in global  securities for purchasers would incur overdraft  charges for one day, to the extent they cleared the overdraft  when interests in the global  securities  were credited to their  accounts.  However,  interest  on the  global  securities  would  accrue  from the  value  date.
Therefore,  the  investment  income on the interest in the global  securities  earned  during that one-day period would tend to offset the amount of these  overdraft  charges,  although  this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since  the  settlement  through  DTC  will  take  place  during  New  York  business  hours,  DTC participants  are  subject to DTC  procedures  for  transferring  interests  in global  securities  to the respective  depository  of  Clearstream  or  Euroclear  for the  benefit of  Clearstream  participants  or
Euroclear  participants.  The sale  proceeds will be available to the DTC seller on the  settlement  date.
Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders  that use  Clearstream  participants  or Euroclear  participants  to purchase  interests  in global  securities  from DTC  participants  or sellers  settling  through them for delivery  to  Clearstream  participants  or  Euroclear  participants  should  note that these  trades will automatically  fail on the sale  side  unless  affirmative  action  is taken.  At least  three  techniques should be available to eliminate this potential condition:

o    borrowing  interests in global  securities  through  Clearstream  or Euroclear for one day, until the purchase  side of the  intra-day  trade is reflected  in the  relevant  Clearstream  or Euroclear accounts, in accordance with the clearing system's customary procedures;

o    borrowing  interests in global  securities in the United States from a DTC  participant  no later than one day  prior to  settlement,  which  would  give  sufficient  time  for such  interests  to be reflected in the relevant  Clearstream or Euroclear  accounts in order to settle the sale side of the trade; or

o    staggering  the value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and  DTC  Purchaser.  Due  to  time  zone differences  in their  favor,  Clearstream  participants  and  Euroclear  participants  may  employ  their customary  procedures for  transactions in which  interests in global  securities are to be transferred by the respective  clearing  system,  through the respective  depository,  to a DTC  participant.  The seller will send  instructions  to Clearstream  or the Euroclear  operator  through a Clearstream  participant or
Euroclear  participant  at least one  business day prior to  settlement.  Clearstream  or  Euroclear  will instruct  its  respective  depository,  to  credit  an  interest  in the  global  securities  to  the  DTC participant's  account against payment.  Payment will include  interest  accrued on the global  securities from and including the last payment date to but excluding the  settlement  date.  The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following  business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be  back-valued  to the value date,  which would be the  preceding  day,  when  settlement  occurred through DTC in New York.  If  settlement  is not  completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities  holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address  outside the U.S.,  will be subject to the 30% U.S.  withholding  tax that typically applies to payments of interest,  including  original issue  discount,  on registered  debt issued by U.S.
persons, unless:

o    each  clearing  system,  bank or  other  institution  that  holds  customers'  securities  in the ordinary  course of its trade or  business  in the chain of  intermediaries  between  the  beneficial owner or a foreign  corporation  or  foreign  trust and the U.S.  entity  required  to  withhold  tax complies with applicable certification requirements; and

o    the  beneficial  owner takes one of the  following  steps to obtain an  exemption  or reduced tax rate:

o    Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global  securities that are
     Non-U.S.  persons  generally can obtain a complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of Foreign  Status of  Beneficial  Owner for United  States Tax
     Withholding.  Non-U.S.  persons  residing in a country  that has a tax treaty with the United  States can obtain an exemption or reduced tax rate,  depending on the treaty  terms,  by filing Form W-8BEN.
     If the information  shown on Form W-8BEN  changes,  a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.
     person,  including a non-U.S.  corporation or bank with a U.S. branch,  for which the interest income is effectively  connected  with its conduct of a trade or business in the United  States,  can obtain an  exemption  from the  withholding  tax by filing Form W-8ECI or  Certificate  of Foreign  Person's
     Claim for Exemption from Withholding on Income  Effectively  Connected with the Conduct of a Trade or
     Business in the United States.

o    Exemption  for U.S.  Persons—Form  W-9.  U.S.  persons can obtain a complete  exemption  from the withholding  tax by filing  Form W-9 or  Payer's  Request  for  Taxpayer  Identification  Number  and
     Certification.

         U.S.  Federal  Income Tax Reporting  Procedure.  The holder of a global  security or, in the case of a Form W-8BEN or Form W-8ECI filer,  his agent,  files by submitting the appropriate form to the person through whom it holds the  security—the  clearing  agency,  in the case of persons holding directly on the books of the  clearing  agency.  Form  W-8BEN and Form  W-8ECI  generally  are  effective  until the third succeeding  calendar  year  from the date the form is  signed.  However,  the  W-8BEN  and  W-8ECI  with a taxpayer  identification  number  will  remain  effective  until  a  change  in  circumstances  makes  any information on the form incorrect,  provided that the  withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o    a citizen or resident of the United States;

o    a corporation,  partnership or other entity treated as a corporation or a partnership  for United
     States federal  income tax purposes  organized in or under the laws of the United States or any state thereof,  including for this purpose the District of Columbia,  unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court  within the  United  States is able to  exercise  primary  supervision  of the administration  of the trust and one or more United States  persons have the authority to control all substantial decisions of the trust.

If the  information  shown on Form W-8BEN or Form W-8ECI  changes,  a new Form W-8BEN or Form  W-8ECI,  as applicable,  must be filed  within  30 days of the  change.  Certain  trusts  not  described  in the final bullet of the  preceding  sentence  in  existence  on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S.  person.  The term "Non-U.S.  person" means any person who is not a U.S.
person.  This summary does not deal with all aspects of U.S.  federal income tax  withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are  advised to consult  their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.